As filed with the Securities and Exchange Commission on November 15 , 2013

Registration No. 333-173048

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

PLYMOUTH OPPORTUNITY REIT, INC.

(Exact Name of Registrant as specified in its Governing Instruments)

260 Franklin Street, 19th Floor

Boston, Massachusetts 02110

(617) 340-3814

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey E. Witherell

Chief Executive Officer

Pendleton White, Jr.

President

Plymouth Opportunity REIT, Inc.

260 Franklin Street, 19th Floor

Boston, Massachusetts 02110

(617) 340-3814

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bryan L. Goolsby

X. Lane Folsom

Locke Lord LLP

2200 Ross Avenue, Suite 2200

Dallas, Texas 75201-6776

(214) 740-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

_________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

•	This Post-Effective Amendment No. 6 consists of the following:
•	Supplement No. 3, dated November 15, 2013, included herewith, which will be delivered as an unattached document along with the Prospectus;
•	Registrant’s Prospectus, dated May 1, 2013;
•	Part II of this Post-Effective Amendment No. 6, included herewith; and
•	Signatures, included herewith.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-173048

PLYMOUTH OPPORTUNITY REIT, INC.

SUPPLEMENT NO. 3 DATED NOVEMBER 15, 2013

TO THE PROSPECTUS DATED May 1, 2013

This document ("Supplement No. 3") supplements and should be read in conjunction with the prospectus of Plymouth Opportunity REIT, Inc. dated May 1, 2013 (the "Prospectus"). As used herein the terms "we," "our" and "us" refer to Plymouth Opportunity REIT, Inc. and, as required by context, Plymouth Opportunity OP, LP, which we refer to as our "operating partnership." Capitalized terms used in this supplement have the same meanings as set forth in the Prospectus. The purpose of this Supplement No. 3 is to, among other things:

•	update the status of the offering;
•	provide the revised form of subscription agreement;
•	disclose "Management's Discussion and Analysis of Financial Condition and Results of Operations," similar to that filed in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013, filed with the Securities and Exchange Commission (the "SEC") on November 14, 2013;
•	update "Description of Real Estate Investments;"
•	incorporate certain information by reference; and
•	disclose our unaudited financial statements as of and for the three and nine months ended September 30, 2013, as filed in our Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2013.

Status of the Offering

We commenced this offering of 65,000,000 shares of common stock on November 1, 2011. On July 26, 2012, we broke escrow with respect to subscriptions from all states where we are conducting this offering except Ohio, Pennsylvania and Tennessee, which have minimum offering amounts of $20.0 million, $25.0 million and $10.0 million, respectively. As of November 14, 2013, we had accepted aggregate gross offering proceeds of $9,446 million related to the sale of 1,064,991 shares of common stock, all of which were sold in the primary offering.

On October 18, 2013, our board of directors approved an extension of the termination date of this offering from November 1, 2013 to November 1, 2014. Accordingly, all references to the termination of this offering are revised to state that this offering will terminate on November 1, 2014 unless further extended. If we file another registration statement prior to November 1, 2014, we could continue to sell shares in this offering until the earlier of 180 days after November 1, 2014 or the effective date of the subsequent registration statement. We may continue to offer shares under our distribution reinvestment plan beyond the conclusion of the primary offering until we have sold 15,000,000 shares through the reinvestment of distributions. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the third anniversary of the termination of the primary offering, whenever that may be, in which case we will notify participants in the plan of such extension. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan. Our board of directors may terminate this offering at any time prior to the termination date.

Except with respect to subscriptions from Ohio, Pennsylvania and Tennessee, subscribers should make their checks payable to "Plymouth Opportunity REIT, Inc." Until we have raised $20.0 million, $25.0 million and $10.0 million, respectively, from persons not affiliated with us or our advisor, Ohio, Pennsylvania and Tennessee investors should continue to make their checks payable to "People's United Bank, as Escrow Agent for Plymouth Opportunity REIT, Inc."

Revised Subscription Agreement

A revised form of our subscription agreement is attached to this Supplement No. 3 as Appendix A and replaces the previous subscription agreement.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our Consolidated Financial Statements and the related notes that appear elsewhere in this document. This discussion also contains forward-looking statements that can be identified with the use of forward-looking terminology such as "may," "will," "seeks," "anticipates," estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ from those described in forward-looking statements. For a more detailed description of the risks affecting our financial condition and results of operations see "Risk Factors" in Item 1A of the Company’s Form 10-K for the year ended December 31, 2012, filed with the SEC on April 29, 2013.

General

We were incorporated in Maryland in March 2011 and qualified as a real estate investment trust, or “REIT”, for the taxable year ended December 31, 2012 by filing Form 1120-REIT with the Internal Revenue Service. On March 24, 2011, we filed a registration statement on Form S-11 with the SEC to offer a minimum of 250,000 shares of our common stock and a maximum 65,000,000 shares for sale to the public, of which 50,000,000 were registered in our primary offering and 15,000,000 were registered under our dividend reinvestment plan (the “Offering”). The SEC declared our registration statement effective on November 1, 2011, and we retained Plymouth Real Estate Capital, LLC, an affiliate of the Company, to act as the Dealer Manager of the Offering. The Dealer Manager is responsible for marketing our shares in our ongoing Offering. On July 26, 2012, we broke escrow in the Offering and through November 14, 2013 we had 1,064,991 shares of our common stock outstanding with gross offering proceeds of $9,446 million, all of which were sold in our primary offering. On October 18, 2013, our board of directors approved the extension of our Offering to November 1, 2014, provided that the Offering will be terminated if all 50,000,000 shares are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan for sale in our primary offering).

We intend to use substantially all of the proceeds from our ongoing Offering to acquire and operate a diverse portfolio of commercial real estate assets that are expected to provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise less than the anticipated market value or to expend capital to reposition or redevelop a property so as to increase its value over the amount of cash we paid to acquire and rehabilitate the property. In particular, we plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of acquiring a portfolio of income producing real estate properties and real estate related assets that provide attractive returns for our stockholders. We intend to primarily acquire, or participate in joint ventures owning a wide variety of commercial properties including office, industrial, retail, hospitality, medical office, single-tenant, multifamily, student housing and other real properties, including raw land. These properties are initially expected to be existing, income-producing properties. Additionally, we may invest in newly constructed properties or properties under development or construction. In addition, given the then existing economic conditions and subject to applicable REIT requirements, our investment strategy may also include investments in real estate-related assets such as mortgage, mezzanine, bridge and other loans and debt and equity securities issued by other real estate companies. However, we intend to limit these types of investments so that neither the Company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act of 1940. We expect to make our investments in real estate assets located in the United States. Our investment strategy is designed to provide our stockholders with a diversified portfolio of real estate assets.

Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego what we believe to be a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our Advisor presents us with attractive investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect.

Plymouth Real Estate Investors, Inc. (“Plymouth REI”) is our Advisor. As our Advisor, Plymouth REI manages our day-to-day operations and our portfolio of real estate properties and real estate-related assets. Plymouth REI makes recommendations on all investments to our board of directors. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the members of the corporate governance committee, not otherwise interested in the transaction. Plymouth REI will also provide asset-management, marketing, investor relations and other administrative services on our behalf.

The Company has operated in a manner that will allow it to qualify as a REIT for federal income tax purposes. The Company filed its initial Form 1120-REIT as its tax return for the taxable year ended December 31, 2012. If we fail to qualify as a REIT in any taxable year going forward, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution.

Liquidity and Capital Resources

We derive the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of our Offering, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

Through September 30, 2013, Plymouth REI, our advisor, has incurred $2,338,996 of costs on behalf of the Company. Pursuant to the terms of our advisory agreement with the Company, Plymouth REI has the right to defer (without interest) receipt of all of these fees. Of this amount, the Company has reimbursed $1,987,409 to our advisor and will continue to reimburse as cash flow permits. Simultaneous with selling common shares, offering costs will be charged to stockholders’ equity as a reduction of additional paid-in capital. Organizational costs will be expensed as they are reimbursed to our advisor.

We are offering and selling to the public up to 50 million shares of our common stock at $10.00 per share (subject to certain volume discounts). We are also offering up to 15 million shares of our common stock to be issued pursuant to our distribution reinvestment plan pursuant to which our stockholders may elect to have distributions reinvested in additional shares of our common stock at $9.50 per share.

As of October 1, 2013 we have made three equity investments through our operating partnership, Plymouth Opportunity OP LP (“OP”). The first was in Wynthrope Forest, a 270-unit, 23-building multifamily community in a suburb of Atlanta, Georgia. The second was in TCG Cincinnati DRE LP, a three-building industrial portfolio totaling approximately 576,751 square feet in the Greater Cincinnati area. The third was in TCG 5400 FIB LP, a warehouse/distribution facility in Atlanta, Georgia containing 682,750 rentable square feet.

Our cash needs for these acquisitions were met with the proceeds of the Offering. Operating cash needs during the same period were also met with proceeds from the Offering.

Proceeds from the Offering will continue to be applied to investments in properties and the payment or reimbursement of selling commissions and other fees and expenses related to our Offering. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of distributions.

The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or use for distributions, we will keep the net proceeds of our Offering in short-term, low-risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

Our principal demands for cash will be for acquisition costs, including the purchase price of the assets we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our Offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units issued by the OP.

As of November 14, 2013, we had gross offering proceeds of approximately $9,446 million, which satisfied our minimum offering amounts in all states except, Ohio, Pennsylvania and Tennessee. If we are unable to raise substantially more funds in the Offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in our Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor and Dealer Manager. During our organization and offering stage, these payments will include payments to the Dealer Manager for selling commissions and payments to our Advisor for reimbursement of certain organization and offering expenses. However, our Advisor has agreed to reimburse us to the extent that selling commissions and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our Advisor in connection with the selection and origination or purchase of real estate investments, the management of our assets and costs incurred by our Advisor in providing services to us. The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our Advisor and our corporate governance committee.

The Company has operated in a manner that allows it to qualify as a REIT for federal income tax purposes. The Company filed its initial Form 1120-REIT as its tax return for the taxable year ended December 31, 2012. To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gains). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly basis. We have not established a minimum distribution level.

Results of Operations

For the three and nine months ended September 30, 2013, we have a net loss of $758,136 and $2,271,546, respectively, due primarily to legal, professional, filing and printing costs incurred in connection with the commencement of our operations. During the three and nine months ended September 30, 2012, we had a net loss and net income of $947,215 and $947,034, respectively.

We acquired our initial investments, Wynthrope Forest and TCG Cincinnati DRE LP, with proceeds from the Offering. For the nine months ended September 30, 2013, we have received $109,047 of distributions relating to these investments and have recognized $176,898 of losses from these investments, mainly attributable to Wynthrope Forest. The Wynthrope Forest loss for the nine months ended September 30, 2013 is primarily due to a depreciation methodology change that increased the depreciation of non-building assets and expenses were slightly higher due to the timing of cost recognition resulting from the property management transition.

Cash flow from real estate will increase due to expected increases in the rate of raising funds and as the result of anticipated future acquisitions of additional real estate and real estate-related assets.

Salary reimbursement expenses for the three and nine months ended September 30, 2013 totaled $61,748 and $593,127, respectively, and for the three and nine months ended September 30, 2012, salary reimbursement expenses were $245,402. These expenses consisted primarily of the allocation of salary earned by employees of the Company’s affiliates for work performed on behalf of the Company.

Stock Dividends

We have declared a stock dividend of 15,833 shares of our common stock, $0.01 par value per share, or 1.5% of each outstanding share of common stock, to the stockholders of record at the close of business on September 30, 2013. These shares were distributed on October 15, 2013.

Critical Accounting Policies

Refer to the Company’s 2012 Annual Report on Form 10-K for a complete discussion regarding our critical accounting policies.

Earnings per Share

Basic earnings per share are calculated on the basis of weighted-average number of common shares outstanding during the period. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average common shares outstanding during the period.

Recently Issued Accounting Standards

None.

Description of Real Estate Investments

The following the table replaces the table under the caption "Description of Real Estate Investments" in the Prospectus:

Entity	Membership Percentage	Property Types	Locations	Acquisition Date	Remaining Lease Terms (1)	Number of Units/Sq Ft.	Annualized NOI	Annualized Rental Income per Square Foot
Wynthrope Holdings LLC	51.5%	Multifamily	Riverdale (Atlanta, GA)	8/17/12	6 mos.	270 Units	$571,260	$8.07
TCG Cincinnati DRE LP	12%	Industrial	Cincinnati, OH	9/10/12	4 yrs. 4 mos.	76,751 sq. ft.	$1,635,702	$5.24
TCG 5400 FIB LP	47.62%	Warehouse/ Distribution	Atlanta, GA	10/1/13	7 yrs.	682,750 sq. ft.	$1,902,857	$3.43

(1)   Remaining lease term in years as of June 30, 2013, calculated on a weighted average basis, where applicable.

Incorporation of Certain Information by Reference

The following disclosure is added following the third bullet point under the caption "Incorporation of Certain Information by Reference" in the Prospectus:

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 16, 2013;

•	Schedule 14A, containing the proxy statement for the Annual Meeting of Stockholders held on June 17, 2013 filed with the SEC on May 17, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 14, 2013;

•	Current Report on Form 8-K filed with the SEC on June 21, 2013;

•	Current Report on Form 8-K filed with the SEC on October 3, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 14, 2013

F-1

ITEM 1. FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

Unaudited

	September 30, 2013	December 31, 2012

Assets
Investments in Joint Ventures	$1,356,082	$1,642,027
Cash	4,175,202	174,442
Security Deposit	16,733	16,733
Due From Affiliate	9	9,431
Total Assets	$5,548,026	$1,842,633

Liabilities and Equity
Accounts Payable	$241,007	$—
Accrued Expenses	161,889	381,432
Accrued Directors Fees	—	49,500
Total Liabilities	402,896	430,932

Preferred Stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Common Stock, $.01 par value, 1,000,000,000 shares authorized, 1,064,991 and 367,841 shares issued and outstanding, respectively	10,493	3,678
Common Stock Dividend Distributable	158	—
Total Common Stock	10,651	3,678
Additional Paid-In Capital	9,991,918	3,620,709
Accumulated Deficit	(4,857,439)	(2,212,686)
Total Equity	5,145,130	1,411,701
	$5,548,026	$1,842,633

The accompanying notes are an integral part of these consolidated financial statements.

F-2

PLYMOUTH OPPORTUNITY REIT, INC.

CONSOLIDATED INCOME STATEMENTS

Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Income (Loss)
Equity Investment Income (Loss)	$(27,636)	$16,477	$(176,898)	$16,477
Realized Gain on Sale of REIT Securities	—	—	—	205
Interest Income	1	—	5	—
Total Income (Loss)	(27,635)	16,477	(176,893)	16,682

Expenses
Professional Services	325,482	455,260	600,064	455,260
Marketing	65,153	37,000	158,513	37,000
Rent and Lease Costs	38,435	79,821	157,429	79,821
Directors Fees, including Stock Compensation	42,000	—	133,500	—
Commissions and Fees	—	105,900	—	105,900
Insurance	12,439	12,914	93,968	12,914
Salary Reimbursement	61,748	245,402	593,127	245,402
General and Administrative	185,244	27,395	358,052	27,419
Total Expenses	730,501	963,692	2,094,653	963,716

Net Loss	$(758,136)	$(947,215)	$(2,271,546)	$(947,034)

Weighted Average Number of Shares Outstanding	632,884	55,699	516,146	66,987
Basic and Diluted Loss Per Share	$(1.20)	$(17.01)	$(4.40)	$(14.14)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PLYMOUTH OPPORTUNITY REIT, INC.

CONSOLIDATED STATEMENTS OF EQUITY

Unaudited

	Common Stock, $.01 par value
	Shares	Amount	Dividend Distributable	Additional Paid-In Capital	Accumulated Deficit	Total Equity
Balance, January 1, 2012	20,000	$200	$—	$199,800	$1,070	$201,070
Issuance of common stock for cash	331,500	3,315	—	3,257,664	—	3,260,979
Stock compensation	11,633	116	—	116,214	—	116,330
Stock dividends	4,708	47	—	47,031	(47,078)	—
Net loss	—	—	—	—	(2,166,678)	(2,166,678)
Balance, December 31, 2012	367,841	3,678	—	3,620,709	(2,212,686)	1,411,701

Issuance of common stock for cash net of share issuance costs of $163,525	598,550	5,986	—	5,815,989	—	5,821,975
Stock compensation	18,300	183	—	182,817	—	183,000
Stock dividends	37,321	216	158	372,833	(373,207)	—
Issuance of common stock for volume discount	16,285	163	—	(163)	—	—
Issuance of common stock for origination fees	26,694	267	—	(267)	—	—
Net loss	—	—	—	—	(2,271,546)	(2,271,546)
Balance, September 30, 2013	1,064,991	$10,493	$158	$9,991,918	$(4,857,439)	$5,145,130

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PLYMOUTH OPPORTUNITY REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	Nine Months
	Ended September 30,

	2013	2012
Cash from operating activities
Net loss	$(2,271,546)	$(947,034)
Realized gain on sale of REIT securities	—	(205)
Changes in due from affiliate	9,422	—
Equity investment loss(income)	176,898	(16,477)
Directors fees – stock compensation	183,000	—
Accounts payable	241,007	—
Accrued expenses	(269,043)	—
Net cash used for operating activities	(1,930,262)	(963,716)

Cash from investing activities
Investment in Real Estate	—	(1,750,000)
Changes in deposits	—	(100,000)
Proceeds from sale of REIT securities	—	25,630
Net cash used for investing activities	—	(1,824,370)

Cash from financing activities
Distributions from investments in joint ventures	109,047	—
Proceeds from issuance of common stock	5,985,500	3,235,980
Share issue costs	(163,525)	—
Net cash provided by financing activities	5,931,022	3,235,980

Net increase in cash	4,000,760	447,894
Cash at the beginning of the period	174,442	175,645
Cash at the end of the period	$4,175,202	623,539

Disclosure of non-cash financing activities: Common stock distributed or distributable as dividends:
Common stock	$374	$—
Additional paid-in capital	372,833	—
Fair value of stock dividend	$373,207	$—

Issuance of common stock for volume discount	$163	$—
Issuance of common stock for origination fees	$267	$—

The accompanying notes are an integral part of these consolidated financial statements

F-5

Plymouth Opportunity REIT, Inc.
Notes to Consolidated Financial Statements

(1)  Business

Plymouth Opportunity REIT, (the "Company") is a Maryland corporation formed on March 7, 2011. The Company intends to acquire and operate on an opportunistic basis commercial real estate and real estate-related assets that exhibit current income characteristics. In particular, the Company intends to focus on acquiring commercial properties located in markets and submarkets with growth potential and those available from sellers who are distressed or face time-sensitive deadlines. In addition, our opportunistic investment strategy may include investments in real estate-related assets with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning. The Company may acquire, or participate in joint ventures owning a wide variety of commercial properties including office, industrial, retail, hospitality, medical office, single-tenant, multifamily and other real properties.

All references to the Company refer to Plymouth Opportunity REIT, Inc. and its subsidiaries, collectively, unless the context otherwise requires.

The Company has operated in a manner that will allow it to qualify as a REIT for federal income tax purposes. The Company filed its initial Form 1120-REIT as its tax return for the taxable year ended December 31, 2012. The Company utilizes an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) organizational structure to hold all or substantially all of its properties and securities through an operating partnership, Plymouth Opportunity OP, LP (the “Operating Partnership").

On March 11, 2011, the Company sold 20,000 shares of common stock to Plymouth Group Real Estate, LLC (the “Sponsor”), at a price of $200,000, or $10 per share. As of November 14, 2013, the Company has 1,064,991 shares outstanding for gross offering proceeds of $9.446 million.

The Company has retained Plymouth Real Estate Investors, Inc. (the “Advisor” or “Plymouth REI”) to serve as its advisor. The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its assets. The Company has retained Plymouth Real Estate Capital, LLC (the “Dealer Manager”), and a member of FINRA, to act as the exclusive Dealer Manager for this offering. The Advisor and the Dealer Manager are affiliates of the Sponsor.

(2)  Summary of Significant Accounting Policies

Basis of Presentation

These interim condensed consolidated financial statements include the accounts of the Company and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All significant intercompany transactions have been eliminated in consolidation. These interim condensed consolidated financial statements include adjustments of a normal and recurring nature considered necessary by management to fairly present the Company’s financial position and results of operations. These interim condensed consolidated financial statements may not be indicative of financial results for the full year. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. The interim condensed consolidated financial statements and notes thereto should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Equity Method Accounting

The Company may acquire equity interests in various limited partnerships or other entities. In certain cases where the Company has the ability to exercise significant influence over the borrower, it accounts for its equity interest under the equity method of accounting. Under the equity method of accounting, the Company recognizes the proportional share of the investee’s net income or loss as determined under GAAP in the Company’s results of operations.

F-6

Plymouth Opportunity REIT, Inc.
Notes to Consolidated Financial Statements

(2) Summary of Significant Accounting Policies – (continued)

Earnings per Share

Basic earnings per share are calculated on the basis of weighted-average number of common shares outstanding during the year. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average common shares outstanding during the period.

(3) Initial Public Offering

The Company is offering for sale up to $642,500,000 in shares of common stock, of which 50,000,000 shares are offered to investors at a price of $10.00 per share, and of which 15,000,000 shares are offered to participants in the Company’s distribution reinvestment plan at a price of $9.50 per share (the “Initial Public Offering”). The Company commenced the Initial Public Offering on November 1, 2011. As of November 14, 2013, the Company had reached gross offering proceeds of approximately $9,446 million, which is sufficient to satisfy minimum offering amounts in all states where the Company is conducting its offering except Ohio, Pennsylvania and Tennessee.

The Company has the right to reallocate the shares of common stock offered between the Company’s primary public offering and the Company’s distribution reinvestment plan. The Dealer Manager is providing dealer manager services in connection with the Initial Public Offering. The Initial Public Offering is a best efforts offering, which means that the Dealer Manager is not required to sell any specific number or dollar amount of shares of common stock in the offering but will use its best efforts to sell the shares of common stock. The Initial Public Offering is a continuous offering that will end within two years of November 1, 2011, unless it is extended in states that permit such an extension. In certain states, the Initial Public Offering must be renewed after one year of offering. On October 18, 2013, our board of directors approved the extension of our Initial Public Offering to November 1, 2014, provided that the Initial Public Offering will be terminated if all 50,000,000 shares are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan for sale in our Initial Public Offering).

(4)  Related Party Transactions

The Company is a party to an advisory agreement dated July 27, 2011 with Plymouth REI which entitles Plymouth REI to specified fees upon the provision of certain services with regard to the Initial Public Offering and investment of funds in real estate and real estate related investments, among other services, as well as reimbursement for organization and offering costs incurred by Plymouth REI and its affiliates on behalf of the Company and certain costs incurred by Plymouth REI and its affiliates in providing services to the Company. The Company also entered into an agreement with the Sponsor, an affiliate of the Advisor, to earn an origination fee based on the equity funded to acquire investments.

Type of Compensation	Form of Compensation
Organization and Offering Costs	Reimbursement of organization and offering costs to the Advisor or its affiliates for cumulative organization and offering costs, but only to the extent that the total organizational and offering costs borne by the Company do not exceed 15.0% of gross offering proceeds as of the date of the reimbursement. Total organization and offering costs reimbursed to the Advisor for the nine months ended September 30, 2013 are $380,244.
Acquisition and Advisory Fees	Reimbursement of acquisition costs and origination fees to the Advisor and its affiliates for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on the Company’s behalf, regardless of whether the Company actually acquires the related assets.
Asset Management Fee	Monthly asset management fees paid to the Advisor equal to one-twelfth of 1.0% of the sum of the cost of each asset, where cost equals the amount actually paid. Total asset management fees incurred as of September 30, 2013 are $13,125.

F-7

Plymouth Opportunity REIT, Inc.
Notes to Consolidated Financial Statements

(4)  Related Party Transactions– (continued)

Common Stock	Common Stock issuable upon occurrence of certain events will be paid to the Sponsor as an origination fee equal to 3% of the equity funded to acquire the investments. This fee will be payable semi-annually in shares of the Company’s common stock, which shares will be valued at a price equal to the price then payable for shares redeemed under the Company’s share redemption program, provided such price shall not be less than $10.00 per share. The aggregate origination fee payable to the Sponsor will not exceed 3% of the net proceeds of the Company’s primary offering of shares as of the time of such payment. Total shares issued through September 30, 2013 are 26,694 for a value of $266,945.
Subscription Processing Fee	Monthly subscription processing fee to the Advisor equal to $35 per subscription agreement received and processed by the Advisor. The Advisor at its sole discretion may defer all or any portion of the $35 per subscription agreement fee payable.
Expense Reimbursement	Reimbursement to the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse our Advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income. During the nine months ended September 30, 2013, the Company reimbursed $542,165 of various operating expenses.
Termination	Upon termination or nonrenewal of the advisory agreement, the Advisor shall be entitled to receive an amount, payable in the form of an interest bearing promissory note, equal to 15% of the amount by which (i) our adjusted market value plus distributions exceeds (ii) the aggregate capital contributed by investors plus an amount equal to an 8% cumulative, non-compounded return to investors.

Pursuant to the terms of the agreement with its Advisor, Plymouth REI has the right to defer (without interest) receipt of all of these fees and expenses, including an additional $657,628 of organization and offering costs that have yet to be, but could be, billed to the Company.

As of September 30, 2013, the Company was reimbursed by the Dealer Manager for all outstanding costs reimbursable under the expense sharing agreement signed August 1, 2012.

For the three and nine months ended September 30, 2013, the Company has incurred $355,050 and $430,470, respectively, in commissions and dealer manager fees to the Dealer Manager related to the issuance of common stock. For the three and nine months ended September 30, 2012, the Company has incurred $105,900 in commissions and dealer manager fees to the Dealer Manager related to the issuance of common stock.

As more fully described in Note 5, the Company and Colony Hills Capital, LLC are each members of Colony Hills Capital Residential II, LLC.  Colony Hills Capital, LLC is also a shareholder of the Company.

(5)  Investments in Joint Ventures

On August 17, 2012, the Company, through its operating partnership, Plymouth Opportunity OP LP, acquired a 51.5% equity interest in the Class A shares of Colony Hills Capital Residential II, LLC (“CHCR II”) which is a joint venture with Colony Hills Capital, LLC. The Company has no controlling interest in CHCR II. CHCR II is the sole member of Wynthrope Holdings, LLC, which owns Wynthrope Forest Apartments, a 23 building, 270 unit multifamily complex located in Riverdale, a suburb of Atlanta, Georgia. The property was 93.3% occupied at the time of acquisition, with a majority of leases ranging from one year or longer. The purchase price for the equity interest was $1,250,000. The total purchase price the joint venture paid for the property was $13.9 million, which included $10.6 million of secured debt.

On September 10, 2012, the Company, through its operating partnership, Plymouth Opportunity OP LP, acquired a 12% limited partnership interest in TCG Cincinnati DRE LP (the “Partnership”). The Partnership owns three Class B industrial buildings comprised of approximately 576,751 square feet located in the Greater Cincinnati area. All three buildings were 100% occupied at the time of the investment, consisting of four tenants with leases of two to

F-8

Plymouth Opportunity REIT, Inc.
Notes to Consolidated Financial Statements

(5)  Investments in Joint Ventures – (continued)

ten years. The purchase price for the equity interest acquired by the Company was $500,000. The Company funded the purchase price of these investments with proceeds from its Initial Public Offering.

The Company performed an analysis to determine whether or not these entities represent variable interest entities (“VIE”s), and if the Company is the primary beneficiary (“PB”) of the VIEs.

The Company concluded that CHCR II is a VIE. The Company has determined that it is not the PB of the VIE as the Company does not have the ability to make decisions over the activities that most significantly impact the performance of CHCR II. The Company accounts for the CHCR II investment as an equity method investment.

The Company has concluded that the Partnership is not a VIE. The Company does not have control over the Partnership and accounts for this investment as an equity method investment.

The Company accounts for these investments using equity method accounting, as the Company has significant influence over the entities, but does not have control over the entities. During the three and nine months ended September 30, 2013, the Company recorded $27,636 and $176,898 of losses, respectively, and $29,755 and $109,047 of distributions from these investments, respectively.

For the nine months ended September 30, 2013, CHCR II and the Partnership had combined revenues of $3,469,316 and expenses of $3,469,772, respectively.

(6)  Subsequent Events

On October 1, 2013, Plymouth Opportunity REIT, Inc. (the "Company") through its operating partnership, Plymouth Opportunity OP LP, completed an investment in TCG 5400 FIB LP ("5400 FIB"), which owns a recently acquired a warehouse facility (the “Property”) in Atlanta, Georgia containing 682,750 rentable square feet of space. The initial purchase price of the Property by 5400 FIB was $21.9 million which included $15.0 million of secured debt. At the time of the investment, the Property was 100% leased. The Company funded its investment in 5400 FIB with $3.5 million of proceeds from its Initial Public Offering.

On November 7, 2013, the Board of Directors declared a stock dividend of 1.5% of each outstanding share of common stock, $0.01 par value per share, to the stockholders of record at the close of business on December 31, 2013 to be issued on January 15, 2014.

F-9

APPENDIX A

REVISED SUBSCRIPTION AGREEMENT

PLYMOUTH REIT

Plymouth Opportunity REIT, Inc.
Subscription Agreement

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $____________________ for ____________ shares.
   - ☐ Initial Subscription (minimum of $5,000)
   - ☐ Additional Subscription

2. Payment will be made with:
   - ☐ Enclosed Check
   - ☐ Funds Wired from ____________________
   - ☐ Funds to follow from ____________________

B REGISTRATION INFORMATON (or Trustees if applicable)

Investor Name

Mailing Address

City | State | Zip

Phone | Business Phone

SSN or Tax ID | Date of Birth

Street Address (if different from mailing address or if mailing address is a PO Box)

City | State | Zip

INVESTOR CITIZENSHIP STATUS (CHECK ONE)

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

Co-Investor Name (if applicable)

Mailing Address

City | State | Zip

Phone | Business Phone

SSN or Tax ID | Date of Birth

JOINT INVESTOR CITIZENSHIP STATUS (CHECK ONE)

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

C TYPE OF REGISTRATION (please complete either section 1 or 2 but not both, and section 3, if applicable)

1. **Non-Custodial Registration**
   - ☐ **Individual** (one signature required)
   - ☐ **Joint Tenants with Right of Survivorship** (all parties must sign)
   - ☐ **Tenants in Common** (all parties must sign)
   - ☐ **Transfer on Death** (Must complete Transfer on Death Reg. Form)
   - ☐ **Trust** (trustee or grantor signatures and trust documents required)
   - ☐ **Pension or other Retirement Plan** (Include Plan Documents)
   - ☐ **Corporation or Partnership** ☐ S-Corp ☐ C-Corp (will default to S-Corp if nothing checked. Authorized signature and Corporate Resolution required)
   - ☐ **Uniform Gift/Transfer to Minors** (UGMA/UTMA adult custodian signature required)
     State of ____________________
     Custodian for ____________________
   - ☐ **Trust** (trustee or grantor signatures and trust documents required)

   Type of Trust (Specify i.e., Family, Living, Revocable, etc.)

   Name of Trust

   Date of Trust | Tax ID # (if applicable)

   - ☐ **Other** ____________________
     (Specify and include title and signature pages)

2. **Custodial Ownership**

3. **Custodial or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)**

   Name

   Street/PO Box

   City | State | Zip

   Custodian Tax ID # (provided by Custodian)

   Custodial or Clearing Firm/Platform Account #

E INVESTOR(S) SIGNATURES – continued

Investor's Signature _______________ Date

Custodial Signature _______________ Date

Co-Investors Signature _______________ Date

F REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative) – IF APPLICABLE

1. Name of RIA Representative

Mailing Address

City State Zip

Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

2. Name of RIA Firm

SEC Registered RIA ☐ Yes ☐ No

State Registered RIA ☐ Yes ☐ No

States Registered:

RIA IARD

Name of Clearing/Custody Firm

Name of Affiliate Broker Dealer (if applicable)

G REGISTERED INVESTMENT ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objective, I hereby certify to Plymouth Opportunity REIT, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in Plymouth Opportunity REIT, Inc. is a suitable and appropriate investment for this investor.

X

Signature of RIA Representative

X

Signature of Broker/Dealer or Clearing Firm/Platform

H REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1. Name of Registered Representative

Rep CRD #

Mailing Address

City State Zip

2. Name of Broker-Dealer

Firm CRD #

Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

X

Rev. 10/11/13

PAYMENT INSTRUCTIONS

The Subscription Agreement, together with the purchase price, should be delivered to the Company by one of the following methods:

Standard or Express/Overnight Mail

Plymouth Opportunity REIT, Inc.
c/o Plymouth Real Estate Capital, LLC
260 Franklin Street, 19th Floor
Boston, Massachusetts 02110
Phone (617) 340-3814

Wiring Instructions

People's United Bank
Two Burlington Square
Burlington, VT 05401
ABA #: 221172186
A/C # 0019100316
Attn: Institutional Trust
F/B/O: Plymouth Opportunity REIT, Inc. Escrow

ACCEPTABLE FORMS OF PAYMENT

1. Wire Transfer
2. Pre-printed personal checks
3. Cashier's check (with remitter's name imprinted)
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirements

Pay to the order of "Plymouth Opportunity REIT, Inc."

WE CANNOT ACCEPT: Money orders, temporary (not pre-printed) checks or third party checks.

PLYMOUTH OPPORTUNITY REIT, INC.

Maximum Offering of 65,000,000 Shares of Common Stock
Minimum Offering of 250,000 Shares of Common Stock

Plymouth Opportunity REIT, Inc. is a recently organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, and to acquire and operate a diverse portfolio of real estate assets. We will continue to primarily acquire office, industrial, retail, hospitality, medical office, single-tenant, multifamily and other properties. We may also originate or invest in real estate-related securities, mortgage, bridge or mezzanine loans, or in entities that make similar investments. We expect to make our investments in real estate assets located in the United States. We are offering up to 50,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering up to 15,000,000 shares pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of our common stock. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.

Investing in our common stock involves a high degree of risk. You should only purchase shares if you can afford a complete loss. See "Risk Factors" beginning on page 24. These risks include the following:

•	The amount of distributions that we may pay to our stockholders, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our shares and you may lose your investment.
•	We are considered to be a "blind pool" because we own only two investments and have not identified most of the investments we will make with proceeds from this offering. You will be unable to evaluate the economic merit of our future investments before we make them and there may be a substantial delay in receiving a return, if any, on your investment.
•	There are substantial conflicts among us and our sponsor, advisor and dealer manager, such as the fact that our principal executive officers own a controlling interest in our sponsor, advisor and dealer-manager, and our sponsor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives.
•	No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount.
•	We will only pay distributions to our stockholders from net operating cash flow under GAAP. There can be no assurance the company will ever generate cash from operations. As a result, you may never receive any distributions.
•	Our advisor and its affiliates will face conflicts of interest caused by their compensation arrangements with us that were not the result of arm’s-length negotiations.
•	Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are funds held in trust until subscriptions are accepted and funds are released.

							Net Proceeds
	Price		Selling		Dealer		(Before
	to Public		Commissions		Manager Fee		Expenses)**

Primary Offering
Per Share	$10.00	*	$0.40	*	$0.10	*	$9.50
Total Minimum	$2,500,000	*	$100,000	*	$25,000	*	$2,375,000
Total Maximum	$500,000,000	*	$20,000,000	*	$5,000,000	*	$475,000,000
Distribution Reinvestment Plan
Per Share	$9.50		$0.00		$0.00		$9.50
Total Maximum	$142,500,000		$0.00		$0.00		$142,500,000

*	Volume discounts are available for some categories of investors. Reductions in commissions result in reductions in the purchase price.

**	There will be additional items of value paid in connection with this offering which are viewed by FINRA as underwriting compensation. Payment of this additional underwriting compensation will reduce the proceeds to us, before expenses. See "Plan of Distribution."

The dealer manager of this offering, Plymouth Real Estate Capital LLC, is a member firm of the Financial Industry Regulatory Authority (FINRA), is our affiliate and will offer the shares on a best-efforts basis. We expect to offer the 50,000,000 shares in our primary offering until November 1, 2013. If we decide to continue our primary offering beyond that date, we will provide that information in a prospectus supplement. We will not sell any shares in Ohio, Pennsylvania and Tennessee until we have raised $20.0 million, $25.0 million and $10.0 million, respectively. We may continue to sell shares under our distribution reinvestment plan until we have sold 15,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering We may terminate this offering at any time.

The date of this prospectus is May 1, 2013

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Initially, we will not have a public market for our common stock, and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:

•	Kentucky — Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

•	Massachusetts, Pennsylvania and Oregon — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Pennsylvania or Oregon resident’s net worth.

•	Iowa and Nebraska — Investors must have either (a) a minimum net worth of at least $350,000 (exclusive of home, auto and home furnishings) or (b) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and home furnishings). The maximum investment in the issuer and its affiliates cannot exceed 10% of the resident’s net worth.

•	Michigan — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The maximum investment in the issuer and its affiliates cannot exceed 10% of the Michigan resident’s net worth.

•	Ohio – In addition to the suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in our shares and securities of other non-traded real estate investment programs. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	Tennessee — In addition to the suitability requirements described above, investors’ maximum investment in our shares and our affiliates shall not exceed 10% of the resident’s net worth.

•	Kansas, Idaho and Maine — In addition to the suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	Missouri — In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

•	California and Oklahoma — In addition to the suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

•	Alabama and Mississippi — In addition to the suitability standards above, shares will only be sold to Alabama and Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

•	North Dakota — Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and our affiliates and that they meet one of the established suitability standards.

•	Ohio – The minimum aggregate closing amount for Ohio investors is $20,000,000.

•	Pennsylvania — Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $25,000,000.

•	Tennessee – The minimum aggregate closing amount for Tennessee investors is $10,000,000.

In all states listed above, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.

 Each sponsor, participating broker-dealer, authorized representative or any other person selling shares on our behalf is required to:

•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you in the subscription agreement (Appendix A), consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

In order to ensure adherence to the suitability standards above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix A. In addition, our advisor and dealer manager must make every reasonable effort to determine that the purchase of our shares (including the purchase of our shares through the automatic purchase plan) is a suitable and appropriate investment for an investor. In making this determination, our advisor and dealer manager will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed Subscription Agreements will be maintained in our records for six years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the USA PATRIOT Act), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any "Prohibited Partner," which means anyone who is:

•	a "designated national," "specially designated national," "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization," or "blocked person" within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department; or

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

Table of Contents

PROSPECTUS SUMMARY	1
RISK FACTORS	24
Risks Related to an Investment in Plymouth Opportunity REIT	24
Risks Related to Our Business in General	32
General Risks Related to Investments in Real Estate	40
Risks Associated with Debt Financing	47
Risks Related to Investments in Real Estate-Related Securities	49
Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans	59
Federal Income Tax Risks	51
Risks Related to Investments by Individual Retirement Accounts (IRAs) and Benefit Plans Subject to ERISA	55
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	56
ESTIMATED USE OF PROCEEDS	56
MANAGEMENT	60
Board of Directors	60
Selection of Our Board of Directors	61
Committees of the Board of Directors	61
Executive Officers and Directors	63
Compensation of Directors	65
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	66
The Advisor	66
The Advisory Agreement	68
Sub-Advisors	69
Sub-Advisory Agreements	72
Initial Investment by Our Sponsor	72
Other Affiliates	73
Management Decisions	73
MANAGEMENT COMPENSATION	74
STOCK OWNERSHIP	80
CONFLICTS OF INTEREST	80
Our Affiliates’ Interests in Other Plymouth Real Estate Programs	80
Receipt of Fees and Other Compensation by Plymouth Real Estate Investors and its Affiliates	82
Our Board’s Loyalties to Plymouth and Possible Future Plymouth-Sponsored Programs	82
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	83
Affiliated Dealer Manager	83
Affiliated Sub-Advisors	83
Certain Conflict Resolution Measures	84
INVESTMENT OBJECTIVES AND CRITERIA	89
Acquisition and Investment Policies	90
Acquisition of Properties from Affiliates	96
Terms of Leases and Tenant Creditworthiness	96
Multifamily Properties	97
Hospitality	97
i

Joint Venture Investments	98
Borrowing Policies	98
Disposition Policies	99
Charter-imposed Investment Limitations	100
Investment Limitations to Avoid Registration as an Investment Company	101
Change in Investment Objectives and Limitations	103
DESCRIPTION OF REAL ESTATE INVESTMENTS	104
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	105
Overview	105
Market Outlook — Real Estate and Real Estate Finance Markets	106
Liquidity and Capital Resources	106
Results of Operations	108
Organization and Offering Costs	108
Critical Accounting Policies	109
FEDERAL INCOME TAX CONSIDERATIONS	111
Taxation of Plymouth Opportunity REIT	112
Taxation of Stockholders	123
Backup Withholding and Information Reporting	127
Tax Aspects of Our Operating Partnership	128
Other Tax Considerations	130
ERISA CONSIDERATIONS	131
Prohibited Transactions	132
Plan Asset Considerations	132
Other Prohibited Transactions	134
Annual Valuation	134
DESCRIPTION OF SHARES	136
Common Stock	136
Preferred Stock	136
Meetings and Special Voting Requirements	137
Advance Notice for Stockholder Nominations for Directors and Proposals of New Business	137
Restriction on Ownership of Shares	137
Distributions	139
Inspection of Books and Records	140
Business Combinations	140
Control Share Acquisitions	141
Subtitle 8	141
Tender Offers by Stockholders	142
Distribution Reinvestment Plan	142
Share Redemption Program	144
Registrar and Transfer Agent	147
Restrictions on Roll-Up Transactions	147
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THE OPERATING PARTNERSHIP AGREEMENT	149
General	149
Capital Contributions	149
Operations	149
Distributions	150
Exchange Rights	151
Transferability of Interests	151
PLAN OF DISTRIBUTION	152
General	152
Plymouth Real Estate Capital	152
Compensation of Dealer Manager and Participating Broker-Dealers	152
Dealer Manager and Participating Broker-Dealer Compensation	153
Volume Discounts	154
Subscription Procedures	156
Suitability Standards	157
Special Notice to Ohio, Pennsylvania and Tennessee Investors	157
Investments by Qualified Accounts	158
Investments through IRA Accounts	158
SUPPLEMENTAL SALES MATERIAL	159
LEGAL MATTERS	160
EXPERTS	160
WHERE YOU CAN FIND MORE INFORMATION	160
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	160
Appendix A — Form of Subscription Agreement with Instructions	A-1
Appendix B — Distribution Reinvestment Plan	B-1

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PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term "prospectus" refers to this prospectus as amended and supplemented. This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the "Questions and Answers About This Offering" section immediately following this summary. This section and the "Questions and Answers About This Offering" section do not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements incorporated by reference in this prospectus

What is Plymouth Opportunity REIT, Inc.?

Plymouth Opportunity REIT, Inc. is a Maryland corporation formed in March 2011 that intends to elect to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code, beginning with the taxable year ending December 31, 2012. We intend to primarily acquire and operate a diverse portfolio of commercial real estate assets that are expected to provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise less than the anticipated market value or to expend capital to reposition or redevelop a property so as to increase its value over the amount of cash we paid to acquire and rehabilitate the property. In particular, we plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of acquiring a portfolio of income producing real estate properties and real estate related assets that provide attractive returns for our investors. Our advisor intends to focus on markets that our advisor determines demonstrate sustainable value and/or growth potential and on those sellers who are distressed or face time-sensitive deadlines. As of the date of this prospectus, we have not identified any particular markets or asset types on which we intend to focus, and the exact markets and asset types that will ultimately be targeted by our advisor will depend upon its evaluation of property prices and other economic considerations impacting the particular markets. Our board and our management, including our advisor and its sub-advisors, have extensive experience evaluating and investing, directly or indirectly as a joint venture partner, in numerous types of properties. We intend to primarily acquire, or participate in joint ventures owning, a wide variety of commercial properties, including office, industrial, retail, hospitality, medical office, single-tenant, multifamily, student housing and other real properties, including raw land. These properties are initially expected to be existing, income-producing properties; additionally, we may invest in newly constructed properties or properties under development or construction. In addition, given economic conditions as of the date of this prospectus, subject to applicable REIT requirements, our investment strategy may also include investments in real estate-related assets such as mortgage, mezzanine, bridge and other loans and debt and equity securities issued by other real estate companies; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act of 1940, as amended (Investment Company Act). We expect to make our investments in real estate assets located in the United States. Our investment strategy is designed to provide investors with a diversified portfolio of real estate assets.

We plan to own substantially all of our assets and conduct our operations through Plymouth Opportunity OP LP, which we refer to as our operating partnership in this prospectus. We are the sole general partner of and own a 0.1% partnership interest in Plymouth Opportunity OP. Plymouth OP Limited, LLC, our wholly owned subsidiary, is the sole limited partner and the owner of the remaining 99.9% interest in Plymouth Opportunity OP.

As of the date of this prospectus, we indirectly own, through our operating partnership, equity interests in two entities, one of which owns a multi-family property and the other owns three industrial buildings. Except as described in a supplement to this prospectus, we have not identified any additional assets to acquire with the proceeds of this offering. As a result, we are considered to be a blind pool.

Our office is located at Two Liberty Square, 10th Floor, Boston, Massachusetts 02109. Our telephone number is (617) 340-3814. Our website is www.plymouthreit.com.

What is a REIT?

In general, a REIT is a company that:

•	pays distributions to stockholders of at least 90% of its REIT taxable income;
•	avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that is distributed to its shareholders in the form of deductible dividends, provided certain income tax requirements are satisfied;

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•	combines the capital of many investors to acquire or provide financing for real estate-based investments; and

•	offers the benefit of a diversified real estate portfolio under professional management.

Who is the Company’s advisor?

Our external advisor is Plymouth Real Estate Investors, Inc., a Massachusetts corporation that was formed on August 24, 2009. Plymouth Real Estate Investors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf. Our advisor manages our day-to-day operations and our portfolio of real estate investments, and provides asset-management, marketing, investor relations and other administrative services on our behalf. Our board of directors has a fiduciary duty to our stockholders to supervise the actions of our advisor. Our advisor has also entered into sub-advisory agreements with Haley Real Estate Group, LLC, an Omaha, Nebraska-based multi-family real estate investment group (the "Haley Group"), to assist our advisor in identifying and selecting multi-family properties for possible acquisition by our company and Oxford Capital Group, LLC ("Oxford"), a Chicago-based real estate, asset management and investment holding company, to assist our advisor in identifying and selecting hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing for possible acquisition by our company. Mr. Daniel Clatanoff controls the Haley Group, and Mr. John Rutledge controls Oxford. Four executive officers and the sole member of the Haley Group and Oxford are members of our sponsor.

Who manages the Company?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter. We have five members on our board of directors. A majority of the directors is independent of our advisor and these directors are responsible for reviewing our advisor's performance. Our directors are elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.

What is the experience of your sponsor?

Our sponsor, Plymouth Group Real Estate LLC, is controlled by Jeffrey Witherell, Pendleton White, Jr. and Donna Brownell. Plymouth Group Real Estate and its affiliates have a significant amount of experience in buying, managing and disposing of real estate investments. They have numerous business relationships in the real estate and financial services industries that enable our sponsor, through our advisor (a wholly-owned subsidiary of our sponsor), to effectively operate and manage our company. Messrs. Witherell and White each have been involved in real estate and investment sales, acquisitions, asset management and portfolio analysis for over 25 years. Between 2000 and 2008, Mr. Witherell was involved in the syndication of 34 separate property investments, structured as single asset REITs, in 12 states, which raised in excess of $1.2 billion. During that time he also evaluated numerous real estate investment opportunities in most major metropolitan areas in the United States. Mr. White has been involved in property acquisitions, tenant leasing transactions and financings totaling over $1 billion. Mr. White’s experience ranges from capital raising for speculative office developments to evaluating and acquiring fully leased, stabilized investments and identifying, acquiring and disposing of distressed properties and portfolios. In addition, our sponsor believes that its relationship with its advisor’s sub-advisors, the Haley Group and Oxford, and their affiliates will provide our advisor with considerable experience in acquiring and operating multi-family, hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing in markets throughout the United States.

Who will choose the investments you make?

Plymouth Real Estate Investors is our advisor and makes recommendations on all investments to our board of directors. Our advisor is wholly-owned by our sponsor, Plymouth Group Real Estate, which is controlled by Mr. Witherell, Mr. White and Ms. Brownell. Messrs. Witherell and White makes property acquisition recommendations on behalf of our advisor to our board of directors. The Haley Group, in its capacity as a sub-advisor to our advisor, will identify potential multi-family real estate investments for our advisor, and Oxford, in its capacity as a sub-advisor to our advisor, will identify potential hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing for our advisor. The Haley Group and its affiliates operate 39 apartment communities with a total of 9,470 units, and have invested approximately $485.4 million (including acquisition and development costs) since January 1, 2001. Principals of Oxford and its affiliates have been the lead or co-lead investment and/or development sponsor of over $5 billion of real estate and private equity investments. Oxford has completed real estate investments in hotels, senior living housing

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communities, conference centers, and office and mixed use properties. Oxford has experience in acquiring properties with significant levels of redevelopment and re-positioning required, such as purchasing debt and recapitalization details, office building/hotel conversions. The majority of Oxford’s investment activity has been as either a sponsor or co-sponsor of individual properties or portfolios, which have involved various outside entities providing joint venture capital. Oxford has participated in projects where it retained investment control over the properties and in others where it has not. Our board of directors, including a majority of our independent directors, must approve all of our investments.

Does your advisor use any specific criteria when selecting potential investments?

Our advisor considers relevant real property and financial factors in selecting properties, including the condition and location of the property, its income-producing capacity and the prospects for its long-term appreciation. Acquisitions or originations of loans are evaluated for the quality of income, and the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, we consider the impact of each investment as it relates to our portfolio as a whole.

What are your investment objectives?

Our primary investment objectives are:

•	to generate income from our investments;

•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our investments within five to seven years of the termination of this offering;

•	to grow net cash from operations so more cash is available for distributions to you; and

•	to enable you to realize a return of your investment by beginning the process of liquidating and distributing cash to you or by listing our shares for trading on a national securities exchange within seven years after termination of this offering.

We believe we will be better able to achieve these objectives than other more seasoned real estate companies because we began with no inventory and will purchase properties at current values and will not be burdened with legacy assets. Additionally, we are not asking our stockholders to invest in previously acquired real estate that is not performing as originally expected or overvalued in today’s environment. We will build an entirely new portfolio that meets our investment criteria.

If we do not begin the process of listing our shares on a national securities exchange within seven years of the termination of this primary offering, our charter requires that we:

•	seek stockholder approval of the liquidation of the Company; or
•	if a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the Company.

If a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, our charter requires that the corporate governance committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors (including a majority of the members of the corporate governance committee) again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the corporate governance committee to revisit the issue of liquidation, and we could continue to operate as before. As a result, it is possible our company will continue indefinitely without ever listing its shares on an exchange or liquidating its assets. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In the event our sponsor, our advisor or any of their affiliates decides to engage in future programs, we do not anticipate that the investment objectives of those programs

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will affect the exit strategies of our company; however, engaging in any future programs may require personnel of our advisor or its affiliates to devote a substantial portion of their time to those other programs which could impact our advisor’s ability to implement our ultimate exit strategy in a timely manner. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

See the "Investment Objectives and Criteria" elsewhere in this prospectus for a more complete description of our business and objectives.

What types of properties and real estate-related investments do you intend to acquire?

As of the date of this prospectus, we own equity interests in two entities, one of which owns a multi-family property and the other owns three industrial buildings. We intend to primarily acquire and operate a diverse portfolio of commercial real estate assets that are expected to provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise less than the anticipated market value or to expend capital to reposition or redevelop a property so as to increase its value over the amount of cash we paid to acquire and rehabilitate the property. In particular, we plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of acquiring a portfolio of income producing real estate properties and real estate related assets that provide attractive returns for our investors. Our advisor focuses on markets that it determines demonstrate sustainable value and/or growth potential and on those sellers who are distressed or face time-sensitive deadlines. The exact markets and asset types targeted by our advisor will depend upon its evaluation of property prices and other economic considerations impacting the particular markets. In addition, given economic conditions as of the date of this prospectus, our investment strategy may also include investments in real estate-related assets such as mortgage, mezzanine, bridge and other loans and debt and equity securities issued by other real estate companies; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act.

Our board and our management, including our advisor and its sub-advisors, have extensive experience evaluating and investing, directly or indirectly as a joint venture partner, in numerous types of properties. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe present an opportunity for enhanced future value because all or a portion of the tenant leases expire within a short period after the date of acquisition and we intend to renew leases or replace existing tenants at the properties for improved tenant quality.

We intend to primarily invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, single-tenant properties, multifamily properties, student housing properties, warehouses and distribution facilities, motel and hotel properties and medical office properties. We intend to purchase properties that have been constructed and have operating histories. Additionally, we may acquire properties that are newly constructed, are under development or construction or are not yet developed. Subject to applicable REIT tax requirements, as a property reaches a market value that would provide what our advisor believes to be an attractive return to our investors given the then prevailing market conditions, we will consider disposing of the property and may do so for the purpose of distributing the net sale proceeds to our stockholders. We anticipate that such dispositions typically would occur during the period from three to five years after the termination of this offering. However, subject to provisions of the Code relating to "prohibited transactions" we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties. Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices. In addition, we may acquire interests in other entities with similar real property investments or investment strategies. We expect to make our investments in real estate assets located in the United States.

In addition, subject to the applicable REIT tax requirements, to the extent that our advisor determines that it is advantageous, we may originate or invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages and debt securities issued by other real estate companies, and (3) mezzanine loans and bridge loans. In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation or higher current income; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act.

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We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain affiliates of our advisor, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common programs or other future Plymouth-sponsored programs.

Will you invest in anything other than real property?

Yes. We may acquire real estate-related assets with opportunities for higher current income that may also have capital gain characteristics, whether as a result of a discount purchase or related equity participation. Subject to applicable REIT tax requirements, we may invest in real estate-related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act. We also may provide mortgage, bridge or mezzanine loans to owners of real properties or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans from other mortgage lenders. These mortgage, bridge or mezzanine loans may be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower. We also may invest in entities that make investments similar to the foregoing. Because there are significant limits on the amount of non-real estate assets that we may own without losing our status as a REIT, we are significantly limited as to ownership of non-real estate assets.

Real Estate Investment Summary

We indirectly own, through our operating partnership, equity interests in two entities, one of which owns a multifamily property and the other owns three industrial buildings.

Entity	Membership Percentage	Property Types	Locations	Acquisition Date	Remaining Lease Term(1)	Number of Units/Sq. Ft.	Annualized NOI	Annualized Rental Income per Square Foot
Wynthrope Holdings, LLC	51.5%	Multifamily	Riverdale (Atlanta) GA	8/17/12	6 mos	270 Units	$456,696	$9.28
TCG Cincinnati DRE LP	12%	Industrial	Cincinnati, OH	9/10/12	4 yrs 8 mos	576,751 sq. ft.	$1,731,878	$5.67

_____

(1)Remaining lease term in years as of December 31, 2012, calculated on a weighted average basis, where applicable.

What kind of offering is this?

We are offering up to 65,000,000 shares of common stock on a "best efforts" basis. We are offering 50,000,000 of these shares in our primary offering at $10 per share with volume discounts available to investors under certain circumstances. See "Plan of Distribution — Volume Discounts" elsewhere in this prospectus.

We are offering up to 15,000,000 shares pursuant to our distribution reinvestment plan at a purchase price initially equal to $9.50 per share. We may reallocate shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.

How does a "best efforts" offering work?

When shares are offered to the public on a "best efforts" basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares we are offering.

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Why are you structured as a REIT?

If our company were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any dividends they receive. In contrast, REITs generally are not taxed on income distributed to investors in the form of deductible dividends. Thus, in order to avoid the so-called "double taxation" inherent in the C corporation structure, we are structured as a REIT.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a C corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a C corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our stockholders and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our stockholders.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex. Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level. Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors. If we were structured as a partnership, then we could potentially be characterized as a "publicly traded partnership," which could require us to be taxed as a C corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a "publicly traded partnership," then the tax reporting required to be delivered to partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may be required to pay state and local taxes in the states in which we own properties and the income allocated to partners that are tax-exempt entities would more likely be characterized as "unrelated business taxable income" than the allocation of the same income by a REIT to its tax-exempt stockholders. In light of these and other factors, we have been structured as a REIT.

When do you intend to elect to be taxed as a REIT?

We intend to elect to be taxed as a REIT beginning with the tax year ending December 31, 2012. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders in the form of deductible dividends. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their REIT taxable income. If we fail to qualify for taxation as a REIT in any year, and certain relief provisions do not apply, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are the terms of the offering?

We are offering a maximum of 50,000,000 shares of our common stock to the public in our primary offering through Plymouth Real Estate Capital LLC, our dealer manager and a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers. We are also offering 15,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan. The primary offering of our shares will terminate on or before November 1, 2013. If we extend the primary offering beyond November 1, 2013, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan until we have sold 15,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement on file or file a new registration statement to continue the offering. We do not expect to continue offering shares beyond November 1, 2014. Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the third anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension. Our board of directors may terminate this offering at any time prior to the termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

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Are there any risks involved in buying our shares?

An investment in our common stock is subject to significant risks that are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections elsewhere in this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

•	This is a "blind pool" offering, and except as described herein and in a supplement to this prospectus, we have not identified additional assets to acquire with proceeds from this offering. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon our advisor’s ability to select our investments.

•	There is no public trading market for our shares, and we cannot assure you that one will ever develop. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Furthermore, if we do not achieve our goal of commencing a liquidation or listing within seven years after the termination of this offering, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss. In addition, our charter prohibits the ownership of more than 9.8% of our outstanding shares of common or preferred stock, unless exempted by our board of directors. Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

•	Our board of directors arbitrarily set the offering price of our shares of common stock for this offering, and this price bears no relationship to the book or net value of our assets or to our expected operating income. We have adopted a valuation policy in respect of estimating the per share value of our common stock and expect to disclose such valuation annually, but this estimated value is subject to significant limitations. Until 18 months have passed without a sale in an offering of our common stock (or other securities from which the board of directors believes the value of a share of common stock can be estimated), not including any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

•	We commenced operations in March 2011, have only a limited operating history and no established financing sources other than proceeds from this offering.

•	The number of investments that we will make and the diversification of those investments will be reduced to the extent that we sell less than the maximum offering of 50,000,000 shares in our primary offering. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio.

•	Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and the selection of our real estate properties, loans and other investments. Our advisor and its affiliates are largely dependent on fee income from us. Adverse changes in the financial condition of our advisor could adversely affect us.

•	Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or those with high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

•	We will not pay distributions until the proceeds from this offering are invested and generating net operating cash flow under generally accepted accounting principals (GAAP) sufficient to fully fund distributions to our stockholders. We expect to have little cash flow from operations available for distribution until we make substantial investments. To the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

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•	We pay fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.

•	Our executive officers also serve as officers of our advisor and our dealer manager. Our advisor and its affiliates face various conflicts of interest resulting from their activities, such as conflicts related to allocating the purchase and leasing of properties and other assets between us and other potential future Plymouth-sponsored programs, conflicts related to any joint ventures, tenant-in-common investments or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor and its executive officers in serving other future Plymouth-sponsored programs.

•	We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders or could decrease the return on your investment and the value of your investment in the event income on such properties, or their value, falls. Principal and interest payments on these loans reduce the amount of money available to make distributions to you.

•	To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8% of our outstanding shares of common or preferred stock during any time that we are qualified as a REIT. However, our charter also allows our board to waive compliance with certain of these protective provisions (provided that the stockholder provides the representations, warranties and covenants described in our charter), which may have the effect of jeopardizing our REIT status.

•	We may not remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

•	If we hold and sell one or more properties through taxable REIT subsidiaries (TRSs), our return to stockholders would be diminished because the gain from any such sale would be subject to a corporate-level tax, thereby reducing the net proceeds from such sale available for distribution to our stockholders. Moreover, if the ownership of one or more of our properties by a TRS causes the value of our TRSs to exceed 25% of the value of all of our assets at the end of any calendar quarter, we may lose our status as a REIT.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•	You will not have preemptive rights as a stockholder; thus, any shares we issue in the future may dilute your interest in us.

•	We may acquire properties for redevelopment. These types of investments involve risks relating to the construction company’s ability to control construction costs, failure to perform or failure to redevelop in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under redevelopment. Increased costs of redeveloped properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

Why do you intend to acquire some of your assets in joint ventures?

We intend to acquire properties and other investments in joint ventures, tenant-in-common investments or other co-ownership arrangements when we determine it is advantageous for us to do so, including when desirable to participate in acquisitions controlled by a third party or when such party has special knowledge of such asset, to diversify our portfolio in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise. The sooner we are able to make investments, the greater our ability will be to make distributions from our operating cash flow and for capital appreciation of the investments. Additionally, increased portfolio diversification made possible by investing through joint ventures, tenant-in-common investments and similar arrangements will help reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with third parties or affiliates of our advisor. We may also make or invest in mortgage, bridge or mezzanine loans secured by properties owned by such joint ventures.

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Will you use debt borrowings to finance your investments?

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our "net assets" (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors. In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 65% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. Our board of directors must review our aggregate borrowings at least quarterly. We have not established any financing sources except proceeds from this offering at this time. See the "Investment Objectives and Criteria — Borrowing Policies" section elsewhere in this prospectus for a more detailed discussion of our borrowing policies.

How will you use the proceeds raised in this offering?

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the maximum offering of 50,000,000 shares pursuant to our primary offering, (2) the maximum offering of 15,000,000 shares pursuant to our distribution reinvestment plan and (3) no shares are reallocated from our distribution reinvestment plan to our primary offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect to use up to approximately 93.0% of the gross proceeds raised in this offering (90.85% with respect to gross proceeds from our primary offering and up to 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments and paying acquisition fees incurred in making such investments. Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments. Our total organization and offering expenses may not exceed 15% of gross proceeds from this primary offering. The amount available for investment will be less to the extent that we use proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program or to fund distributions to stockholders. See the "Distribution" section in our supplement to this prospectus.

	Maximum Primary		Maximum Distribution
	Offering of Shares		Reinvestment Plan of Shares
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$500,000,000	100.0%	$142,500,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	25,000,000	5.0%	—	—
Organization and Offering Expenses(1)	7,500,000	1.5%	—	—

Amount Available for Investment	$467,500,000	93.5%	$142,500,000	100.0%
Acquisition and Origination
Expenses:
Acquisition Expenses(2)	8,250,000	1.65%	0	0.0%
Initial Capital Reserve	5,000,000	1.0%	0	0.0%
Amount Estimated to Be Invested	$454,250,000	90.85%	$142,500,000	100%

___________

(1)	Organization and offering expenses (other than selling commissions, the dealer manager fee and additional underwriting compensation) consist of an estimated $5.5 million of expenses FINRA identifies as "issuer costs," including filing fees, the Company’s legal and accounting fees and expenses and bona fide, itemized due diligence expenses, and an estimated $2.0 million of expenses FINRA identifies as "additional underwriting compensation," including expense reimbursements for retail and industry conferences, legal fees allocable to the dealer manager and non-itemized, non-invoiced due diligence expenses.

(2)	Acquisition expenses may include the reimbursement of sub-advisory fees paid by our advisor in connection with the identification and structuring of investments.

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If I buy shares, will I receive distributions and how often?

In order to qualify as a REIT, we are required to distribute at least 90% of our annual REIT taxable income to our stockholders. We will not make cash distributions until we generate sufficient cash flow from operations under GAAP to fully fund the payment of distributions. To the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. As development projects are completed and begin to generate income, we expect to have additional funds available to pay distributions. We can provide no assurances as to when we will begin to generate sufficient cash flow from operations to fully fund distributions.

Distributions are authorized at the discretion of our board of directors, based on its analysis of our performance over the previous period, expectations of performance for future periods, including actual and anticipated operating cash flow, changes in market capitalization rates for investments suitable for our portfolio, capital expenditure needs, general financial condition and other factors that our board deems relevant. The board’s decision will be influenced, in substantial part, by its obligation to ensure that we maintain our status as a REIT. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our actual income earned in that particular distribution period but may be paid in anticipation of cash flow that we expect to receive during a later period in an attempt to make distributions relatively uniform. Our board of directors expects to declare distributions on a quarterly basis, portions of which may be paid on a pro rata basis based on the number of days you own your shares during the initial quarter of ownership. Distributions are paid based on daily record dates, meaning dividends will begin to accrue from the date the shares are purchased, so our investors will be entitled to be paid distributions beginning on the day they purchase shares.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support paying our currently established distributions or maintaining distributions at any particular level or at all.

Our board of directors commenced declaring quarterly stock dividends in August 2012 in the amount of 0.015 shares of our common stock, or 1.5% of each outstanding share of common stock. Our board of directors may reduce the amount of the distributions paid or suspend distribution payments at any time.

Will the distributions I receive be taxable as ordinary income?

Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our earnings and profits, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of our earnings and profits but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates (assuming you hold your shares as a capital asset). However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

What conflicts of interest will your advisor and affiliates face?

Our advisor and its executive officers experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Our advisor and its executive officers have to allocate their time between us and any future Plymouth-sponsored programs and other activities in which they are or may become involved.

•	The executive officers of our advisor, Plymouth Real Estate Investors, Inc., and its affiliates may become advisors or general partners of other future Plymouth-sponsored programs, and, in such event, they will need to determine which Plymouth sponsored program or other entity should purchase any particular property or make any other investment, or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments.

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•	We may compete with other future Plymouth-sponsored programs for the same tenants in negotiating leases or in selling similar properties in the same geographic region, and the executive officers of our advisor may face conflicts with respect to negotiating with such tenants and purchasers.

•	Our advisor and its affiliates receive fees in connection with management of our investments regardless of the quality of the services provided to us.

•	We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time. The payment of such consideration could result in dilution of your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, members of our advisor’s management that become our employees may receive more compensation than they receive from our advisor. These possibilities may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See "Conflicts of Interest" elsewhere in this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

What is the ownership structure of the Company and its affiliates?

The following chart shows the ownership structure of the various Plymouth entities that are affiliated with us or our advisor. The address of the executive offices of each of the listed Plymouth entities is Two Liberty Square, 10th Floor, Boston, Massachusetts 02109.

Jeffrey Witherell
Pendleton White, Jr.
Donna Brownell(1)
Jeffrey Witherell
Plymouth Group Real Estate LLC
80%
20%
100%
Plymouth Real Estate Capital LLC(2)
(our dealer manager)
Plymouth Real Estate Investors Inc.
(our advisor)
100%
Plymouth Opportunity REIT, Inc.
(the issuer)
Sub-Advisory Agreement
Sub-Advisory Agreement
Haley Real Estate Group, LLC(3)
100%
0.1%
GP
Plymouth OP Limited, LLC
(sole limited partner of our operating partnership)
99.9%
Oxford Capital Group, LLC(3)
Plymouth Opportunity OP LP

___________

(1)	Messrs. Witherell and White and Ms. Brownell own 24%, 8% and 8% of our sponsor, respectively. Each of these persons is an executive officer of our advisor. In addition, four executive officers, Daniel Clatanoff, Douglas Hastings, Shirley Overly and Carl Troia, and the John E. Haley Revocable Trust, the sole member of the Haley Group, each own 3.0% of our sponsor, and Oxford Capital owns 5.0% of our sponsor.

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(2)	Plymouth Group Real Estate owns 100% of Plymouth Real Estate Investors, Inc., our advisor. Jeffrey Witherell, our chief executive officer, owns 80% of Plymouth Real Estate Capital LLC and our Sponsor owns 20%.
(3)	Our advisor does not own any equity interest in either of the sub-advisors.

How will you structure your ownership and operation of your assets?

Our operating partnership, Plymouth Opportunity OP LP, was formed on March 21, 2011 to acquire, own and operate properties on our behalf. Because we plan to conduct substantially all of our operations through Plymouth Opportunity OP, we are considered an UPREIT. We are the sole general partner of Plymouth Opportunity OP and, as of the date of this prospectus, our wholly owned subsidiary, Plymouth OP Limited, LLC, is the sole limited partner of Plymouth Opportunity OP. We will present our financial statements, operating partnership income, expenses, and depreciation on a consolidated basis with Plymouth OP Limited, LLC and Plymouth Opportunity OP. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through Plymouth Opportunity OP and Plymouth OP Limited, LLC to us as each of these subsidiary entities will be disregarded for federal tax purposes. These tax items will not generally flow through us to the investors however. Rather, our net income and net capital gain will effectively flow through us to the stockholders as and when dividends are paid to stockholders.

What is an "UPREIT"?

UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner and/or limited partner interest generally based on the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale or contribution of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may contribute the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement or the UPREIT sells the property.

What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Plymouth Real Estate Investors, Inc., our advisor, Plymouth Real Estate Capital LLC, our dealer manager, Plymouth Group Real Estate, LLC, our sponsor, and their affiliates during the various phases of our organization and operation. Although we have executive officers who will manage our operations, we have no employees. Our advisor and its employees will manage our day-to-day operations. We will reimburse our advisor for its expenses incurred in connection with the acquisition of our assets, including personnel costs of our advisor relating to the acquisition and origination of our investments, including a portion of the salaries paid to our executive officers, and any fee payable to its sub-advisors, but we will not pay our advisor any acquisition fee. In the event one of our advisor’s sub-advisor’s identifies an asset that our company ultimately acquires, our advisor will pay that sub-advisor a fee relating to that acquisition. Neither our advisor nor our sponsor will receive any portion of that fee. The only fee payable to our advisor during the term of the advisory agreement is an asset management fee. While our charter documents permit our board to pay an incentive fee and disposition fees to our advisor, we do not intend to pay any such fees for the foreseeable future. The estimated maximum dollar amounts are based on the sale of a maximum of 50,000,000 shares to the public at $10.00 per share in our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings. All or a portion of the selling commissions are not to be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts. The portion of the purchase price of any investment acquired by a joint venture, whether with an affiliate of the company or with a third party, allocable to the company (including the applicable portion of any associated debt) as a result of its ownership interest in the joint venture, will be the amount of the purchase price used to calculate any fee payable to our advisor or its sub-advisors.

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Estimated Amount for
Minimum Offering/
Type of Compensation	Form of Compensation	Maximum Offering

Offering Stage
Selling Commission	We will pay to Plymouth Real Estate Capital, our dealer manager, up to 4% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Plymouth Real Estate Capital may reallow up to 100% of selling commissions earned to participating broker-dealers. No selling commissions are paid for sales under the distribution reinvestment plan.	$100,000/$20,000,000

Dealer Manager Fee	We will pay to Plymouth Real Estate Capital, our dealer manager, up to 1% of gross offering proceeds. No dealer manager fee is paid for sales under the distribution reinvestment plan.	$25,000/$5,000,000

Reimbursement of Other Organization and Offering Expenses

To date, our advisor or its affiliates have paid organization and offering expenses on our behalf. We will reimburse our advisor and its affiliates for these costs and for future reasonable organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and all other organization and offering expenses borne by us to exceed in the aggregate 15% of gross offering proceeds from the primary offering (exclusive of any sales under the dividend reinvestment plan) as of the date of reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $7,500,000 or 1.5% of gross offering proceeds from the primary offering. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the primary offering (exclusive of any sales under the dividend reinvestment plan), and consist of issuer costs, including filing fees, the Company’s legal and accounting fees and expenses and bona fide, itemized due diligence expenses, of up to 1.1% of gross offering proceeds of the primary offering and additional underwriting compensation, including expense reimbursements for retail and industry conferences, legal fees allocable to the dealer manager and non- itemized, non-invoiced due diligence expenses, of up to 0.4% of gross offering proceeds of the primary offering (as a result, aggregate underwriting compensation, including selling commissions and the dealer manager fee, will not exceed 5.4% of gross offering proceeds of the primary offering). We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering.

$37,500/$7,500,000

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Estimated Amount for
Minimum Offering/
Type of Compensation	Form of Compensation	Maximum Offering

Acquisition and Development Stage Operational Stage
Asset Management Fee	We will pay Plymouth Real Estate Investors, our advisor, or its affiliates, a monthly fee equal to one- twelfth of 1.0% of the amount paid or allocated to acquire the investment, inclusive of acquisition fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee will be a monthly fee calculated, each month, as one- twelfth of 1.0% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition or origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation. Notwithstanding the foregoing, if a loan or other investment in other than real property suffers an impairment or reduction in cash flow, such investment may be either excluded from the calculation of this fee or included at a reduced value. The asset management fee will be reduced as appropriate upon the disposition of any investment; however, the asset management fee will not be reduced or increased based on changes in the values of real property assets.	$90,400/$18,270,000 (assuming leverage of 75% of the cost of our investments).

Independent Director Compensation	We will pay each of our independent directors an annual retainer of $45,000, consisting of $25,000 in cash and $20,000 in restricted stock, initially valued as $10.00 per share. We will also pay our independent directors for attending meetings as follows: (1) $1,000 for each board meeting attended whether in person or by teleconference; (2) $500 for each committee meeting attended whether in person or by teleconference (except that the committee chairmen will be a paid a $5,000 annual retainer). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. No independent director fees or director reimbursements are payable unless we raise the minimum offering amount of $2,500,000; until we raise the minimum offering amount, fees and other amounts payable to our board of directors will accrue without interest.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

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Estimated Amount for
Minimum Offering/
Type of Compensation	Form of Compensation	Maximum Offering

Common Stock Issuable Upon Occurrence of Certain Events	We will pay to our sponsor, Plymouth Group Real Estate, an origination fee equal to 3% of the net proceeds of this primary offering (but not the proceeds from any shares sold pursuant to our distribution reinvestment plan) paid by us to acquire our investments. This fee will be payable quarterly, commencing on December 31, 2011, and will be payable in shares of our common stock, which shares will be valued at a price equal to the price then payable for shares redeemed under our share redemption program, provided such price shall not be less than $10.00 per share. The aggregate origination fee (aggregating all prior payments) payable to our sponsor will not exceed 3% of the net proceeds of our primary offering of shares as of the time of such payment. This fee is being paid in lieu of any promotional fee otherwise payable to our sponsor for organizing our company.	Actual amounts will not exceed 3% of the net proceeds of the primary offering ($67,800/$13,700,000).

Reimbursement of Acquisition and Origination Expenses	We will reimburse Plymouth Real Estate Investors, our advisor, or its affiliates for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. Personnel costs associated with providing such services will be reimbursed to our advisor and will be determined based on the amount of time spent by the respective employee, including our executive officers, of our advisor on those activities as a percentage of all time spent by that employee working on matters on behalf of our advisor. The amount of reimbursement to our advisor for personnel costs related to selecting, evaluating and acquiring assets on our behalf will be evaluated on an ongoing basis. Such reimbursement will be based on a number of factors, including profitability, funds available and our ability to pay distributions from cash flow generated from operations. The anticipated amount of reimbursement on an annual basis for our executive officers is $500,000. In addition, we also will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. We expect the aggregate of these expenses, including reimbursement of personnel costs and any fees payable to the sub-advisors, to be approximately 2.0% of the purchase price of each property and 2.0% of the amount advanced for a loan or other investment. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6.0% of the contract purchase price of each property or 6.0% of the amount advanced for a loan or other investment.	$180,800/$36,540,000 (assuming leverage of 75% of the cost of our investments). These numbers reflect estimates of the total amount of reimbursable acquisition and origination expenses.

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Estimated Amount for
Minimum Offering/
Type of Compensation	Form of Compensation	Maximum Offering

Sub-Advisor Acquisition Fee	If one of the sub-advisors to our advisor identifies an investment that we ultimately acquire, we will reimburse our advisor for the fees payable by our advisor to that sub-advisor relating to the acquisition by the company of that investment. The amount of such fee, if any, will be up to 1.5% of the purchase price of the investment. Sub-advisors will only be paid an acquisition fee for those assets they identify. We will not pay our advisor or any sub-advisor for investments that we acquire that were identified by employees of our advisor.	$135,600/$27,405,000 (assuming leverage of 75% of the cost of our investments)

Disposition Expenses	We will reimburse Plymouth Real Estate Investors, our advisor, or its affiliates for expenses actually incurred (including personnel costs) related to disposing of our assets. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of our advisor and the corresponding payroll and payroll related costs incurred by our affiliate. In addition, we also will pay third parties, or reimburse the advisor or its affiliates, for any disposition related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we dispose of the related assets. We expect these expenses to be approximately 2.0% of the sale price of each investment. In no event will the total of all disposition expenses payable with respect to a particular investment exceed 6.0% of the sales price of each investment.	Actual amounts cannot be determined at the present time.

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Estimated Amount for
Minimum Offering/
Type of Compensation	Form of Compensation	Maximum Offering

Property Management Fees	If an affiliate of our advisor, including our sub-advisors, provides property management services for our properties, we will pay fees up to 4.5% of gross revenues from our multitenant properties.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount for this fee.

Operating Expenses	We will reimburse Plymouth Real Estate Investors, our advisor, for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee), commencing upon the earlier to occur of four fiscal quarters after (a) we make our first investment or (b) six months after the commencement of this offering, exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period (the "2%/25% Cap"). If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Subordinated Payment upon Termination of the Advisory Agreement (payable only if we are not engaged in a merger, a liquidation of our assets or the listing of our shares on a national securities exchange)	If we terminate the advisory agreement for any reason other than a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor or we fail to offer a renewal to our advisor on substantially similar terms as the year prior, or our advisor terminates the advisory agreement because of a material breach by us, our advisor will be entitled to receive an amount, payable in the form of a non-interest- bearing promissory note, equal to 15% of the amount by which (i) our adjusted market value plus distributions exceeds (ii) the aggregate capital contributed by investors plus an amount equal to an 8% cumulative, noncompounded return to investors. Any termination payment made under the advisory agreement would be subject to the 2%/25% Cap.	Actual amounts are dependent upon the results of our operations, we cannot determine these amounts at the present time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our advisor may receive. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see "Estimated Use of Proceeds" and "Management Compensation" sections elsewhere in this prospectus.

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What are your exit strategies?

Depending upon then prevailing market conditions, it is our intention to begin the process of listing our shares on a national securities exchange within seven years after the termination of this primary offering. If we do not begin the process of listing our shares within seven years of the termination of this primary offering, our charter requires that we:

•	seek stockholder approval of the liquidation of the Company; or

•	if a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the Company.

If a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, our charter requires that the corporate governance committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors (including a majority of the members of the corporate governance committee) again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the corporate governance committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange beyond seven years from the termination of this offering. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated. As a result, it is possible our company will continue indefinitely without ever listing its shares on an exchange or liquidating its assets. In the event our sponsor, our advisor or any of their affiliates decides to engage in future programs, we do not anticipate that the investment objectives of those programs will affect the exit strategies of our company; however, engaging in any future programs may require personnel of our advisor or its affiliates to devote a substantial portion of their time to those other programs which could impact our advisor’s ability to implement our ultimate exit strategy in a timely manner. As discussed elsewhere in this prospectus, we target a liquidity event by the seventh anniversary of the termination of this primary offering.

May I reinvest my distributions in shares of Plymouth Opportunity REIT?

You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the distribution reinvestment plan will initially be $9.50. Once we establish an estimated value per share that is not based on the price to acquire a share in our primary offering, shares issued pursuant to our distribution reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. Following the end of the offering period, we will file with the SEC a prospectus supplement disclosing the determination of the estimated value per share. No selling commissions or dealer manager fees will be payable on shares sold under our distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ notice to the participants. We may provide you notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

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If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except under limited circumstances. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or may be able to sell them only at a substantial discount from the price you paid.

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us under certain circumstances. After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. The prices at which we will initially redeem shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock that is not based on the price to acquire a share in our primary offering, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for 18 months. We currently expect to update the estimated value per share every 12 to 18 months thereafter. Following the end of the offering period, we will file with the SEC a prospectus supplement disclosing the determination of the estimated value per share. We will also provide information about our estimated value per share on our website.

The terms of our share redemption program are more generous with respect to redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence. In order for a determination of disability or incompetence to entitle a stockholder to these special redemption terms, the determination of disability or incompetence must be made by the government entities specified in the share redemption program.

The share redemption program contains numerous other restrictions on your ability to sell your shares to us. During each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. We also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We may amend, suspend or terminate the program for any reason upon 30 days’ notice. See "Description of Shares — Share Redemption Program" elsewhere in this prospectus.

May I make an investment through my IRA, SEP or other tax-deferred account?

You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider: (1) whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, SEP or other account; (4) whether there is sufficient liquidity for such investment under such IRA, SEP or other tax-deferred account; (5) the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and (6) whether such investment would constitute a prohibited transaction under applicable law.

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Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

We have arranged for certain providers to serve as custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts. For a current list of custodians, please check with your financial advisor or contact Plymouth Real Estate Capital at (617) 340-3814.

Are there any special restrictions on the transfer of shares?

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% of our outstanding shares of common or preferred stock, unless otherwise excepted by our board of directors or charter. In addition, until our shares are listed, if ever, investors in this offering and subsequent purchasers of their shares must meet the applicable suitability and minimum purchase requirements set forth in this prospectus. In addition until our shares are listed, if ever, any proposed transfer of our shares would need to be made in compliance with applicable federal and state laws. For a more complete description of the shares, including restrictions on the ownership of shares, see "Description of Shares" elsewhere in this prospectus.

What steps do you take to make sure you invest in environmentally compliant property?

For acquisitions in the United States, we will always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan. We will not purchase the property or mortgage loan unless we are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

How will you determine whether tenants have the appropriate creditworthiness for each lease?

We intend to use industry credit rating services, such as Standard & Poor’s, Dunn & Bradstreet and/or Hoovers, Inc., to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available with respect to each office or industrial lease and to obtain credit reports and criminal background checks from Resident Data, a third party service, for potential tenants with respect to multi-family leases. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors includes income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our willingness to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we may, from time to time, invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants, although we do not expect to require any tenant to have a particular credit rating.

How will you decide to sell one or more assets?

We intend to hold each asset we acquire for an extended period of time, generally five to seven years. However, circumstances may arise that could result in the earlier sale of some assets. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders and other factors. The requirements for qualification as a REIT for U.S. federal income tax purposes also will put some limits on our ability to sell assets after short holding periods. See "Federal Income Tax Considerations" elsewhere in this prospectus. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property

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or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a "dealer" and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax, including possibly through reliance on safe harbors available under the Internal Revenue Code for properties held at least two years or through the use of a TRS. See "Federal Income Tax Considerations — Taxation of Plymouth Opportunity REIT" elsewhere in this prospectus. When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants.

Who can buy shares?

An investment in our company is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment. We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. Some jurisdictions impose higher suitability standards. For more information, see "Suitability Standards."

For whom may an investment in our shares be appropriate?

An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require short-term liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.

Will you register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

(1) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the "primarily engaged test"); or

(2) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the "40% test"). "Investment securities" excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We intend to structure our investments so that we, our operating partnership and our other subsidiaries will not meet either of the tests above and, accordingly, will not be deemed to be an investment company. Each of our subsidiaries will primarily own real estate assets and will limit its investments in real estate related assets so that it will not meet the definition of an "investment company" under the Investment Company Act. With respect to the 40% test, we expect that the entities through which we and our operating partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

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With respect to the primarily engaged test, we and our operating partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our operating partnership, we and our operating partnership will be primarily engaged in the ownership of real estate assets through the non-investment company businesses of these subsidiaries.

Is there any minimum investment required?

Yes. The minimum purchase is 500 shares. After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of any future Plymouth-sponsored or any other public Plymouth Real Estate Investors program, and if you continue to hold such minimum investment, any additional purchase must be in increments of at least $1,000, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts. For more information, see "Suitability Standards."

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. We expect to admit stockholders on at least a monthly basis.

Will I be notified of how my investment is doing?

You will receive periodic updates on the performance of your investment in us, including:

•	a quarterly distribution report;

•	three quarterly financial reports;

•	an annual report; and

•	an annual Form 1099.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	in a filing with the SEC or annual report; and

•	posting on our affiliated web site at www.plymouthreit.com.

When will I receive my detailed tax information?

Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Who is the transfer agent?

ACS Securities Services is our transfer agent. Its address is:

3988 North Central Expressway
Building 5-6th Floor
Dallas, Texas 75204

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to Plymouth Real Estate Capital at the address set forth below.

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Where do I send my subscription materials?

For custodial accounts (such as are commonly used for IRAs) send the completed subscription agreement to your custodian who will forward the agreement as instructed below.

For non-custodial accounts, send the completed subscription agreement and check to:

Plymouth Real Estate Investors Inc.

Regular Mail:	Express/Overnight Delivery:

Two Liberty Square, 10th Floor Boston, Massachusetts 02109	Two Liberty Square, 10th Floor Boston, Massachusetts 02109

Who can help answer my questions?

If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your financial advisor or contact:

Plymouth Real Estate Capital LLC
Two Liberty Square, 10th Floor
Boston, Massachusetts 02109
(617) 340-3814

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RISK FACTORS

Your purchase of shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. All risks that could materially and adversely affect our business, operating results, prospects and financial condition are described below.

Risks Related to an Investment in Plymouth Opportunity REIT

We have limited operating history and no established financing sources and, as a result, you may lose all or part of your investment.

We were formed in March 2011, and we have limited operating history. As of the date of this prospectus, we have only acquired interest in two properties and do not have any independent financing.

Moreover, neither our advisor nor we have any established financing sources. Presently, both we and our advisor are funded by capital contributions from our sponsor, Plymouth Group Real Estate. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	Identify and acquire investments that further our investment strategies;

•	Increase awareness of the Plymouth Opportunity REIT name within the investment products market;

•	Attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	Respond to competition for our targeted real estate properties and other investment as well as for potential investors; and

•	Continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

There is no public market for the shares. In addition, the price you receive for the sale of any shares of our common stock is likely to be less than the proportionate value of our investments. Therefore, you should purchase the shares only as a long-term investment. The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him, which may inhibit your ability to sell your shares. Our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. See "Suitability Standards," "Description of Shares — Restriction on Ownership of Shares" and "— Share Redemption Program" elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our property manager in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

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We could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other future Plymouth sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more future Plymouth sponsored programs are seeking to invest in similar properties.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (Exchange Act). Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

Cash distributions will not be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

We will not pay cash distributions until we generate net operating cash flow under GAAP sufficient to pay distributions to our stockholders. We will not make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available from real estate investments and investments in real estate-related securities, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on time, that loans will generate the interest payments that we expect, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans, other investments or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

•	If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

•	Any failure by a borrower under our mortgage, bridge or mezzanine loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

•	Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

•	Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

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•	There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

•	If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

•	Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders to maintain REIT status, and 100% of taxable income and net capital gain to avoid federal income tax. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

•	In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you .

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to make distributions to you.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the offer and sale of our shares and the administration of our investments. They will be paid fees for these services. These fees will reduce the amount of cash available for investment or distributions to stockholders. Until we generate operating cash flow sufficient to pay distributions to our stockholders, our advisor may, but is not obligated to, defer the reimbursement of certain expenses and the payment of fees. For a more detailed discussion of these fees, see "Management Compensation" elsewhere in this prospectus.

Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. In addition to our investment policies and objectives, we may also change our stated strategy for any investment in an individual property. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007 (NASAA REIT Guidelines). Under our charter and the Maryland General Corporation Law, our stockholders currently have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•	change our name;

•	increase or decrease the aggregate number of our shares;

•	increase or decrease the number of our shares of any class or series that we have the authority to issue;

•	classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

•	effect reverse stock splits;

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•	after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see "Description of Shares — Subtitle 8" elsewhere in this prospectus;

•	our liquidation and dissolution; and

•	our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors.

We may have to make decisions on whether to invest in certain properties, without detailed information on the property.

To effectively compete for the acquisition of properties and other investments, our advisor and board of directors may be required to make decisions or post substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.

Because we only own two investments as of the date of this prospectus and have not yet identified any other investments for which to apply proceeds from this offering, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of our offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets. We have established policies relating to the creditworthiness of tenants and managers, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. In light of our desire to purchase properties that we believe present an opportunity for enhanced future value, the creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include repositioning the property to attract new, more creditworthy tenants. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria — Acquisition and Investment Policies" elsewhere in this prospectus.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a "best efforts" basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you of the amount of proceeds that will be raised in this offering. If we are unable to raise substantial funds in this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we acquire. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. In the event we are not able to raise a substantial amount of offering proceeds, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

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Our dealer manager has a limited operating history and it may not be successful in conducting this offering, which would adversely impact our ability to implement our investment strategy.

We have retained Plymouth Real Estate Capital LLC, an affiliate of our advisor, to conduct this offering. Plymouth Real Estate Capital has a limited operating history. This offering is the first public offering conducted by our dealer manager. The success of this offering, and our ability to implement our business strategy, depends upon the ability of Plymouth Real Estate Capital to build and maintain a network of broker-dealers to sell our shares to their clients. Some or all of the broker-dealers in this network have a choice of numerous competing real estate investment trust offerings, many with similar investment objectives, to recommend to their clients, which may make selling our shares to their clients more difficult. If Plymouth Real Estate Capital is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of Messrs. Witherell and White and Ms. Brownell, certain executive officers and other key personnel of us, our advisor and its affiliates, each of whom would be difficult to replace. We do not have employment agreements with our chairman and executive officers, and we cannot guarantee that they will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions. Maintaining these relationships will be important for us to effectively compete for assets. We cannot assure you that we will be successful in attracting and retaining such strategic relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve internalizing our management functions. If we internalize our management functions, we may elect to negotiate to acquire our advisor’s assets and personnel. Under our advisory management agreement, we are restricted from hiring or soliciting any employee of our advisor or its affiliates for one year from the termination of the agreement. These restrictions could make it difficult to internalize our management functions without acquiring assets and personnel from our advisor and its affiliates for consideration that would be negotiated at that time. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, Securities and Exchange Commission (SEC) reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

As currently organized, we will not directly employ any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

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If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties, which could result in us being sued and incurring substantial litigation associated costs in connection with the internalization transaction.

We may lose key personnel as a result of internalization of management functions.

If we internalize our management functions, or if any future Plymouth-sponsored entity decides to internalize its organization’s functions, certain of the key employees of our advisor may elect to remain as employees of our sponsor or such other affiliate and, therefore, no longer work for our company. Competition for persons with skills necessary to manage the day-to-day operations of our company is intense and there can be no assurance that we would be successful in attracting and retaining comparable employees. Sustained loss of such employees could have a material adverse effect on our business operations.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our independent director shall not be liable to us or our stockholders for monetary damages, and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

If our sponsor, our advisor or its affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our sponsor, our advisor or its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders. If our sponsor, our advisor or its affiliates choose to no longer waive or defer such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

If we fail to list our shares or otherwise liquidate our assets, you may be required to hold your shares indefinitely.

If we do not begin the process of listing our shares within seven years of the termination of this primary offering and if we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In that event, there will be no public market for the shares of our common stock and you may be required to hold the shares indefinitely. As a result, you may be subject to the risks related to ownership of our common stock described in this "Risk Factors" section of this prospectus, for an extended period of time.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Because our sponsor and our advisor are not prohibited from creating further real estate programs that may use investment strategies that are similar to ours, our advisor and its and our executive officers may face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

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If our sponsor or our advisor were to create additional real estate programs, there may be periods during which one or more Plymouth sponsored programs are seeking to invest in similar properties and other real estate-related investments. As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Plymouth sponsored programs managed by officers and employees of our advisor and/or its affiliates, and these other Plymouth sponsored programs may use investment strategies that are similar to ours. Our executive officers and the executive officers of our advisor may become the executive officers of other Plymouth sponsored REITs and their advisors, the general partners of Plymouth sponsored partnerships and/or the advisors or fiduciaries of other Plymouth sponsored programs, and these entities are and will be under common control. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Plymouth sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Plymouth sponsored programs decide whether to allocate any particular property to us or to another Plymouth sponsored program or affiliate of our advisor, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where future Plymouth sponsored programs own properties. If one of the other Plymouth sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf because other Plymouth sponsored programs may be competing with us for such investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Plymouth Real Estate Investors and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor, Plymouth Real Estate Investors, and its affiliates, including our dealer manager, are entitled to fees from us under the terms of the advisory agreement and dealer manager agreement. Each of our advisor and dealer manager is an affiliate of ours. As a result, you do not have the benefit of arm’s length negotiation of the type normally conducted between unrelated parties when these agreements were negotiated. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle Plymouth Real Estate Capital to dealer manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

•	property transactions, which will result in the issuance to our sponsor of shares of our common stock;

•	property acquisitions from third parties, which entitle our advisor to asset management fees;

•	borrowings to acquire properties, which borrowings will increase the asset management fees payable to our advisor; and

•	whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor.

Under the advisory agreement with our advisor, we are obligated to pay our advisor an annual fee based on the cost (including any associated debt) of any investments that we acquire. As a result, the fee our advisor receives in connection with the purchase of an asset is based on the cost of the investment and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier and more costly transactions to us.

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Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we may enter with affiliates of our sponsor or our advisor or with other future Plymouth sponsored programs, which could result in a disproportionate benefit to affiliates of our sponsor or advisor or to another Plymouth sponsored program.

We are likely to enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with future Plymouth sponsored programs, with affiliates of our sponsor or advisor or with the sub-advisors of our advisor, including the Haley Group, and their affiliates, for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. These Plymouth sponsored programs are likely to include single-client, institutional-investor accounts in which Plymouth has been engaged by an institutional investor to locate and manage real estate investments on behalf of an institutional investor and with which such sponsor or advisor affiliate may invest. The executive officers of our advisor may also be the executive officers of other future Plymouth sponsored REITs and their advisors, the general partners of other Plymouth sponsored partnerships and/or the advisors or fiduciaries of other Plymouth sponsored programs. These executive officers would face conflicts of interest in determining which Plymouth sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement. These persons may also have a conflict in structuring the terms of the relationship between our interests and the interests of the Plymouth sponsored co-venturer, co-tenant or partner as well as conflicts of interest in managing the joint venture. Further, the fiduciary obligations that our advisor or our board of directors may owe to a co-venturer, co-tenant or partner affiliated with our sponsor or advisor may make it more difficult for us to enforce our rights.

In the event that we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with another Plymouth sponsored program or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. In addition, in the event we enter into a joint venture with a future Plymouth sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other Plymouth sponsored program’s liquidation. We may not desire to sell the properties at such time. Even if the terms of any joint venture agreement between us and another Plymouth sponsored program grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because it is likely that the sponsor and us will have control any future Plymouth sponsored programs, agreements and transactions among the parties with respect to any joint venture, or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under those joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. For a more detailed discussion, see "Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor" elsewhere in this prospectus.

Our advisor’s executive officers and key personnel and the executive officers and key personnel that conduct our day-to-day operations and this offering may face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of Plymouth Real Estate Investors, our advisor, to conduct our day-to-day operations and this offering. These persons may also conduct the day-to-day operations of other future Plymouth sponsored programs and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

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Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

Each of our executive officers is also an officer of our advisor, our dealer manager and other entities affiliated with our advisor. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, including future Plymouth sponsored programs, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of our advisor, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our dealer manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Because we rely on affiliates of Plymouth Group Real Estate for the provision of advisory, property management and dealer manager services, if Plymouth Group Real Estate is unable to meet its obligations we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

Plymouth Group Real Estate, through one or more of its subsidiaries or affiliates, owns and controls our advisor, our property manager and our dealer manager. The operations of our advisor and our dealer manager rely substantially on Plymouth Group Real Estate. Plymouth Group Real Estate is largely dependent on fee income from us. Recent and ongoing global economic concerns could adversely affect the amount of such fee income. In the event that Plymouth Group Real Estate becomes unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us. Further, given the non-compete agreements in place with Plymouth Group Real Estate’s employees and the non-solicitation agreements we have with our advisor, it would be difficult for us to utilize any current employees that provide services to us.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding shares of common or preferred stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their shares. See "Description of Shares — Restriction on Ownership of Shares" elsewhere in this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 1,010,000,000 shares of capital stock. Our board of directors, without any action by our stockholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See "Description of Shares — Preferred Stock" elsewhere in this prospectus.

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Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see "Description of Shares — Business Combinations" elsewhere in this prospectus.

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. "Control shares" are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation

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is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned "Description of Shares — Control Share Acquisitions" elsewhere in this prospectus.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any "mini-tender" offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intends to register as investment companies under the Investment Company Act. If we or any of our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an "investment company" is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, which criteria we refer to as the primarily engaged test; and

•	is engaged in or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which criteria we refer to as the "40% test." "Investment securities" excludes U.S. government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We intend to structure our investments so that we, our operating partnership and our other subsidiaries will not meet either of the tests above and, accordingly, will not be deemed to be an investment company. Each of our subsidiaries will primarily own real estate assets and will limit its investments in real estate related assets so that it will not meet the definition of an "investment company" under the Investment Company Act. With respect to the 40% test, most of the entities through which we and our operating partnership own our assets are majority owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

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With respect to the primarily engaged test, we and our operating partnership are holding companies and do not intend to invest or trade in securities ourselves. Through the majority owned subsidiaries of our operating partnership, we and our operating partnership are primarily engaged in the ownership of real estate assets through the non-investment company businesses of these subsidiaries.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, SEC staff interpretations with respect to various types of assets are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exception from the Investment Company Act.

If the market value or income potential of our real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors approved a share redemption program, but our share redemption program is currently limited to redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence. There are many other limitations on your ability to sell your shares pursuant to the share redemption program. Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder either (1) acquired the shares requested to be repurchased directly from us or (2) acquired the shares from the original investor by way of a bona fide gift not for value to, or for the benefit of, a member of the stockholder’s immediate or extended family, or through a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

In addition, our share redemption program contains other restrictions and limitations. We cannot guarantee that we will accommodate all redemption requests made in any particular redemption period. If we do not redeem all shares presented for redemption during any period in which we are redeeming shares, then all shares will be redeemed on a pro rata basis during the relevant period. We will not redeem, during any twelve-month period, more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Generally, the cash available for redemption on any particular date will be limited to the proceeds from our distribution reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period, plus, if we had positive operating cash flow during such preceding four fiscal quarters, 1% of all operating cash flow during such preceding four fiscal quarters.

Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see "Description of Shares — Share Redemption Program" elsewhere in this prospectus elsewhere in this prospectus.

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We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

Depending upon then prevailing market conditions, it is our intention to consider beginning the process of listing our shares on a national securities exchange within seven years after the termination of this primary offering. If we do not begin the process of listing our shares within this time period, our charter requires that we:

•	seek stockholder approval of the liquidation of the Company; or

•	if a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the Company.

If a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, our charter requires that the corporate governance committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors (including a majority of the members of the corporate governance committee) again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the corporate governance committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange beyond seven years from the termination of this offering. If so, our board of directors and our corporate governance committee may conclude that it is not in our best interest to hold a stockholders meeting for the purpose of voting on a proposal for our orderly liquidation. Our charter permits our board of directors, with the concurrence of a majority of our corporate governance committee, to defer such a stockholder vote indefinitely. Therefore, if we are not successful in implementing our exit strategy, your shares will continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss.

We established the offering price for the shares on an arbitrary basis; as a result, the offering price of the shares is not related to any independent valuation.

Our board of directors arbitrarily set the offering price of our shares of common stock for this offering, and this price bears no relationship to the book or net value of our assets or to our expected operating income. We adopted a valuation policy in respect of estimating the per share value of our common stock and expect to disclose such estimated value annually, but this estimated value is subject to significant limitations. Until 18 months have passed without a sale in an offering of our common stock (or other securities from which our board of directors believes the value of a share of common stock can be estimated), not including any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

Because the dealer manager is an affiliate of our advisor, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings.

The dealer manager, Plymouth Real Estate Capital, is an affiliate of our advisor and will not make an independent review of us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

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Your interest in Plymouth Opportunity REIT will be diluted if we or Plymouth Opportunity OP issues additional securities.

Investors purchasing shares in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, and 10,000,000 share are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, and may classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. Shares will be issued in the discretion of our board of directors. Investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we: (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of common stock upon the conversion of our convertible stock, (5) issue shares of common stock upon the exercise of any options granted to our independent directors or employees of our advisor or its affiliates, (6) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory management agreement, or (7) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Plymouth Opportunity OP. In addition, the partnership agreement for Plymouth Opportunity OP contains provisions that allow, under certain circumstances, other entities, including other Plymouth sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Plymouth Opportunity OP. Because the limited partnership interests of Plymouth Opportunity OP may be exchanged for shares of our common stock, any merger, exchange or conversion between Plymouth Opportunity OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.

Development projects in which we invest may not be completed successfully or on time, and guarantors of the projects may not have the financial resources to perform their obligations under the guaranties they provide.

We may make equity investments in, acquire options to purchase interests in or make mezzanine loans to the owners of real estate development projects. Our return on these investments is dependent upon the projects being completed successfully, on budget and on time. To help ensure performance by the developers of properties that are under construction, completion of these properties is generally guaranteed either by a completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the entity entering into the construction or development contract as an alternative to a completion bond or performance bond. For a particular investment, we may obtain guaranties that the project will be completed on time, on budget and in accordance with the plans and specifications and that the mezzanine loan will be repaid. However, we may not obtain such guaranties and cannot ensure that the guarantors will have the financial resources to perform their obligations under the guaranties they provide. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to this offering. We will establish capital reserves on a property-by-property basis, as we deem appropriate. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

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We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

The current economic conditions may cause the tenants in any properties we own to experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

We may not be able to realize the full financial benefits from any sale-leaseback transaction we enter into.

We may from time to time, acquire a property and then lease it back to the seller in a transaction referred to as a "sale-leaseback." Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Recent market disruptions may adversely impact aspects of our operating results and operating condition.

The global financial markets have undergone pervasive and fundamental disruptions. The disruption has had and may continue to have an adverse impact on the availability of credit to businesses, generally, and has resulted in and could lead to further weakening of the U.S. and global economies. Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole or by the local economic conditions in the markets in which our properties are located, including the current dislocations in the credit markets and general global economic recession. Availability of debt financing secured by commercial real estate has declined, as a result of tightened underwriting standards. These conditions have and may continue to materially affect the value of our investment properties, and may affect our ability to pay distributions, the availability or the terms of financing that we have or may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due. These challenging economic conditions may also impact the ability of certain of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Specifically, the current conditions, or similar conditions existing in the future, may have the following consequences:

•	the financial condition of our tenants may be adversely affected, which result in us having to increase concessions, reduce rental rates or make capital improvements beyond those contemplated at the time we acquired the properties in order to maintain occupancy levels or to negotiate for reduced space needs, which results in a decrease in our occupancy levels;

•	an increase in the number of bankruptcies or insolvency proceedings of our tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;

•	significant job losses in the financial and professional services industries have occurred and may continue to occur, which may decrease demand for our office space and result in lower occupancy levels, which will result in decreased revenues and which could diminish the value of our properties, which depend, in part, upon the cash flow generated by our properties;

•	credit spreads for major sources of capital may continue to widen as stockholders demand higher risk premiums, resulting in lenders increasing the cost for debt financing;

•	our ability to borrow on terms and conditions that we find acceptable, or at all, may be limited, which could result in our investment operations generating lower overall economic returns and a reduced level of cash flow, which could potentially impact our ability to make distributions to our stockholders at current levels, reduce our ability to pursue acquisition opportunities if any, and increase our interest expense;

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•	a further reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity, reduce the loan to value ratio upon which lenders are willing to lend, and result in difficulty refinancing our debt;

•	the value of certain of our properties may have decreased below the amounts we paid for them, which may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•	the value and liquidity of our short-term investments could be reduced as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for such investments or other factors; and

•	one or more counterparties to our derivative financial instruments could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of these instruments.

Further, in light of the current economic conditions, we cannot provide assurance that we will be able to sustain the current level of our distributions. If the conditions continue, our board may reduce or cease our distributions in order to conserve cash.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment and affect cash available for distribution to our stockholders.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Our hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

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Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

General Risks Related to Investments in Real Estate

Our opportunistic property-acquisition strategy involves a higher risk of loss than more conservative investment strategies.

Our strategy for acquiring properties may involve the acquisition of properties in markets that are temporarily depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

Our opportunistic property-acquisition strategy will include investments in properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of properties and projects, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project. Further, our net income and shareholders' equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

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Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry and have a disproportionate adverse effect on the value of our investments.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or retail category, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of our properties, or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution could be lower than if we did not enter into long-term leases.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments often will be materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. Additionally, loans that we make generally will relate to real estate. As a result, the borrower’s ability to repay the loan may be dependent on the financial stability of the tenants leasing the related real estate.

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We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements. Additional borrowing for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. If we do not begin the process of listing our shares within seven years of the termination of this primary offering, our charter requires that we:

•	seek stockholder approval of the liquidation of the Company; or

•	if a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the Company.

If a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, our charter requires that the corporate governance committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors (including a majority of the members of the corporate governance committee) again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the corporate governance committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with future Plymouth programs or third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons.

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Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances, such as with marinas, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

We may invest some or all of the proceeds available for investment in the acquisition, development and/or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

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In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of other than existing market areas or the property classes of our primary focus if appropriate opportunities arise. Our historical experience in evaluating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

We may invest in apartment communities and short-term apartment leases, which may expose us to the effects of declining market rent and which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

To the extent we invest in apartment communities, we will face competition from other apartment communities and the increased affordability of single-family homes, which may limit our profitability and returns to our stockholders.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family homes, as well as owner-occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

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Moreover, the residential apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources, including from other apartment communities both in the immediate vicinity and the broader geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates. We may be required to expend substantial sums to attract new residents.

In connection with the recent and ongoing global economic concerns, to the extent we invest in apartment communities, we may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may invest in may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area because of the tightening of mortgage lending underwriting criteria, homeowner foreclosures, the decline in single-family home and condominium sales and the lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Our failure to integrate acquired communities and new personnel could create inefficiencies and reduce the return of your investment.

We must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

If we acquire lodging facilities, we will be dependent on the third-party managers of those facilities.

In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We anticipate that we will lease any hotels we acquire to a TRS in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

We will depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

If we acquire lodging properties, we may have to make significant capital expenditures to maintain them.

Hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•	your investment is consistent with your fiduciary obligations and other under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	your investment satisfies other applicable provisions of ERISA and the Internal Revenue Code;

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•	your investment in our shares, for which there is no public trading market exists, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce "unrelated business taxable income" for the plan or IRA (see explanation below);

•	you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire and lower the return on your investment.

The operations of certain properties in which we may invest, such as hotels and recreation and leisure properties, will depend upon a number of factors relating to discretionary consumer spending. Unfavorable local, regional or national economic developments or uncertainties regarding future economic prospects as a result of terrorist attacks, military activity or natural disasters could reduce consumer spending in the markets in which we own properties and adversely affect the operation of those properties. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and health and spa activities may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. Certain of the classes of properties that we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence, which could in turn affect the ability of operators to make scheduled rent payments to us.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would reduce our operating results.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

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Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act), or similar laws of foreign jurisdictions. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or similar laws of foreign jurisdictions or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

Any apartment communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as apartment communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

If we invest in apartment communities, we must comply with the Fair Housing Amendment Act, which may decrease our cash flow from operations.

We also must comply with the Fair Housing Amendment Act of 1988 (FHAA), which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We incur mortgage indebtedness and other borrowings, which increases our business risks.

We expect that in most instances we will acquire real properties and other real estate-related investments by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional properties and other investments.

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There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our "net assets" (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 65% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. For these purposes, the value of our assets is based on methodologies and policies determined by the board of directors and may include, but do not require, independent appraisals.

If there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss because (1) loss in investment value is generally borne entirely by the borrower until such time as the investment value declines below the principal balance of the associated debt and (2) defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected. In addition, because our goal is to be in a position to liquidate our assets within seven years after the termination of this primary offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Plymouth Real Estate Investors as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or "balloon" payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

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If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and/or avoid federal income tax. Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the aggregate value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than REITs with similar investment objectives or criteria. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate-Related Securities

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies. Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

We expect that a portion of any real estate-related securities investments we make will be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

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Interest rate and related risks may cause the value of our real estate-related securities investments to be reduced.

Interest rate risk is the risk that prevailing market interest rates change relative to the current yield on fixed-income securities such as preferred and debt securities, and to a lesser extent dividend-paying common stock. Generally, when market interest rates rise, the market value of these securities declines, and vice versa. In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing. As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities. As a result, repurchases decrease, thereby extending the average maturity of the securities. We intend to manage interest rate risk by purchasing preferred and debt securities with maturities and repurchase provisions that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We may not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans

We have relatively less experience investing in mortgage, bridge, mezzanine or other loans as compared to investing directly in real property, which could adversely affect our return on loan investments.

The experience of our advisor and its affiliates with respect to investing in mortgage, bridge, mezzanine or other loans is not as extensive as it is with respect to investments directly in real properties. However, we may continue to make such loan investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. Our less extensive experience with respect to mortgage, bridge, mezzanine or other loans could adversely affect our return on loan investments.

Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans in the event we sell them.

If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage, bridge or mezzanine loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

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Delays in liquidating defaulted mortgage, mezzanine or bridge loans could reduce our investment returns.

If there are defaults under our loans, we may not be able to repossess and sell quickly any properties securing such loans. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. If borrowers of these loans are real estate developers, our investments may involve additional risks, including dependence for repayment on successful completion and operation of the project, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through "standstill periods"), and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some or all of our investment.

Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

The mortgage, bridge or mezzanine loans in which we invest, or that we may make, may be subject to regulation by federal, state and local authorities and/or regulation by foreign jurisdictions and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner. See "General Risks Related to Investments in Real Estate" above.

The liquidation of our assets may be delayed as a result of our investment in mortgage, bridge or mezzanine loans, which could delay distributions to our stockholders.

The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. If our advisor determines that it is in our best interest to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all of our properties.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT and may affect our ability to continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualifying.

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Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. We cannot assure you that we will satisfy the REIT requirements in the future. If we fail to qualify as a REIT for any taxable year, and we are not able to avail ourselves of certain relief provisions, we will be subject to federal income tax on our taxable income for that year at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

In light of our opportunistic investment strategy, it is possible that one or more sales of our properties may be considered "prohibited transactions" under the Internal Revenue Code. Any subdivision of property, such as the sale of condominiums, would almost certainly be considered such a prohibited transaction. See "Federal Income Tax Considerations — Taxation of Plymouth Opportunity REIT — Prohibited Transactions" elsewhere in this prospectus. If we are deemed to have engaged in a "prohibited transaction" (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business) all net income that we derive from such sale would be subject to a 100% penalty tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See "Federal Income Tax Considerations — Taxation of Plymouth Opportunity REIT — Prohibited Transactions" elsewhere in this prospectus. Given our opportunistic investment strategy, the sale of one or more of our properties may not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a TRS or acquired the property and transferred it to a TRS prior to the sale. However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forgo the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the gain from such sale will be distributable by us to our stockholders or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal corporate income tax rate currently is 35%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

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As a REIT, the value of the securities we hold in all of our TRSs may not exceed 25% of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded this limit at the end of any calendar quarter, then we could fail to qualify as a REIT. If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 25% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. See "Federal Income Tax Considerations — Taxation of Plymouth Opportunity REIT — Income Tests" elsewhere in this prospectus. If this income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status. We will use commercially reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See "Description of Shares — Distribution Reinvestment Plan — Tax Consequences of Participation" elsewhere in this prospectus.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to our stockholders.

We intend to maintain the status of Plymouth Opportunity OP, our operating partnership, as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as an entity taxable as a partnership, Plymouth Opportunity OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state taxes, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal and state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% penalty tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. We may also be subject to state and local taxes, on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce the cash available to us for distribution to our stockholders.

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Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and 2011. One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2013. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders in the form of deductible dividends, and we thus expect to avoid the "double taxation" to which other corporations are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Equity participation in mortgage, bridge, mezzanine or other loans may result in taxable income and gains from these properties that could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the mortgage loan or its cash flow we might have to recognize income, gains and other items from the property for federal income tax purposes. This could affect our ability to qualify as a REIT and could result in our having income from "prohibited transactions."

Our investments in debt instruments may cause us to recognize "phantom income" for federal income tax purposes even though no cash payments have been received on the debt instruments.

It is expected that we may acquire debt instruments in the secondary market for less than their face amount (which may result in a portion of the interest payable on such debt instruments not consisting of qualifying income for purposes of the 75% REIT income test even though such debt instruments may be secured by a mortgage on real property). The amount of such discount will generally be treated as "market discount" for federal income tax purposes. We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. Provided we satisfy certain requirements outlined by the Internal Revenue Service in a recent Revenue Procedure, this deemed reissuance should not prevent the modified debt from qualifying as a good REIT asset notwithstanding any decrease in value of the underlying security.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized.

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REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual or deemed amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid imposition of excise taxes.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Risks Related to Investments by Individual Retirement Accounts (IRAs) and Benefit Plans Subject to ERISA

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(K) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties or jeopardize the qualified status of the employee pension benefit plan investing in our stock.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations and other under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	your investment satisfies other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment in our shares, for which there is no public trading market exists, is consistent with the liquidity needs of the plan or IRA;

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•	your investment will not produce "unrelated business taxable income" for the plan or IRA (see explanation below);

•	you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

We have adopted a valuation policy in respect of estimating the per share value of our common stock and expect to disclose such estimated value annually, but this estimated value is subject to significant limitations. Until 18 months have passed without a sale in an offering of our common stock (or other securities from which the board of directors believes the value of a share of common stock can be estimated), not including any offering related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common stock, see "ERISA Considerations."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "should," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading "Risk Factors" elsewhere in this prospectus. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum number of 250,000 shares, (2) a mid-point of 32,500,000 shares (including 7,500,000 shares offered pursuant to the distribution reinvestment plan), (3) the maximum offering of 65,000,000 shares pursuant to our primary offering (including 15,000,000 shares offered pursuant to our distribution reinvestment plan) and (4) no shares are reallocated from our distribution reinvestment plan to our primary offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect to use up to approximately 93.0% of the gross proceeds raised in this offering (90.85% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investments in real estate, loans and other investments and paying acquisition fees incurred in making such investments. Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans or other investments. Our total organization and offering expenses may not exceed 15% of gross proceeds from this offering. The amount available for investment will be less to the extent that we use proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program or to fund distributions to stockholders..

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The aggregate of the selling commissions and the dealer manager fee will not exceed 5% of the gross offering proceeds. All amounts deemed to be "underwriting compensation" by FINRA will be subject to FINRA’s 10%; however the aggregate underwriting compensation, including selling commissions and the dealer manager fee, in this offering will not exceed 5.4% of gross offering proceeds.

We expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties, loans and other real estate-related investments. We will not make any distributions to stockholders from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees and/or from borrowings (including borrowings secured by our assets) and will only make distributions at such time as we have sufficient cash flow from operations to fully fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets. See "Description of Shares — Distributions" elsewhere in this prospectus.

Our fees and expenses, as listed below, include the following:

•	Selling commissions and dealer manager fee, which consist of selling commissions of up to 4% of aggregate gross offering proceeds (no selling commissions are paid with respect to sales under our distribution reinvestment plan), and a dealer manager fee equal to 1% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to Plymouth Real Estate Capital, an affiliate of our advisor, which commissions and fee may be reduced under certain circumstances. Plymouth Real Estate Capital may reallow its 4% selling commission to other broker-dealers participating in the offering of our shares. We may also incur additional underwriting compensation in an aggregate amount of up to 0.4% of gross offering proceeds for marketing fees and expenses, conference fees, our dealer manager’s legal fees and non-itemized, non-invoiced due diligence efforts. Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement, may not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses. The total underwriting compensation in this offering will not exceed 5.4% of our gross offering proceeds. See the "Plan of Distribution" elsewhere in this prospectus.

•	In addition to amounts we will pay to Plymouth Real Estate Capital for selling commissions, the dealer manager fee and the additional underwriting compensation with respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf, which FINRA identifies as "issuer costs," including filing fees, the Company’s legal and accounting fees and expenses and bona fide, itemized due diligence expenses, which in the aggregate will not exceed $5.5 million or 1.1% of gross offering proceeds. We will not be required to reimburse our advisor any amounts and our advisor will be required to reimburse us to the extent that the total amount spent by us on organization and offering expenses (together with selling commissions and the dealer manager fee) would exceed 15% of the gross proceeds from the completed primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (together with selling commissions and the dealer manager fee) to the extent they exceed 15% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us; however the aggregate organization and offering expenses of this offering, including selling commissions and the dealer manager fee, are not expected to exceed 6.5% of gross offering proceeds. Our contractual obligation to reimburse our advisor for these organization and offering expenses is limited to the extent set forth in the following table. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering.

•	Organization and offering expenses (other than selling commissions and the dealer manager fee), which FINRA identifies as "issuer costs," are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees, amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse our advisor for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders and depositories.

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•	Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We may pay acquisition and advisory fees of up to 1.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets. These fees, if any, will be payable to third-parties, including the sub-advisors, and not to the advisor.

•	We will also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs. In addition, to the extent our advisor or its affiliates directly provide those services usually provided by third parties, including, without limitation, accounting services related to the preparation of audits required by the SEC, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a completed investment the direct employee costs and burden to our advisor of providing these services are acquisition expenses for which we reimburse our advisor. In addition, acquisition expenses for which we reimburse our advisor include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by us that are not refundable and that are not ultimately applied against the purchase price for such asset.

	250,000 Shares		32,500,000 Shares
	Minimum		Primary Offering		Dist. Reinv. Plan
	Offering		(25,000,000 Shares)		(7,500,000 Shares)
	($10.00/Share)		($10.00/Share)		($9.50/Share)
	$	%	$	%	$	%

Gross Offering Proceeds	2,500,000	100.00	250,000,000	100.00	71,250,000	100.00
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	125,000	5.00	12,500,000	5.00	0	0
Organization and Offering Expenses(1)	37,500	1.50	3,750,000	1.50	0	0
Amount Available for Investment	2,337,500	93.50	233,750,000	93.50	71,250,000	100.00
Acquisition and Development Expenses:
Acquisition Expenses(2)(3)	41,250	1.65	4,125,000	1.65	0	0
Initial Capital Reserve(4)	25,000	1.00	2,500,000	1.00	0	0
Amount Estimated to Be Invested(5)
	2,271,250	90.85	227,125,000	90.85	71,250,000	100.00%

	Maximum Primary		Maximum Distribution
	Offering of		Reinvestment Plan of
	Shares		Shares
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$500,000,000	100.0%	$142,500,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	25,000,000	5.0%	—	—
Organization and Offering Expenses(1)	7,500,000	1.50%	—	—
Amount Available for Investment	$467,500,000	93.50%	$142,500,000	100.0%
Acquisition and Origination
Expenses:
Acquisition Expenses(2)(3)	8,250,000	1.65%	0	0.0%
Initial Capital Reserve(4)	5,000,000	1.0%	0	0.0%
Amount Estimated to Be Invested	$454,250,000	90.85%	$142,500,000	100%

____________

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(1)	Our advisor will receive funds to pay such expenses from capital contributions from affiliates of our advisor. Organization and offering expenses must be reasonable. Organization and offering expenses consist of (i) reimbursement of actual legal, accounting, printing and other accountable offering expenses, including due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares; and (iii) other marketing and organization costs, including payments made to participating broker-dealers. We will reimburse our advisor and its affiliates for organization and offering expenses in an amount up to 1.5% of gross offering proceeds, including "issuer costs" of up to 1.1% of gross offering proceeds and additional underwriting compensation of up to 0.4% of gross offering proceeds. See "Plan of Distribution" elsewhere in this prospectus. Our advisor and its affiliates will be responsible for any organization and offering expenses that exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us. Subject to the cap on underwriting compensation described elsewhere in this prospectus, the reimbursement to our advisor and its affiliates may include certain expenses that constitute underwriting compensation, a portion of which may be payments made to participating broker-dealers.
(2)	For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the aggregate value of our assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital. Until such time as we begin to obtain valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

Assuming we sell the maximum amount of $500,000,000 of shares in the primary offering and $142,500,000 of shares pursuant to our distribution reinvestment plan, we use debt financing equal to 65% of the aggregate value of our assets, we establish no capital reserves and we do not reinvest the proceeds of any sales of investments, up to approximately $1.7 billion would be available for investment in real estate properties, mortgage, bridge or mezzanine loans and other investments (of which approximately $1.1 billion would be debt financing). Of the $1.7 billion available for investment, up to $90 million of this could be used for payment of acquisition fees and expenses to third-parties related to the selection and acquisition of our investments.

(3)	We have also assumed that acquisition and origination expenses will be 0.65% of the amount available for investment. We also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.
(4)	We do not expect to use more than 1.0% of the gross proceeds from our primary offering for working capital reserves. We may also use debt proceeds, our cash flow from operations and proceeds from our distribution reinvestment plan to meet our needs for working capital and to build a moderate level of cash reserves.
(6)	Until required in connection with investment in real estate properties or real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from the primary offering may also include anticipated capital improvement expenditures and tenant leasing costs. We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemption under our share redemption program.

We will not pay distributions until we generate net operating cash flow under GAAP sufficient to pay distributions to our stockholders. We will not make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow.

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MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Plymouth Real Estate Investors to manage our day-to-day operations and our portfolio of real estate properties and real estate-related assets, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, Plymouth Real Estate Investors and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the corporate governance committee and is discussed below and under "Conflicts of Interest" elsewhere in this prospectus.

We have three independent directors. An independent director is a person who meets the requirements set forth in our charter and who is not one of our officers or employees or an officer or employee of Plymouth Real Estate Investors, our sponsor or their affiliates, and has not been so for the previous two years. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc.

Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer "for" votes than "withhold" votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the corporate governance committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity, although we expect our corporate governance committee would act on these matters.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

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Selection of Our Board of Directors

In determining the composition of our board of directors, our sponsors’ goals were to assemble a group of persons whose individual skills, character, judgment, leadership experience, real estate experience and business acumen would complement each other and bring a diverse set of skills and experiences to the board as a whole. Two members of our sponsor, Jeffrey Witherell and Pendleton White, Jr., serve as our directors, together with three independent directors. Our independent directors will be David G. Gaw, Richard J. DeAgazio and Philip S. Cottone. Messrs. Gaw, DeAgazio and Cottone will become directors upon the effectiveness of the registration statement of which the prospectus is a part.

Our sponsor chose Mr. Witherell to serve as a director, the Chairman of our Board and our Chief Executive Officer for reasons including his over 25 years of real estate and investment sales experience. He has significant experience in the syndication of real estate investments and has evaluated and raised equity capital for real estate investment opportunities in most major metropolitan areas in the United States. He gained his understanding of real estate and the real estate finance markets through hands-on experience with investment analysis, acquisitions and capital raising. As our Chief Executive Officer and chief executive officer of our external advisor, Mr. Witherell is best-positioned to provide our board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of our sponsor, Mr. Witherell brings to our board of directors demonstrated management and leadership ability.

Our sponsor chose Mr. White to serve as a director and President, Chief Investment Officer and Secretary for reasons including his experience in commercial real estate finance and real estate investments. With over 25 years in real estate investment banking, sales and acquisitions, asset management and portfolio analysis, Mr. White offers insight and perspective on our real estate acquisitions and financing activities. As one of the executive officers of our advisor, Mr. White will also be able to assist our board of directors in identifying and resolving the critical issues facing our company.

Our sponsor chose Mr. Gaw to serve as an independent director for reasons including his extensive experience as the chief financial officer of two publicly traded REITs, both of which were listed on the New York Stock Exchange. Mr. Gaw serves as the chairman of our audit committee. Mr. Gaw brings to our board critical insights and an understanding of the accounting principles and financial reporting rules and regulations affecting public REITs. His expertise in evaluating the financial and operational results of public companies and overseeing the financial reporting process makes him a valuable member of our board of directors and our audit committee. In addition, his experience as a member of the management group of REITs that have acquired and managed neighborhood and community shopping centers and office properties, Mr. Gaw provides our board with valuable insights into these types of real estate investments.

Our sponsor chose Mr. DeAgazio to serve as an independent director for reasons including his expertise in real estate-related investments. With nearly 45 years of experience in investing in and managing real estate-related assets, Mr. DeAgazio provides our board a wide range of insights and perspectives with respect to our real estate-related investment portfolio. In addition, he served as president of a registered broker dealer for over 25 years and was an active participant in FINRA. As a result, Mr. DeAgazio is aware of the issues regarding fundraising that our company will face and provides valuable advice with respect to our equity raising efforts.

Our sponsor chose Mr. Cottone to serve as an independent director for reasons including his lengthy experience as a senior executive of two real estate companies and his experience as a director of other public REITs. With his extensive experience as an officer and director of other real estate companies, coupled with his experience as an arbitrator and mediator for, among others, FINRA, Mr. Cottone will provide our board with considerable insight into the acquisition and financing of real estate and the execution of a public offering. He also provides us with valuable oversight of the actions of our dealer manager.

Committees of the Board of Directors

Our board of directors considers all major decisions concerning our business, including property acquisitions; however our board may delegate some of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board has three committees, the audit committee, the compensation committee and the corporate governance committee, that consist solely of independent directors. Nonetheless, our board of directors owes fiduciary duties to our stockholders that cannot be delegated to one or more of the board’s committees.

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Audit Committee

Our board of directors has an audit committee that consists solely of independent directors, that is directors who are not executive officers or affiliated with our advisor. The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement and considers and approves the audit and non-audit services and fees provided by the independent public accountants. Our board of directors has determined that each director appointed to the audit committee is financially literate and that at least one director appointed to the audit committee, Mr. Gaw, is an "audit committee financial expert," as such term is defined in the regulations promulgated under the Exchange Act. The members of our audit committee are: Messrs. Gaw, who serves as chairman of the committee, DeAgazio and Cottone. Our board of directors has adopted our Audit Committee Charter and it is posted on our website at www.plymouthreit.com.

Compensation Committee

We have a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including salary and other forms of compensation for our officers and our directors. Our compensation committee is comprised of our three independent directors, Messrs. Cottone, who serves as the chairman of the committee, Gaw and DeAgazio. Our board of directors has adopted our Compensation Committee Charter and it is posted on our web site at www.plymouthreit.com. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors.

Corporate Governance Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a corporate governance committee of our board of directors consisting solely of all of our independent directors. Our charter authorizes the corporate governance committee to act on any matter permitted under Maryland law. Both the board of directors and the corporate governance committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the corporate governance committee to retain its own legal and financial advisors at our expense. See "Conflicts of Interest — Certain Conflict Resolution Measures" elsewhere in this prospectus.

Our charter requires that the corporate governance committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. The members of our corporate governance committee are Messrs. DeAgazio, who served as chairman of the committee, Gaw and Cottone. Our board of directors has adopted our Corporate Governance Committee Charter and it is posted on our web site at www.plymouthreit.com.

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Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name*	Age**	Positions

Jeffrey E. Witherell	48	Chairman of the Board, Chief Executive Officer and Director
Pendleton White, Jr.	53	President, Chief Investment Officer, Secretary and Director
Donna Brownell	53	Executive Vice President, Chief Operating Officer, Chief Accounting Officer and Treasurer
Anne Alger Hayward	61	Senior Vice President and General Counsel
David G. Gaw	61	Independent Director
Richard J. DeAgazio	68	Independent Director
Philip S. Cottone	73	Independent Director

*	The address of each executive officer and director listed is Two Liberty Square, 10th Floor, Boston, Massachusetts 02109.
**	As of March 31, 2013.

Jeffrey E. Witherell is our Chief Executive Officer and Chairman of Bond Board and has held these positions since March 2011. He also has been the Chief Executive Officer and Chairman of the Board of our advisor, Plymouth Real Estate Investors, since its formation in August 2009. Mr. Witherell also owns a 24% interest in Plymouth Group Real Estate, our sponsor, and owns 80% of Plymouth Real Estate Capital, our dealer manager. Mr. Witherell oversees all aspects of our advisor and our advisor’s business activities, including the acquisition, management and disposition of assets. Mr. Witherell has been involved in real estate and investment sales for over 25 years. He, along with Mr. White and Ms. Brownell, formed our sponsor, Plymouth Group Real Estate, LLC in July 2009, and formed our dealer manager in September 2009, and from March 2008 through August 2009 he was engaged in the formation of Plymouth Group Real Estate. Prior to that, from April 2000 to March, 2008, Mr. Witherell was employed as an investment banker in the Investment Banking division of Franklin Street Properties Corp., a publicly traded REIT, and its wholly-owned broker dealer, FSP Investments LLC. During that time, Mr. Witherell was involved in the syndication of 34 separate property investments, structured as single asset REITs, in 12 states, which raised in the aggregate in excess of $1.2 billion. Mr. Witherell worked with a team of investment bankers that was responsible for raising equity capital for those investments, but Mr. Witherell did not make any of the investment decisions for these entities. From 1999 to 2000, he was affiliated with IndyMac Bank where he was responsible for closed loan acquisitions. From 1996 to 1999, Mr. Witherell was COO for GAP LP, a real estate investment firm where he was responsible for the acquisition and subsequent development of several real estate investments in Pennsylvania, Massachusetts, Wyoming and Nova Scotia, Canada. From 1994 to 1996, he founded and served as president of Devonshire Development, Inc., a Massachusetts based land development firm, where he was responsible for the acquisition and subsequent development of several real estate developments. From 1990 to 1994, he was vice president of property management at New Boston Management, Inc., a Boston based real estate management firm. His responsibilities included property management and property disposition services. From 1987 to 1990, he was vice president of development for Kirkwood Development, an Oklahoma City based real estate development firm. His responsibilities included the development and construction of twelve residential development projects throughout New England. From 1982 to 1987, Mr. Witherell was employed at Dewsnap Engineering, a Boston based civil engineering and land surveying firm, where he was responsible for performing land surveying, permitting, design, and construction management services. Mr. Witherell graduated from Emmanuel College in Boston with a bachelor of science degree in business and is a member of several real estate organizations, including the Urban Land Institute (ULI). In addition, he holds FINRA Series 7, 63, 79 and Series 24 General Securities Principal licenses.

Pendleton White, Jr. is our President, Bond Investment Officer and Secretary and one of our directors and has served in these positions since March 2011. He has also served as the President and Chief Investment Officer of our advisor since its formation in August 2009. Mr. White owns an 8% interest in our sponsor. Along with Mr. Witherell and Ms. Brownell, Mr. White actively participates in the management and operations of our advisor and is responsible for the overall investment strategy of our company. Mr. White has over 25 years of experience in commercial real estate, serving in numerous capacities including investment banking, property acquisitions and leasing. From November 2008 through August 2009, Mr. White was engaged in the formation of Plymouth Group Real Estate. Prior to that, Mr. White was Executive Vice President and Managing Director at Scanlan Kemper Bard (SKB) from September 2006 through November 2008, where he led SKB’s East coast office and managed the funding of SKB Real Estate Investors Funds I and II and was part of the team that made the investment decision for these entities. From March 2002 through September 2006, Mr. White was employed at FSP Investments LLC, a subsidiary of Franklin Street Properties Corp (AMEX: FSP) and was responsible for providing

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funding for numerous structured REITs throughout North America. From 1997-2001, Mr. White was Principal and Director of North Shore Holdings, a family-owned real estate investment firm. From 1993-1997, Mr. White was Co-Director of Investment Sales at Coldwell Banker Commercial Real Estate Services (now CB Richard Ellis) and was responsible for overseeing the acquisition and disposition of commercial properties throughout New England. Mr. White also was Vice President at Spaulding & Slye (now Jones Lang LaSalle) from 1991-1993 and Senior Sales Consultant at the Charles E. Smith Companies (now Vornado), in Washington, DC, from 1987-1992 and was responsible for property leasing and investment sale transactions. Mr. White began his career at Coldwell Banker in 1982. Since then he has been involved in over $1 billion of real estate transactions either serving as a broker, investor, consultant or investment banker. Mr. White received a bachelor of science degree from Boston University and is a member of several real estate organizations, including ULI.

Donna Brownell is our Executive Vice President, Chief Operating Officer, Chief Accounting Officer and Treasurer and has served in these positions since March 2011. She has also served as Executive Vice President, Chief Operating Officer, Chief Accounting Officer and Treasurer of our advisor since its formation in August 2009. Ms. Brownell owns an 8% interest in our sponsor. Ms. Brownell is responsible for the business operations and the investor services of the Company. Ms. Brownell has over 20 years of experience in business operations. From February 2009 through August 2009, Ms. Brownell was engaged in the formation of Plymouth Group Real Estate. Prior to that, Ms. Brownell served as Vice President of Operations for Franklin Street Properties Corp., from September 2003 until January 2009. In this capacity, she was responsible for all operating business affairs of the company, including human resources, treasury and investor services, as well as leading the company’s institutional investor outreach program. From September 2000 until August 2003, she was the Accounting Manager of Franklin Street. Prior to joining Franklin Street, she was the Assistant Vice President, Accounting of Brookwood Financial, a Massachusetts-based real estate investment firm from November 1998 until September 2000. From June 1995 through November 1998 Ms. Brownell was Accounting Manager for Lahey Harvard Partnership, a multi-physician medical care association located in Lynnfield, Massachusetts. From August 1991 through June 1995 Ms. Brownell was Accounting Supervisor at Burney & Handley, PA, an Orlando, Florida based full service law firm. Ms. Brownell holds a bachelor of science degree from Northeastern University, as well as professional certifications in, among others, human resources management, tax accounting, financial reporting and investor relations.

Anne Alger Hayward is our Senior Vice President and General Counsel and has served in these positions since March 2011. She also serves as Senior Vice President and General Counsel to Plymouth Real Estate Capital, LLC, our dealer manager. Ms. Hayward is responsible for the overall legal operations and compliance of our company. Ms. Hayward has over 25 years of experience in the practice of law, specializing in project finance, securities, equipment leasing and real estate transactional matters. She has structured and documented a wide variety of complex commercial transactions and public and private equity and debt securities offerings. Prior to joining Plymouth, from November 2007 through February 2011 she was General Counsel at Shane & Associates, Ltd., a Boston-based privately held real estate development and management company. Prior thereto, from April 2004 to November 2007 she was employed by Atlantic Exchange Company, an I.R.C. Section 1031 exchange accommodator. From 2001 to 2004, Ms. Hayward served as Senior Counsel at Holland & Knight LLP, representing large corporate clients such as GMAC in structuring tax credit transactions and real estate development projects. From 1997 to 2001, Ms. Hayward was senior counsel at BankBoston, NA representing the bank’s asset based financing subsidiary. From 1993 to 1997, Ms. Hayward was Associate General Counsel at American Finance Group, a Boston-based general equipment leasing company. From 1985 to 1993, Ms. Hayward was corporate/securities counsel at CSA Financial Corp., an equipment lease finance company concentrating in high technology assets. From 1976 to 1985 Ms. Hayward was an Associate at Gaston & Snow representing firm clients, such as brokerage firms and issuers, such as Shearson and Fidelity Investments in ‘33 Act, ‘34 Act and ‘40 Act product structuring and compliance matters. Ms Hayward is a graduate of Skidmore College and New England School of Law. She holds FINRA Series 22 and 63 licenses, is a licensed real estate broker, and is a member of the Massachusetts and Federal District Court Bars.

David G. Gaw serves as an independent director of our company and chairs our Audit Committee. Mr. Gaw is currently a real estate project consultant and manages personal investments. From November 2009 through January 2011, Mr. Gaw served as Chief Financial Officer of Pyramid Hotels and Resorts, a REIT that focused on hospitality properties. From September 2008 through November 2009, Mr. Gaw was engaged in managing his personal investments. From June 2007 to September 2008, he was Chief Financial Officer of Berkshire Development, a private real estate developer that focused on retail development. From April 2001 until June 2007, he served as the Senior Vice President, Chief Financial Officer and Treasurer of Heritage Property Industrial Trust, Inc., a publicly traded REIT listed on the New York Stock Exchange. Mr. Gaw was serving in those capacities when Heritage Property engaged in its initial public offering. From the time of its initial public offering in 1992, until October 2000, Mr. Gaw served as Senior Vice President and Chief Financial Officer of Boston Properties, Inc., a publicly traded REIT listed on the New York Stock Exchange. Mr. Gaw received a bachelor of science degree and an MBA from Suffolk University.

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Richard J. DeAgazio serves as an independent director of our company and chairs our Corporate Governance Committee. Mr. DeAgazio has been the Principal of Ironsides Assoc. LLC., a consulting company in marketing and sales in the financial services industry since he founded the company in June 2007. In 1981, he joined Boston Capital Corp., a diversified real estate and investment banking firm, which, through its various investment funds, owns over $12 billion in real estate assets, as Executive Vice President and Principal. He founded and served as the President of Boston Capital Securities, Inc., a FINRA-registered broker dealer, which is an affiliate of Boston Capital Corp., from 1981 through December 2007. Mr. DeAgazio formerly served on the National Board of Governors of FINRA and served as a member of the National Adjudicatory Council of FINRA. He was the Vice Chairman of FINRA’s District 11, and served as Chairman of the FINRA’s Statutory Disqualification Subcommittee of the National Business Conduct Committee. He also served on the FINRA State Liaison Committee, the Direct Participation Program Committee and as Chairman of the Nominating Committee. He is a founder and past President of the National Real Estate Investment Association. He is past President of the National Real Estate Securities and Syndication Institute and past President of the Real Estate Securities and Syndication Institute (MA Chapter). Prior to joining Boston Capital in 1981, Mr. DeAgazio was the Senior Vice President and Director of the Brokerage Division of Dresdner Securities (USA), Inc., an international investment-banking firm owned by four major European banks, and was a Vice President of Burgess & Leith/Advest. He was member of the Boston Stock Exchange for 42 years. He was on the Board of Directors of Cognistar Corporation and FurnitureFind.com. He currently serves as a Vice-Chairman of the board of Trustees of Bunker Hill Community College, the Board of Trustees of Junior Achievement of Massachusetts, the Board of Advisors for the Ron Burton Kid’s Training Village and is on the Board of Corporations of Northeastern University. He graduated from Northeastern University.

Philip S. Cottone serves as an independent director of our company and chairs our Compensation Committee. He is currently a mediator and arbitrator for the Financial Industry Regulatory Authority (FINRA, formerly NASAD), the American Arbitration Association, and the Counselors of Real Estate, primarily in securities, real estate and general commercial matters. He is an officer of the Executive Committee of the governing Council of the Dispute Resolution Section of the American Bar Association, and has been certified by the International Mediation Institute at The Hague. From 2003 to December of 2007 he was a member of the Board of Directors of Government Properties Trust (NYSE – GPT) and Chair of the Nominating and Governance Committee, and from 2004 to December 2008 he was lead director of Boston Capital REIT, a public, non-traded REIT. From 1972 to 1981 Mr. Cottone was senior real estate officer and group executive of IU International (NYSE – IU), a 2 billion dollar Fortune 100 company, and previously, from 1966 to 1972, he was Manager of Real Estate at the Port of New York Authority where, among other things he was responsible for acquisition of the World Trade Center property in Manhattan. In 1981 he co-founded Ascott Investment Corporation, an investment, development and syndication company headquartered in Philadelphia, and as Chairman and CEO, a position he still holds, and founder of its captive broker dealer, he headed a staff of 65 in the capital raising, acquisition, management and sale of more than thirty real estate programs in fourteen states. From 1977 through 1983 and again from 1998 through 2002 he was General Counsel and a member of the Executive Committee of the International Right of Way Association, and from 1977 to 1988 he was Trustee and Treasurer of the IRWA Foundation. In 1988 he was national President of RESSI, the Real Estate Securities & Syndication Institute, and in 2004 he was national Chair of the Counselors of Real Estate, both divisions of the National Association of Realtors. For ten years from 1995 to 2005 he was an adjunct on the faculty of the Real Estate Institute at New York University teaching a course he wrote in real estate securities. Mr. Cottone has an A.B from Columbia College (1961) where he was awarded the Burdette Kinne Memorial Prize for Humanities and an L.L.B. from NYU where he received the Administrative Law prize.

Compensation of Directors

We intend to compensate each of our independent directors with an annual retainer of $45,000, consisting of $25,000 in cash and $20,000 in restricted stock, initially valued at $10.00 per share. In addition, we will pay independent directors for attending board and committee meetings as follows:

•	$1,000 in cash for each board meeting attended (whether in person or by teleconference).

•	$500 in cash for each committee meeting attended (whether in person or by teleconference), except that the chairmen of the committees will be paid a $5,000 annual retainer.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

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Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

To the extent permitted by Maryland law, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages, and requires us to indemnify our directors, officers, Plymouth Real Estate Investors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, Plymouth Real Estate Investors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Plymouth Real Estate Investors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to Plymouth Real Estate Investors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is Plymouth Real Estate Investors. Plymouth Real Estate Investors is a corporation that was formed in the Commonwealth of Massachusetts on August 24, 2009 and currently has ten employees. Our advisor has a limited operating history. As our advisor, Plymouth Real Estate Investors has contractual obligations to us and, under the terms of the NASAA REIT Guidelines, the directors of our advisor also owe fiduciary responsibilities to us and our stockholders to act in our and your best interests. In addition, our directors have the duty to evaluate the performance of our advisor before entering into or renewing the advisory agreement. See "Conflicts of Interest — Fiduciary Duties Owned by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates" elsewhere in this prospectus.

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Our advisor is wholly-owned by Plymouth Group Real Estate LLC, our sponsor. Mr. Witherell is the Chief Executive Officer and Chairman of the Board of our advisor. Mr. White is the President, Chief Investment Officer and Secretary of our advisor. Ms. Brownell is the Executive Vice President, Chief Operating Officer, Chief Accounting Officer and Treasurer of our advisor. For more information regarding the background and experience of Messrs. Witherell and White and Ms. Brownell, see "Management — Executive Officers and Directors" and "— Other Affiliates — Our Sponsor" elsewhere in this prospectus.

The officers and key personnel of our advisor are as follows:

Name	Age	Position

Jeffrey E. Witherell	48	Chairman of the Board, Chief Executive Officer and Director
Pendleton White, Jr.	53	President, Chief Investment Officer, Secretary and Director
Donna Brownell	53	Executive Vice President, Chief Operating Officer, Chief Accounting Officer and Treasurer
Anne Alger Hayward	61	Senior Vice President and General Counsel
K. Cory Benson	58	Executive Vice President/Acquisitions
James M. Connolly	50	Senior Vice President/Asset Management

The backgrounds of Mr. Witherell, Mr. White, Ms. Brownell and Ms. Hayward are described in the "Management-Executive Officers and Directors" section of this prospectus.

K. Cory Benson has been the Executive Vice President/Acquisitions of our advisor since November 2009 and is responsible for property acquisitions and dispositions. Mr. Benson is also a member of our sponsor. From January 2001 to November 2009, Mr. Benson was Founder and President of Sinclair Realty Advisors, where he provided real estate management and development services for corporate clients, specializing in facility planning/investment, build-to-suits, sale-leasebacks and property dispositions throughout the United States, Canada and Mexico. Prior to Sinclair, Mr. Benson was the real estate partner at Biltmore Broadcasting from 1998 to January 2001. Prior to that, he served as Vice President of Real Estate for Astrum International from 1989 to 1998 where he was responsible for the administration and management of a 125 property portfolio. From 1981 to 1989, Mr. Benson was a partner at Hall Davidson & Bullfinch Development, a real estate investment firm, where he was responsible for property acquisitions and real estate development.

He is a member of numerous industry organizations, including the Society of Office and Industrial Realtors (SIOR) and Certified Commercial Investment Managers (CCIM). Mr. Benson has a bachelor of science degree from Cornell University and an MBA from Harvard Business School.

James M. Connolly has been the Senior Vice President/Asset Management of our advisor since May 2011. Mr. Connolly is an experienced real estate asset management executive with a significant background in property level and portfolio wide operations. From 1998 to May 2011, Mr. Connolly was employed with Nortel, where he held positions as Global Leader Real Estate Asset Management from 1998 through December 2003, Director of Real Estate Finance from January 2004 through December 2008, Director of Real Estate for Europe, Middle East and Africa from December 2008 through March 2009, and Director of Real Estate Asset Management from April 2009 through May 2011. His responsibilities included asset, property and facilities management functions across several property types. In addition, he managed internal and external personnel on a national and global basis. Prior to Nortel, Mr. Connolly was affiliated with Bay Networks from 1996 to 1998 and Raytheon from 1986 to 1996 where his responsibilities with those companies included facility finance and property administration. Mr. Connolly holds a BSBA from the University of Massachusetts and an MBA in Real Estate Financial Management from Northeastern University.

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The Advisory Agreement

Under the terms of the advisory agreement, Plymouth Real Estate Investors will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, Plymouth Real Estate Investors will manage our day-to-day operations, retain the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties. Under the terms of the advisory agreement, will not pay our advisory an acquisition or disposition fee; however, we will reimburse our advisor for certain expenses associated with the acquisition and origination of our investments. The amount of reimbursement to our advisory for personnel costs will be evaluated on an ongoing basis. Such reimbursement will be subject to limitation and based on a number of factors, including profitability, funds available and our ability to pay distributions from cash flow generated from operations. The anticipated amount of reimbursement on an annual basis for our executive officers is $500,000 for all executives, including base salary, bonuses and related benefits. Among the services to be provided us by our advisor are as follows:

•	finding, presenting and recommending to us real estate property and real estate-related investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;
•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;
•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and
•	performing any other services reasonably requested by us.

See "Management Compensation" elsewhere in this prospectus, for a detailed discussion of the fees payable to Plymouth Real Estate Investors under the advisory agreement. We also describe in that section our obligation to reimburse Plymouth Real Estate Investors for organization and offering expenses, the costs of providing services to us and payments made by Plymouth Real Estate Investors in connection with potential investments, whether or not we ultimately acquire or originate the investment.

It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement. The criteria used in such evaluation will be reflected in the minutes of the meeting at which the performance and criteria are discussed. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.

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The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of Plymouth Real Estate Investors and us. The corporate governance committee will determine from time to time, and at least annually, that the compensation to be paid to our advisor and its affiliates is reasonable in relation to the nature and quality of the services performed. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, Plymouth Real Estate Investors must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, Plymouth Real Estate Investors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) certain portfolio performance thresholds discussed below have been met. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully paid. The amount of the termination fee would be 15% of the amount by which (1) the hypothetical liquidation proceeds plus distributions paid exceed (2) the amount necessary to provide investors with a return of their net capital contributions and an 8% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. For more information regarding the terms of the advisory agreement, see "Management Compensation" elsewhere in this prospectus.

Plymouth Real Estate Investors and its affiliates may engage in other business ventures, and, as a result, they may not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, Plymouth Real Estate Investors must devote sufficient resources to our business to discharge its obligations to us. Plymouth Real Estate Investors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Sub-Advisors

Our advisor has entered into a sub-advisory agreement with Haley Real Estate Group, LLC (the "Haley Group"), pursuant to which the Haley Group will have the exclusive right to investigate and identify all potential multi-family real estate property investments for evaluation by our advisor. Haley Group was formed in April 2010. Haley Group was formed to identify and assist with the financing of real estate investments to be made by Haley Associates LP and Haley Communities I, LP, two partnerships that have together acquired an aggregate of 39 apartment communities consisting of 9,470 units. Prior to the formation of Haley Communities I in 2010, those activities were performed on behalf of Haley Associates by employees of that partnership, who are now employed by Haley Group, since its formation in 2000. Haley Group has eight employees and, together with its affiliates, has over 250 employees. If we acquire any multi-family properties, we expect to retain Dial Equities, Inc., an affiliate of Haley, to manage those properties. In that case, we would enter into a separate property management agreement with Dial Equities. Our advisor has also entered into a sub-advisory agreement with Oxford Capital Group, LLC ("Oxford"), pursuant to which Oxford will assist our advisor in investigating and identifying all potential hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing for evaluation by our advisor. Oxford was formed in August 1994 and has seven employees Mr. Daniel Clatanoff and Oxford are members of our sponsor. Oxford has been involved in approximately 35 real estate investments, consisting of 30 hotel properties, three office buildings, one senior living property and one health club. Substantially of these real estate investments were made through joint ventures, and in 21 of these, Oxford had investment control.

Each of the sub-advisors is only responsible for identifying potential real estate investment opportunities within specific asset categories to be evaluated by our advisor and, if appropriate, recommended by our advisor for acquisition by our company. Our advisor has selected each of the sub-advisors and is not delegating any of the contractual responsibilities or obligations it owes to us to any sub-advisor. The sole responsibility of each sub-advisor is to investigate and identify potential real estate investments for evaluation by our advisor for recommendation to our board of directors for acquisition by our company. As a result, our board of directors has determined that, because our advisor has the contractual responsibility for identifying and recommending potential investments to our board of directors, its decision to engage sub-advisors to assist it in the exercise of its duties under the advisory agreement obligates our advisor to oversee the actions of its sub-advisors, while our board of directors will continue to exercise its duty to supervise the actions of our advisor. If we decide to engage a sub-advisor to perform property management services with respect to one or more of our assets, the company would enter into the property management agreement directly with such sub-advisor and our board of directors would oversee the activities of the property managers.

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The sub-advisory agreements are terminable with or without cause upon 60 days’ prior written notice. In the event a sub-advisor fails to identify possible acquisitions in a timely manner or otherwise breaches the terms of its sub-advisory agreement, the advisor’s remedy against the sub-advisor is to terminate the agreement and require the sub-advisor to assist the advisor in making an orderly transition of the sub-advisor function. As the sole responsibility of each sub-advisor under the sub-advisory agreement is to identify potential investments for evaluation by our advisor, the advisor would only seek monetary damages under the sub-advisory agreement if a sub-advisor interferes with an existing or prospective contractual relationship between our company and a third party property owner.

The Haley Group and its affiliated entities are based in Omaha, Nebraska and own and operate apartment communities throughout the central United States. The Haley Group identifies properties to be acquired by one of its affiliated limited partnerships and, through its affiliated property management company, DEI Communities, operates 39 apartment communities located throughout the Midwestern United States. Its portfolio totals 9,470 units in 10 states and 25 metropolitan areas. Haley Groups and DEI Communities are members of the National Apartment Association, the National Multi Housing Council and hold the Accredited Management Organization AMOTM designation from IREM, the Institute of Real Estate Management. The AMOTM accreditation recognizes excellence among real estate management firms. Only those firms that achieve the highest level of performance, experience, financial stability and have a Certified Property Manager CPMTM in executive position can earn the AMOTM credential.

The Haley Group’s investment strategy is to acquire and operate multi-family properties throughout the Central US. Its current portfolio includes both garden apartment communities and high-rise residential towers and consists of existing market-rate properties which are generally at least 80% occupied and have minimal near-term lease rollover and properties that may be repositioned or redeveloped. The Haley Group’s overall investment strategy includes:

•	Identifying, underwriting, and purchasing well-located properties in markets located throughout the Central US,

•	Creating comprehensive business plans to bring investment capital, operational expertise, industry best practices, and technology that, when executed and implemented effectively, will add value to the properties, and

•	Realizing a return on investment commensurate with the risk associated with the property acquisitions.

The executive officers and significant employees of Haley and its affiliates are set forth below. Haley is a limited liability company that is operated by its managers and, therefore, has no officers; however, each of the persons listed below is an employee of Haley.

Daniel P. Clatanoff has been the President of Dial Equities, Inc., d/b/a DEI Communities ("DEI") a property management company, since July 2001. DEI manages properties identified by Haley and acquired by either HA or HC, as defined below. He is responsible for the overall operation and financial health of the DEI. Mr. Clatanoff is also responsible for the budgeting and cash management for Haley Associates Limited Partnership ("HA") and Haley Communities Limited Partnership Fund No. 1 ("HC"). Mr. Clatanoff has been an employee of Haley since its formation in April 2010 and a manager of Haley since July 2011. Along with Mr. Hastings, Mr. Clatanoff is responsible for the overall investment strategy of Haley and actively participates in the management and operations of the company. He has over 11 years of multifamily property and asset management experience and has earned the prestigious Certified Property Manager CPMTM designation awarded by the Institute of Real Estate Management ("IREM"). Mr. Clatanoff is the Manager of Key Associates, LLC, the general partner of HA and is the Manager of Key Communities, LLC, the general partner of HC since July 2011. He has been a member of Key Associates, LLC since October 2000 and a member of Haley Communities, LLC beginning with its organization in February 2010. Mr. Clatanoff was a Lieutenant Colonel in the United States Air Force. He has 21 years of experience in telecommunications and program management throughout all levels of the Air Force. He is a graduate of the University of Wisconsin-Madison and holds a Master’s degree in Management from the Florida Institute of Technology. Mr. Clananoff is a licensed real estate broker in the states of Nebraska and Missouri.

Carl J. Troia, Jr. has been General Counsel to HA and DEI since June 2000. He has also been General Counsel to HC since February 2010 and to Haley since April 2010. Mr. Troia has been an employee of Haley since its formation in April 2010 and a manager of Haley since July 2011. He is the general counsel of Haley and is responsible for evaluating all legal issues associated with prospective acquisitions. Mr. Troia is responsible for all legal matters including the acquisition, financing and disposition of the HA and HC properties as well as all other legal matters that stem from the ownership of multifamily properties. He has been a member of Key Associates, LLC since October 2000 and a member of Haley Communities, LLC beginning with its organization in February 2010. Mr. Troia is a 1975 graduate of Creighton University with a B.S.B.A. degree and a major in accounting, a 1978 graduate of the University Of Tulsa College Of Law and in 1980 received an LLM in Taxation from Georgetown University. He has practiced law for approximately 30 years and his areas of practice are commercial real estate, business law, securities and taxation.

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Shirley H. Overly has been the President, shareholder and principal of Haley Securities, Inc. since July 2011. Ms. Overly is responsible for investor relations and syndicating equity needed to acquire new properties. She also assists in underwriting potential acquisitions and dispositions for HRG. Ms. Overly has been an employee of Haley since its formation in April 2010 and a manager of Haley since July 2011. She us responsible for evaluating all financial issues, including debt and equity requirements, associated with prospective acquisitions. Prior to that, Ms. Overly has been a member of Key Associates, LLC since January 2002 and a member of Haley Communities, LLC beginning with its organization in February 2010. Prior to joining HA, she was an independent consultant specializing in budgeting and financial analysis for health care companies. Ms. Overly is a graduate of Creighton University, where she received both BSN and MS degrees. She also received an MBA from the University of Nebraska at Omaha.

Douglas S. Hastings has been Senior Vice President, Property Management of DEI with over all responsibility for the portfolio’s operating performance since June 2006. Mr. Hastings has been an employee of Haley since its formation in April 2010 and a manager of Haley since July 2011. He is responsible for overseeing the overall operation of Haley’s business, and along with Mr. Clatanoff, is responsible for the overall investment strategy of the company. Mr. Hastings also assists HRG in identifying possible acquisitions for the portfolio. He brings over 25 years of property management experience that encompasses all aspects of the profession. Mr. Hastings has been a member of Key Associates, LLC since June 2006 and a member of Key Communities, LLC beginning with its organization in February 2010. Prior to joining DEI, he was Chief Operating Officer for a large multifamily residential property owner. Mr. Hastings graduated from Brigham Young University and holds a Bachelor’s Degree in Finance and is also a licensed real estate broker in both Texas and Arizona.

Oxford Capital Group, LLC is a Chicago-based real estate private equity firm and investment holding company headquartered in Chicago, with direct or property level offices in Charleston, New York City and Washington D.C. (Northern Virginia). Oxford Capital’s investment activities focus on real estate assets requiring renovation and/or retenanting or loan modification or refinancing with the majority of the firm’s activities devoted to the lodging, hospitality and senior housing sectors. The firm has also selectively invested in the other major real estate classes. Oxford’s corporate private equity transactions focus on quick service restaurants, consumer retail, select healthcare transactions and financial services, including banking. The principals of Oxford and its affiliates have participated in over $5 billion of real estate and private equity investments.

The executive officers and significant employees of Oxford are:

John W. Rutledge is the President and Chief Executive Officer of Oxford Capital Group, LLC, a company he founded in 2006. Oxford Capital is successor company to Oxford Capital Partners, Inc., a company Mr. Rutledge founded in 1994. Mr. Rutledge is responsible for overseeing all aspects of Oxford’s operations, including the acquisition, management and disposition of the company’s assets. Oxford and its affiliates have successfully sponsored, co-sponsored and/or participated in an investment acquisition strategy focused primarily in the lodging sector, but also engaging in acquisitions in senior living housing, office and mixed-use properties. Mr. Rutledge graduated from the University of Michigan with a bachelor’s degree in Economics. He also received his MBA from the University of Chicago.

Lawrence B. Cummings has been the Senior Managing Director of Oxford since 2006. Mr. Cummings is responsible for overseeing the Oxford’s investment strategy, including identifying assets for acquisition and assets classes and real estate markets on which to concentrate. Mr. Cummings also assembles investor groups to participate in real estate acquisitions with Oxford. Mr. Cummings joined Oxford’s predecessor company, Oxford Capital Partners in 2000 as a senior advisor for hospitality and senior housing transactions. He graduated from Harvard College and earned an MBA from the Harvard Graduate School of Business.

Brad D. Mulvihill has been a Senior Director-Acquisitions and Development at Oxford since December of 2005. He is responsible for acquisition underwriting, due diligence coordination, new deal origination/screening and strategic asset management oversight for hotel investment opportunities. Prior to joining Oxford, Mr. Mulvihill was a Senior Analyst at General Growth Properties from August 2003 to December 2005 and a Senior Analyst at Hyatt International Corporation from August 2000 to August 2003 He graduated from the University of Michigan Ross School of Business with a bachelor’s of business administration degree.

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Sub-Advisory Agreements

Under the terms of the sub-advisory agreements to be entered into between the Haley Group and Oxford and our advisor, the Haley Group and Oxford, as applicable, will use their best efforts to present to our advisor for its evaluation and approval potential multi-family or hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing, as applicable. Pursuant to the sub-advisory agreements, the Haley Group and Oxford, as applicable will perform the following duties:

•	serve as some of our advisor’s investment and financial advisors and provide relevant market research and economic and statistical data in connection with potential investments in multi-family or hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing, as applicable;

•	locate and analyze multi-family or hospitality, leisure and other operationally intensive properties, as applicable, for potential investment; assist our advisor in structuring the terms and conditions of transactions pursuant to which investments in multi-family or hospitality, leisure and other operationally intensive properties, as applicable, will be made; and assist one advisor in arranging for financing and refinancing of investments in multi-family or hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing, as applicable;

•	perform due diligence on prospective investments in multi-family or hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing, as applicable, and create due diligence reports summarizing the results of such work;

•	prepare reports regarding prospective investments in multi-family or hospitality, leisure and other operationally intensive properties, as applicable, that include recommendations and supporting documentation necessary for our advisor to evaluate the proposed investments in multi-family or hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing, as applicable; and

•	obtain reports, where appropriate, concerning the value of potential investments in multi-family or hospitality, leisure and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing, as applicable.

As compensation for the services provided to our advisor, the sub-advisors will be paid a fee equal to 1.5% of contract purchase price of each property acquired by our company or, in the event the company purchases a loan that encumbers such a property, the amount advanced for the loan relating to such property acquired by the company, in each case as identified by the sub-advisors. In addition, pursuant to the terms of the sub-advisory agreements, our advisor has agreed to retain the Haley Group or Oxford, as applicable, or one or more of its affiliates to provide property management services for each of such properties acquired by the company.

The sub-advisory agreements have one-year terms but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the Haley Group or Oxford, or applicable, and our advisor. Additionally, either our advisor or the sub-advisor may terminate the sub-advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, the Haley Group or Oxford, as applicable, must cooperate with our advisor in making an orderly transition of the sub-advisory function.

Initial Investment by Our Sponsor

Our sponsor has invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. Plymouth Group Real Estate is the owner of these 20,000 shares. As of the date of this prospectus, this constitutes 100% of our issued and outstanding stock. Our sponsor may not sell any of these shares during the period it serves as our advisor. Although nothing prohibits Plymouth Group Real Estate or its affiliates, including our advisor, from acquiring additional shares of our common stock, Plymouth Group Real Estate currently has no options or warrants to acquire any shares. Plymouth Group Real Estate has agreed to abstain from voting any shares it acquires in any vote regarding (i) the removal of Plymouth Real Estate Investors, a director or any of their affiliates or (ii) any transaction between us and Plymouth Real Estate Investors, a director or any of their affiliates.

In the event the advisory agreement is terminated, the shares owned by Plymouth Group Real Estate would not be automatically redeemed. Plymouth Group Real Estate would, however, be able to participate in the share redemption program, subject to all of the restrictions of the share redemption program applicable to all other common stockholders.

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Other Affiliates

Our Sponsor

Our sponsor is Plymouth Group Real Estate, LLC, a limited liability company that was formed in the State of Delaware on July 20, 2010. Our sponsor has a limited operating history. Our sponsor is controlled by Messrs. Witherell and White and Ms. Brownell. Messrs. Witherell and White each have been involved in real estate and investment sales, acquisitions, asset management and portfolio analysis for over 25 years. Between 2000 and 2007, Mr. Witherell was involved in the syndication of 34 separate property investments, structured as single asset REITs, in 12 states, which raised in excess of $1.2 billion. During that time he also evaluated numerous real estate investment opportunities in most major metropolitan areas in the United States. Mr. White has been involved in property acquisitions, tenant leasing transactions and financings totaling over $1 billion. Mr. White’s experience ranges from capital raising for speculative office developments to evaluating and acquiring fully leased, stabilized investments and identifying, acquiring and disposing of distressed properties and portfolios.

The officers and key personnel of our sponsor are as follows:

Name	Age	Positions

Jeffrey E. Witherell	48	Chief Executive Officer and Manager
Pendleton White, Jr.	53	President and Manager
Donna Brownell	53	Chief Operating Officer, Chief Accounting Officer and Manager
Thomas W. Janes	57	Manager

The backgrounds of Messrs. Witherell and White and Ms. Brownell are described in the "Management — Executive Officer and Directors" section of this prospectus.

Thomas W. Janes is a member and manager of our sponsor. Mr. Janes founded and has served as Chief Executive Officer of Kerry Capital Advisors, a private investment firm that invests in, and provides advice to, private and public middle market companies since December 2009. He has over 25 years of experience as an investment banker and board member of various public, private and non-profit organizations. Prior to Kerry Capital, Mr. Janes was a Managing Director and head of the Boston office of Lincolnshire Management, a private equity firm, from January 2003 to December 2009. Prior to that, he co-founded and served as Managing Director of Triumph Capital Group, a private equity firm, from 1990 to December 2002. He was a Managing Director of Drexel Burnham Lambert from 1989 to 1990, a Vice President at First Boston from 1987 to 1989, an Associate at Lazard Freres from 1984 to 1986 and an Associate at Bain & Co. from 1981 to 1984. He holds an AB degree from Harvard College and an MBA from Harvard Business School.

Dealer Manager

We have retained Plymouth Real Estate Capital, a Massachusetts limited liability company formed on September 17, 2009 and an affiliate of our advisor, to conduct this offering. Plymouth Real Estate Capital has a limited operating history. Plymouth Real Estate Capital provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of Plymouth Real Estate Capital is participating in and facilitating the distribution of securities of Plymouth-sponsored programs. Plymouth Real Estate Capital is 80% owned by Jeffrey Witherell, our chief executive officer, and 20% by our sponsor.

The principal of our dealer-manager is Jeff Witherell. The background of Mr. Witherell is described in the "Management-Executive Officers and Directors" section of this prospectus.

Management Decisions

The primary responsibility for the management decisions of Plymouth Real Estate Investors and its affiliates, including the selection of real estate properties and real estate-related investments to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, resides in Messrs. Witherell and White. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the members of the corporate governance committee, not otherwise interested in the transaction.

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MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor, Plymouth Real Estate Investors, and the real estate and debt finance professionals at our advisor will manage our day-to-day affairs and our portfolio of real estate properties and real estate-related investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we will pay to our advisor, Plymouth Real Estate Investors, and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we will pay to our independent directors. We will reimburse our advisor for its expenses incurred in connection with the acquisition of our assets, including personnel costs of our advisor relating to the acquisition and origination of our investments, including a portion of the salaries paid to our executive officers, and any fee payable to its sub-advisors, but we will not pay our advisor any acquisition fee. In the event one of our advisor’s sub-advisor’s identifies an asset that our company ultimately acquires, our advisor will pay that sub-advisor a fee relating to that acquisition. Neither our advisor nor our sponsor will receive any portion of that fee. The only fee payable to our advisor during the term of the advisory agreement is an asset management fee. While our charter documents permit us to pay an incentive fee and disposition fees to our advisor, we do not intend to pay any such fees for the foreseeable future. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under "Plan of Distribution" elsewhere in this prospectus. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. The portion of the purchase price of any investment acquired by a joint venture, whether with an affiliate of the company or with a third-party, allocable to the company (including the applicable portion of any allocated debt) as a result of its ownership interest in the joint venture, will be the amount of the purchase price used to calculate any fee payable to our advisor or its sub-advisors.

Estimated Amount
for Minimum
Type of		Offering/Maximum
Compensation	Form of Compensation	Offering(1)

Offering Stage
Selling Commissions(2)	We will pay to Plymouth Real Estate Capital, our dealer manager, up to 4% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Plymouth Real Estate Capital may reallow up to 100% of selling commissions earned to participating broker-dealers. No selling commissions are paid for sales under the distribution reinvestment plan.	$100,000/$20,000,000

Dealer Manager Fee(2)	We will pay to Plymouth Real Estate Capital, our dealer manager, up to 1% of gross offering proceeds. No dealer manager fee is paid for sales under the distribution reinvestment plan.	$25,000/$5,000,000
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Estimated Amount
for Minimum
Type of		Offering/Maximum
Compensation	Form of Compensation	Offering(1)

Reimbursement of Other Organization and Offering Expenses(3)(4)(5)	To date, our advisor or its affiliates have paid organization and offering expenses on our behalf. We will reimburse our advisor and its affiliates for these costs and for future reasonable organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and all other organization and offering expenses borne by us to exceed in the aggregate 15% of gross offering proceeds from the primary offering (exclusive of any sales under the dividend reinvestment plan) as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $7,500,000 or 1.5% of gross offering proceeds from the primary offering. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the primary offering (exclusive of any sales under the dividend reinvestment plan), consisting of issuer costs, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meeting held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered person associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers, of up to 1.1% of gross offering proceeds of the primary offering. Subject to the cap on underwriting compensation described elsewhere in this prospectus, the reimbursement to our advisor and its affiliates may include certain expenses that constitute additional underwriting compensation, including expense reimbursements for retail and industry conferences, legal fees allocable to the dealer manager and non-itemized, non-invoiced due diligence expenses, in an aggregate amount of up to 0.4% of gross offering proceeds of the primary offering (as a result, aggregate underwriting compensation, including selling commissions and the dealer manager fee, will not exceed 5.4% of gross offering proceeds of the primary offering). We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering.	$37,500/$7,500,000

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Estimated Amount
for Minimum
Type of		Offering/Maximum
Compensation	Form of Compensation	Offering(1)

Acquisition and Development Stage Operational Stage
Asset Management Fee(4)(7)	We will pay Plymouth Real Estate Investors, our advisor, or its affiliates, a monthly fee equal to one-twelfth of 1.0% of the amount paid or allocated to acquire the investment, inclusive of acquisition fees and expenses related thereto and the amount of any debt associated with or used to acquire such investment. In the case of investments made through joint ventures, the asset management fee will be determined based on our proportionate share of the underlying investment. With respect to investments in loans and any investments other than real property, the asset management fee will be a monthly fee calculated, each month, as one-twelfth of 1.0% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition or origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition or origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation. Notwithstanding the foregoing, if a loan or other investment in other than real property suffers an impairment or reduction in cash flow, such investment may be either excluded from the calculation of this fee or included at a reduced value. The asset management fee will be reduced as appropriate upon the disposition of any investment; however, the asset management fee will not be reduced or increased based on changes in the values of real property assets.	$90,400/$18,270,000 (assuming of 75% of the cost of our investments).

Independent Director Compensation(7)	We will pay each of our independent directors an annual retainer of $45,000, consisting of $25,000 in cash and $20,000 in restricted stock, initially valued as $10.00 per share. We will also pay our independent directors for attending meetings as follows: (1) $1,000 for each board meeting attended whether in person or by teleconference; (2) $500 for each committee meeting attended whether in person or by teleconference (except that the committee chairmen will be a paid a $5,000 annual retainer). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. No independent director fees or director reimbursements are payable unless we raise the minimum offering amount of $2,500,000; until we raise the minimum offering amount, fees and other amounts payable to our board of directors will accrue without interest.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Common Stock Issuable Upon Occurrence of Certain Events	We will pay to our sponsor, Plymouth Group Real Estate, an origination fee equal to 3% of the net proceeds of this primary offering (but not the proceeds from any shares sold pursuant to our distribution reinvestment plan) paid by us to acquire our investments. This fee will be payable quarterly, commencing on December 31, 2011, and will be payable in shares of our common stock, which shares will be valued at a price equal to the price then payable for shares redeemed under our share redemption program, provided such price shall not be less than $10.00 per share. The aggregate origination fee (aggregating all prior payments) payable to our sponsor will not exceed 3% of the net proceeds of our primary offering of shares as of the time of such payment. This fee is being paid in lieu of any promotional fee otherwise payable to our sponsor for organizing our company.	Actual amounts will not exceed 3% of the net proceeds of the primary offering ($67,800/$13,700,000).
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Estimated Amount
for Minimum
Type of		Offering/Maximum
Compensation	Form of Compensation	Offering(1)

Reimbursement of Acquisition and Origination Expenses(6)	We will reimburse Plymouth Real Estate Investors, our advisor, or its affiliates, for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. Personnel costs associated with providing such services will be reimbursed to our advisor and will be determined based on the amount of time spent by the respective employee, including our executive officers, of our advisor on those activities as a percentage of all time spent by that employee working on matters on behalf of our advisor. The amount of reimbursement to our advisor for personnel costs related to selecting, evaluating and acquiring assets on our behalf will be evaluated on an ongoing basis. Such reimbursement will be based on a number of factors, including profitability, funds available and our ability to pay distributions from cash flow generated from operations. The anticipated amount of reimbursement on an annual basis for our executive officers is $500,000. In addition, we also will pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. We expect the aggregate of these expenses, including reimbursement of personnel costs and any fees payable to the sub-advisors, to be approximately 2.0% of the purchase price of each property and 2.0% of the amount advanced for a loan or other investment. In no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6.0% of the contract purchase price of each property or 6.0% of the amount advanced for a loan or other investment.	$180,800/$36,540,000 (assuming leverage of 75% of the cost of our investments). These numbers reflect estimates of the total amount of reimbursable acquisition and origination expenses.

Sub-Advisor Acquisition Fee	If one of the sub-advisors to our advisor identifies an investment that we ultimately acquire, we will reimburse our advisor for the fees payable by our advisor to that sub-advisor relating to the acquisition by the company of that investments. The amount of such fee, if any, will be up to 1.5% of the purchase price of the investment. Sub-advisors will only be paid an acquisition fee for those assets they identify. We will not pay our advisor or any sub-advisor for investments that we acquire that were identified by employees of our advisor.	$135,600/$27,405,000 (assuming leverage of 75% of the cost of our investments)
Disposition Expenses	We will reimburse Plymouth Real Estate Investors, our advisor, or its affiliates for expenses actually incurred (including personnel costs) related to disposing of our assets. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of our advisor and the corresponding payroll and payroll related costs incurred by our affiliate. In addition, we also will pay third parties, or reimburse the advisor or its affiliates, for any disposition related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder's fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we dispose of the related assets. We expect these expenses to be approximately 2.0% of the sale price of each investment. In no event will the total of all disposition expenses payable with respect to a particular investment exceed 6.0% of the sales price of each investment.	Actual amounts cannot be determined at the present time.
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Estimated Amount
for Minimum
Type of		Offering/Maximum
Compensation	Form of Compensation	Offering(1)

Property Management Fees	If an affiliate of our advisor, including our sub-advisors, provides property management services for our properties, we will pay fees up to 4.5% of gross revenues from our multitenant properties.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount for this fee.

Operating Expenses(7)	We will reimburse Plymouth Real Estate Investors, our advisor, for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee), commencing upon the earlier to occur of four fiscal quarters after (a) we make our first investment or (b) six months after the commencement of this offering, exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period (the "2%/25% Cap"). If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Subordinated Payment upon Termination of the Advisory Agreement (payable only if we are not engaged in a merger, a liquidation of our assets or the listing of our shares on a national securities exchange)	If we terminate the advisory agreement for any reason other than a material breach by our advisor as a result of willful or intentional misconduct or bad faith on behalf of our advisor or we fail to offer a renewal to our advisor on substantially similar terms as the year prior, or our advisor terminates the advisory agreement because of a material breach by us, our advisor will be entitled to receive an amount, payable in the form of a non-interest-bearing promissory note, equal to 15% of the amount by which (i) our adjusted market value plus distributions exceeds (ii) the aggregate capital contributed by investors plus an amount equal to an 8% cumulative, noncompounded return to investors. Any termination payment made under the advisory agreement would be subject to the 2%/25% Cap.	Actual amounts are dependent upon the results of our operations, we cannot determine these amounts at the present time.

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(1)	The estimated minimum dollar amounts are based on the sale of the minimum of 250,000 shares to the public and the estimated maximum dollar amounts are based on the sale of the maximum of 65,000,000 shares to the public, including 15,000,000 shares through our distribution reinvestment plan.

(2)	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See "Plan of Distribution."

(3)	After raising at least $2,500,000 in gross offering proceeds from persons who are not affiliated with us, our sponsors or Plymouth Real Estate Investors, we expect to begin incurring some organization and offering expenses directly. After the termination of the primary offering, Plymouth Real Estate Investors has agreed to reimburse us to the extent total selling commissions, the dealer manager fee and other organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. Plymouth Real Estate Investors will do the same after termination of the offering pursuant to our distribution reinvestment plan.

(4)	Our advisor in its sole discretion may defer the asset management fee payable to it under the advisory agreement. All or any portion of such fee not taken may be deferred without interest and paid when the advisor determines.

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(5)	Some of the amounts described under "Other Organization and Offering Expenses" will be considered underwriting compensation under the rules of FINRA in connection with this offering. These amounts include (a) the attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar; (b) the travel, meal and lodging costs of registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars; (c) the travel, meal and lodging costs of registered persons associated with our dealer manager and registered representatives of the participating broker-dealers to attend bona fide training and education meetings held by us; and (d) reimbursement of costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers. See "Plan of Distribution" elsewhere in this prospectus for a discussion of underwriting compensation to be paid in connection with this offering.

(6)	In addition to the acquisition fees payable to the sub-advisors, we will reimburse Plymouth Real Estate Investors for amounts it pays in connection with the selection, acquisition or development of a property or acquisition or origination of a loan, including related personnel costs, whether or not we ultimately acquire the property or originate the loan. Any such personnel costs will be in addition to any reimbursement by our company for any operating expenses incurred by our advisor in connection with services (other than relating to the acquisition of assets) provided by our advisor to us.

(7)	Commencing on the earlier of four fiscal quarters after (a) we make our first investment or (b) six months after commencement of this offering, Plymouth Real Estate Investors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the corporate governance committee has determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain on the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other incentive compensation. We cannot predict whether, and on what terms, an internalization transaction would occur in the future. Our charter would require that a majority of our board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction conclude that an internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

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STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group.

	Number of Shares	Percent of
Name of Beneficial Owner(1)	Beneficially Owned(2)	All Shares

Plymouth Group Real Estate LLC(2)	20,000	100%

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(1)	The address of the beneficial owner listed is Two Liberty Square, Suite 1000, Boston, Massachusetts 02109.

(2)	As of the date of this prospectus, Plymouth Group Real Estate LLC owns all of our issued and outstanding stock. Plymouth Group Real Estate LLC is indirectly owned and controlled by Messrs. Witherell and White and Ms. Brownell.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, Plymouth Real Estate Investors, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Plymouth Real Estate Programs

General

Upon the commencement of this offering, all of our executive officers and some of our directors will also be executive officers, directors and/or holders of a direct or indirect controlling interest in our advisor, our sponsor and our dealer manager. These executive officers and directors will have legal and financial obligations with respect to those entities that are similar to their obligations to us. In the future, these executive officers and directors and other affiliates of our advisor may organize other real estate programs, serve as the investment adviser to other investors and acquire for their own account real estate investments that may be suitable for us.

As described in "Sub-Advisors," entities affiliated with the Haley Group, a sub-advisor to our advisor, have sponsored two privately offered real estate programs with investment objectives that are similar to ours. Each of these programs is still operating and is continuing to offer securities from time to time. Conflicts of interest may arise between us and these programs and potentially between us and any future programs.

While our sponsor and our advisor do not have any plans to create additional investment programs at this time, they are not prohibited by the advisory agreement or otherwise from doing so. If additional Plymouth sponsored programs are created, affiliates of our advisor will be for the advisors to those other programs. Mr. Witherell and Mr. White will likely be executive officers of, or otherwise affiliated with, the other advisors.

There are no provisions in our charter documents prohibiting our executive officers or directors from acquiring or otherwise investing in properties that would be suitable for us. However, to the extent that any of such persons were to acquire a property that he or she becomes aware of through activities performed for us, such acquisition would likely to be deemed to be a breach of such persons’ fiduciary duties to us.

Allocation of Investment Opportunities

We rely on our sponsor, Plymouth Group Real Estate, and the real estate and debt finance professionals of our advisor to identify suitable investments. Any future Plymouth-sponsored programs and Plymouth-advised investors that may be seeking investment opportunities at the same time will rely on many of the same professionals. Many investment opportunities that are suitable for us may also be suitable for other future Plymouth programs and investors. Our acquisition stage may overlap to some extent with future Plymouth programs.

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When the Plymouth real estate and debt finance professionals direct an investment opportunity to any Plymouth-sponsored program or Plymouth-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these Plymouth real estate and debt finance professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless the advisor has recommended the investment to us. See "— Certain Conflict Resolution Measures" elsewhere in this prospectus.

Joint Ventures with Affiliates of our Advisor

We may enter into joint venture agreements with future Plymouth-sponsored programs for the acquisition, development or improvement of properties. Our advisor and/or its affiliates, which will be the advisors to the future Plymouth-sponsored programs and affiliated entities, may have the same executive officers and key employees and these persons, including Messrs. Witherell and White, will face conflicts of interest in determining which Plymouth program or other Plymouth-advised entity should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Plymouth-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Plymouth-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Plymouth-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Joint Ventures with our Sub-Advisors and their Affiliates

We may enter into joint venture agreements with one or more of our sub-advisors, including the Haley Group, and their affiliates with respect to investments identified and selected by such sub-advisor and recommended to our advisor for possible acquisition by us. Our sub-advisor will face conflicts of interest in structuring the terms of the relationship between our interests and the interest of the sub-advisor or its affiliate and in managing the joint venture. Any joint venture agreement or transaction between us and a sub-advisor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between two unrelated co-venturers. The sub-advisor-related co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests and goals. The sub-advisor-related co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Plymouth programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Plymouth program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Plymouth program or affiliated entity were to attempt to sell similar properties at the same time. See "Risk Factors — Risks Related to Conflicts of Interest" elsewhere in this prospectus. Conflicts of interest may also exist at such time as we seek to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other Plymouth programs and affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Plymouth programs and affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, the advisors of other Plymouth programs and affiliated entities will not be able to fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on Plymouth Real Estate Investors and the key real estate, debt finance, management and accounting professionals our advisor has assembled, including Messrs. Witherell and White, for the day-to-day operation of our business. Future Plymouth-sponsored programs will be advised by entities to which may employ many of the same real estate, debt finance, management and accounting professionals. Further, our officers and directors may also become officers and/or directors of some or all of any future Plymouth-sponsored programs. As a result of their interests in other Plymouth programs, their obligations to other investors and the fact that they engage in and they may engage in other business activities on behalf of themselves and others, Messrs. Witherell and White could face conflicts of interest in allocating their time among us, and any other future Plymouth-sponsored program and other business activities in which they are involved. Our executive officers and the key real estate, debt finance, management and accounting professionals affiliated with our sponsors who provide services to us are not obligated to devote a fixed amount of their time to us.

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Our sponsors believe that our executive officers and the other key professionals will have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved or may become involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of any future Plymouth-programs are likely to be very similar, there are significant efficiencies created by the same team of individuals at the advisor providing services to multiple programs. For example, the advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the programs.

Receipt of Fees and Other Compensation by Plymouth Real Estate Investors and its Affiliates

Plymouth Real Estate Investors and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of Plymouth Real Estate Investors, some of whom also serve as our executive officers and directors and the key real estate, debt finance, management and accounting professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Plymouth Real Estate Investors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle Plymouth Real Estate Capital to dealer-manager fees and will likely entitle our advisor to increased asset management fees;

•	acquisitions of properties and other investments, which entitle our advisors to asset management fees based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us and/or transactions that are not in our best interest and, in the case of possible acquisitions of investments from future Plymouth-sponsored programs, which might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing (1) may make it more likely for us to become self-managed or internalize our management or (2) could entitle our advisor to a subordinated incentive listing fee; and

•

whether we seek stockholder approval to become self-managed or internalize our management, which may entail (1) acquiring entities from our sponsor or advisor at a price resulting in substantial compensation to them and/or (2) acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate, debt finance, management and accounting professionals at our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates.

Our Board’s Loyalties to Plymouth and Possible Future Plymouth-Sponsored Programs

Our board of directors and executive officers have fiduciary duties to us and our stockholders to act in our and your best interests. The loyalties of our directors serving on the boards of possible future Plymouth-sponsored programs, may influence the judgment of our board when considering issues for us that also may affect other Plymouth-sponsored programs, such as the following:

•	The corporate governance committee of our board must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to another Plymouth-sponsored program or if our advisor is giving preferential treatment to another Plymouth-sponsored program in this regard, our corporate governance committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

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•	We could enter into transactions with other Plymouth-sponsored programs, such as property sales, acquisitions or financing arrangements. Such transactions might entitle our advisor or its affiliates to fees and other compensation from both parties to the transaction. For example, acquisitions from other Plymouth-sponsored programs might entitle affiliates of our advisor to disposition fees and possible subordinated incentive fees in connection with its services for the seller in addition to acquisition and other fees that we might pay to our advisor in connection with such transaction. Decisions of our board or the corporate governance committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to such other Plymouth-sponsored programs.

•	A decision of the board or the corporate governance committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other Plymouth-sponsored programs.

•	A decision of the board or the corporate governance committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Plymouth-sponsored programs.

•	A decision of the board or the corporate governance committee regarding whether and when we seek to list our common stock on a national securities exchange could be influenced by concerns that such listing could adversely affect the sales efforts for other Plymouth-sponsored programs, depending on the price at which our shares trade.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, some of our directors and the key real estate and debt finance professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in or for:

•	Plymouth Real Estate Investors, our advisor;

•	Plymouth Real Estate Capital, our dealer manager; and

•	Plymouth Group Real Estate, our sponsor.

As a result, they owe fiduciary duties to each of these affiliates, their stockholders, members and limited partners. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since Plymouth Real Estate Capital, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See "Plan of Distribution" elsewhere in this prospectus.

Future Plymouth-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our sponsors and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor will seek to avoid simultaneous public offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our sponsors will be raising capital and may compete with us for investment capital.

Affiliated Sub-Advisors

Since each of the sub-advisors is an affiliate of our advisor, the sub-advisory agreements did not have the benefit of arm’s length negotiations of the type normally conducted between two unrelated parties. As such, the terms of those agreements may be more beneficial to the sub-advisors than terms that might have been negotiated with unrelated parties. Additionally, a sub-advisor may have business interests or goals that are or may become inconsistent with our business interests or goals. While the affiliate status of each of the sub-advisors did not create any additional incentive on the part of our advisor to retain those entities, our advisor may be less inclined to terminate the sub-advisory agreements because of its relationship with each of the sub-advisors.

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Certain Conflict Resolution Measures

Corporate governance committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a corporate governance committee of our board of directors composed of all of our independent directors. An independent director is a person who is not one of our officers or employees or an officer or employee of our advisor, our sponsor or their affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter.

Our charter authorizes the corporate governance committee to act on any matter permitted under Maryland law. Both the board of directors and the corporate governance committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the corporate governance committee to retain its own legal and financial advisors at our expense. Among the matters we expect the corporate governance committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with Plymouth Real Estate Investors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor at a substantial price; and

•	whether and when we seek to sell the company or substantially all of its assets.

All proposed investments must be approved by at least a majority of our board of directors, including a majority of the members of the corporate governance committee, not otherwise interested in the transaction.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the corporate governance committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation.  The corporate governance committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The corporate governance committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the corporate governance committee:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

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•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of our board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction conclude that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

While we do not currently contemplate paying our advisor or any of its affiliates any fees related to the acquisition of investments, our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement does not currently provide for the payment of acquisition fees to the advisor. Any decision to pay an acquisition fee or origination fee would require the approval of a majority of the members of the corporate governance committee.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The corporate governance committee or our advisor may terminate our advisory agreement with Plymouth Real Estate Investors without cause or penalty on 60 days’ written notice. In such event, Plymouth Real Estate Investors must cooperate with us and our directors in making an orderly transition of the advisory function.

Upon termination of the advisory agreement other than for cause, Plymouth Real Estate Investors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) certain portfolio performance thresholds described below have been met. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets or upon maturity or payoff of our debt investments. The fee is payable solely from the proceeds from the sale, maturity or payoff of an asset and future asset sales, maturities or payoffs, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (1) the hypothetical liquidation proceeds plus distributions paid exceed (2) the amount necessary to provide investors with a return of their net capital contributions and an 8% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. Therefore, if the ultimate liquidation value of our assets were to decline relative to the appraised value of our assets as of the termination date of the advisory agreement, we may be obligated to pay a termination fee even if our stockholders do not ultimately receive an 8% per year cumulative, non-compounded return on their investment in us. The termination fee would be reduced by the amount of any prior payment to the advisor of a subordinated participation in net cash flows.

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Our Acquisitions.  We will not purchase or lease assets in which our advisor, our sponsor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value. An appraisal is "current" if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the corporate governance committee determines that such transaction is fair and reasonable; (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller; (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property; and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors, or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, our sponsor, any of our directors or officers or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Limitations on Investments in Equity Securities.  We may not invest in equity securities unless a majority of our board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable; provided, that an investment in equity securities of a publicly traded entity that is otherwise approved by a majority of our board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if such investment is made through a trade effected on a recognized securities market.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our sponsor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates.  A majority of our board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction must conclude that all other transactions, between us and our advisor, our sponsor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.  Commencing on the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the corporate governance committee has determined that such excess expenses were justified based on unusual and non-recurring factors. Average invested assets means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock on a national securities exchange; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees and origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

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Issuance of Options and Warrants to Certain Affiliates.  Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the corporate governance committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares.  Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to our advisor, our sponsor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans.  We will not make any loans to our advisor, our sponsor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor, our sponsor or their affiliates.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the corporate governance committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the corporate governance committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Before becoming a common stockholder, our advisor, our directors and officers and their affiliates must agree not to vote their shares of common stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions.  A majority of our board of directors (including a majority of the members of the corporate governance committee) has reviewed and ratified our charter, as required by our charter.

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Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other future Plymouth-sponsored programs. Our advisor and the advisors to future Plymouth-program may share many of the same key real estate and debt finance professionals. When these Plymouth real estate and debt finance professionals direct an investment opportunity to any Plymouth-sponsored program, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. The factors that the Plymouth real estate and debt finance professionals will consider when determining the Plymouth-sponsored program for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of the Plymouth real estate and debt finance professionals, to be more appropriate for another Plymouth program, they may offer the investment to another Plymouth program. It shall be the duty of our board of directors, including the independent directors, to ensure that the allocation method described above is applied fairly to us.

Our advisory agreement with Plymouth Real Estate Investors requires that Plymouth Real Estate Investors inform the corporate governance committee each quarter of the investments that have been purchased by other Plymouth programs for whom our advisor or one of its affiliates serves as an investment advisor so that the corporate governance committee can evaluate whether we are receiving our fair share of opportunities. Plymouth Real Estate Investors’ success in generating investment opportunities for us and the fair allocation of opportunities among other Plymouth programs are important factors in the corporate governance committee’s determination to continue or renew our arrangements with Plymouth Real Estate Investors and its affiliates. The corporate governance committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other Plymouth-sponsored programs and investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to make any significant investment unless the advisor has recommended the investment to us.

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INVESTMENT OBJECTIVES AND CRITERIA

We will continue to primarily acquire and operate a diverse portfolio of commercial real estate assets that are expected to provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise less than the anticipated market value or to expend capital to reposition or redevelop a property so as to increase its value over the amount of cash we paid to acquire and rehabilitate the property. In particular, we plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of acquiring a portfolio of income producing real estate properties and real estate related assets that provide attractive returns for our investors. Our advisor focuses on markets that it determines demonstrate sustainable value and/or growth potential and on those sellers who are distressed or face time-sensitive deadlines. The exact markets and asset types that are targeted by our advisor depend upon its evaluation of property prices and other economic considerations impacting the particular markets. Our board and our management, including our advisor and its sub-advisor, have extensive experience evaluating and investing, directly or indirectly as a joint venture partner, in numerous types of properties. We intend to primarily acquire, or participate in joint ventures owning, a wide variety of commercial properties, including office, industrial, retail, hospitality, medical office, single-tenant, multifamily, student housing and other real properties, including raw land. These properties are initially expected to be existing, income-producing properties; additionally, we may invest in newly constructed properties or properties under development or construction. Given economic conditions as of the date of this prospectus, subject to applicable REIT requirements, our investment strategy also includes investments in real estate-related assets such as mortgage, mezzanine, bridge and other loans and debt and equity securities issued by other real estate companies; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act. Our investment strategy is designed to provide investors with a diversified portfolio of real estate assets. We expect to make our investments in real estate assets located in the United States. We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of our advisor, including future real estate limited partnerships and REITs sponsored by affiliates of our advisor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures or other joint venture arrangements or other future Plymouth sponsored programs.

Our primary investment objectives are:

•	to generate income from our investments;

•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our investments within five to seven years of the termination of this offering;

•	to grow net cash from operations such that more cash is available for distributions to you; and

•	to enable you to realize a return of your investment by beginning the process of liquidating and distributing cash to you or by listing our shares for trading on a national securities exchange within seven years after the termination of this offering.

We believe we will be better able to achieve these objectives than other more seasoned real estate companies because we will begin with no inventory, will purchase properties at current values and will not be burdened with legacy assets. Additionally, we are not asking our stockholders to invest in previously acquired real estate that is not performing as originally expected or overvalued in today’s environment. We will build an entirely new portfolio that meets our investment criteria.

If we do not begin the process of listing our shares on a national securities exchange within seven years of the termination of this primary offering, our charter requires that we:

•	seek stockholder approval of the liquidation of the Company; or

•	if a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the Company

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If a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, our charter requires that the corporate governance committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors (including a majority of the members of the corporate governance committee) again determined that liquidation would not be in the best interest of our stockholders. As a result, it is possible our company will continue indefinitely without ever listing its shares on an exchange or liquidating its assets. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the corporate governance committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In the event our sponsor, our advisor or any of their affiliates decides to engage in future programs, we do not anticipate that the investments objectives of those programs will affect the exit strategies of our company; however, engaging in any future programs may require personnel of our advisor or its affiliates to devote a substantial portion of their time to those other programs which could impact our advisor’s ability to implement our ultimate exit strategy in a timely manner. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

We cannot assure you that we will attain our investment objectives or that our capital will not decrease. Pursuant to our advisory agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

We may not change the investment objectives and limitations set forth in the charter, except upon approval of stockholders holding a majority of the shares. Our independent directors will review our investment objectives at least annually to determine whether our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors. See "— Investment Limitations" below.

Decisions relating to the purchase or sale of our investments will be made by Plymouth Real Estate Investors, our advisor, subject to approval of our board of directors, including a majority of our independent directors. See "Management," elsewhere in this prospectus, for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

We will continue to acquire and operate a diverse portfolio of commercial real estate assets that are expected to provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise less than the anticipated market value or to expend capital to reposition or redevelop a property so as to increase its value over the amount of cash we paid to acquire and rehabilitate the property. In particular, we plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of acquiring a portfolio of income producing real estate properties and real estate related assets that provide attractive returns for our investors. Our advisor focuses on markets that it determines demonstrate sustainable value and/or growth potential and on those sellers who are distressed or face time-sensitive deadlines. The exact markets and asset types targeted by our advisor will depend upon its evaluation of property prices and other economic considerations impacting specific primary and secondary markets. Our board and management, including our advisor and its sub-advisor, have extensive experience evaluating and investing, directly or indirectly as a joint venture partner, in numerous types of properties. We intend to acquire, or participate in joint ventures owning, a wide variety of commercial properties, including office, industrial, retail, hospitality, medical office, single-tenant, multifamily, student housing and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction. In addition, given economic conditions as of the date of this prospectus, subject to applicable REIT requirements, our investment strategy may also include investments in real estate-related assets such as mortgage, mezzanine, bridge and other loans and debt securities, such as mortgage-backed securities, and equity securities issued by other real estate companies; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act. Prior to acquiring an asset, our advisor will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period. Our advisor uses the information derived from the analysis in determining whether the asset is an appropriate investment for us.

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In the case of real estate-related investments, we may invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages and debt securities issued by other real estate companies and (3) mezzanine loans and bridge loans. In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation or higher current income; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act.

We intend to hold each asset we acquire for extended periods of time, generally five to seven years from the termination of this offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life. Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of five to seven years from the termination of this offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a shorter time period. Further, economic or market conditions, as well as the REIT rules, may influence us to hold our investments for different periods of time.

In cases where our advisor determines that it is advantageous for us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor’s intention to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments. Our advisor has retained the Haley Group and Oxford to act as sub-advisors with respect to the identification of potential multi-family, hospitality, leisure and other assets requiring renovation and/or retenanting or loan modification or refinancing. For a description of the Haley Group and Oxford, please see "Management — Sub-Advisors" elsewhere in this prospectus.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return. Other factors may also cause us to modify our acquisition and investment policies.

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we seek to invest in assets that we believe will retain their value and potentially increase in value for an extended period of time, generally five to seven years. We may also seek to invest in assets that we believe may be repositioned or redeveloped so that they may provide capital appreciation. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved returns. We may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties. In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.

Except with respect to unimproved or non-incoming producing property, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering. We will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

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Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through Plymouth Opportunity OP, our operating partnership, or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of our advisor. See "— Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values and timely disposition for attractive capital appreciation. Using our investment strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

Our advisor will perform a due diligence review on each property that we acquire. Our obligation to purchase any property will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where applicable:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	auditable financial statements covering recent operations of properties having operating histories; and

•	title and liability insurance policies (although we will provide our insurance coverage at the time we acquire a property);

•	zoning compliance reports; and

•	property condition reports.

In cases where the seller does not have some of these documents, for example zoning compliance reports, or where the seller is not willing to provide the information, for example appraisals, we will prepare the documents prior to acquiring the property. In other cases where the documents may have been lost, for example plans and specifications, we will assess the risks associated with acquiring the property without the missing documents prior to making the acquisition. In addition, all of our property acquisitions which are acquired using new debt financing will be supported by an appraisal prepared by a competent independent appraiser who is a member in good standing of the Appraisal Institute. If we were to acquire a property using no financing or through the assumption of existing financing, we would not require a new appraisal prior to acquisition. In that case, we determine value based upon our review of the seller’s historical financial information, the physical condition of the property and the market and sub-market in which the property is located.

We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired. In those cases where the Phase I environmental report recommends a Phase II study, we will obtain a Phase II environmental report prior to acquiring the applicable property.

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Generally, sellers engage and pay third party brokers or finders in connection with the sale of an asset. However, although we do not expect to do so on a regular basis, we may from time to time compensate third party brokers or finders in connection with our acquisitions.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. Regardless, we will generally obtain an independent appraisal for each property in which we invest. However, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See "Risk Factors — General Risks Related to Investments in Real Estate" elsewhere in this prospectus.

Investing in and Originating Loans

We may, from time to time, make or invest in mortgage, bridge or mezzanine loans and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act. Our criteria for investing in loans will be substantially the same as those involved in our investment in properties; however, we will also evaluate such investments based on the current income opportunities presented. Mortgage loans in which we may invest include first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property and loans on leasehold interest mortgages. We may also invest in participations in mortgage loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate.

The mezzanine loans in which we may invest will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. Such loans may also take the form of subordinated loans secured by second mortgages on real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

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We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property or other assets by which it is secured;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	in the case of mezzanine loans, the ability to acquire the underlying real estate; and

•	general economic conditions in the area where the property is located or that otherwise affect the borrower.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Our advisor will arrange for an inspection of the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage, bridge or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years or less. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, as well as the laws and regulations of foreign jurisdictions, imposing various requirements and restrictions, including among other things, regulating credit-granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims-handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

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We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage, bridge or mezzanine loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties and will take that fact into account when determining the rate of interest on the loans.

We are not limited as to the amount of gross offering proceeds that we may apply to our loan investments. We also do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. Pursuant to our advisory management agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

Mr. Benson, the Executive Vice President/Acquisitions of our advisor, has solicited, negotiated and placed over $50 million of commercial loans for residential, office and industrial properties. In performing development and acquisition activities for companies that he has been a principal in and also in his capacity as executive and consultant to corporate entities, he has experience with mortgage, bridge and mezzanine loans. As Vice President of Operations at Franklin Street Properties Corp., Ms. Brownell, the Executive Vice President and Chief Operating Officer of our advisor, was responsible for the oversight and administration of multiple revolving lines of credit and warehouse lines of credit. In his executive positions at IndyMac Bank, Mr. Witherell, the Chief Executive Officer of our advisor, acquired and demonstrated a thorough knowledge of mortgage lending and was involved in the origination, underwriting and servicing of mortgage loans.

Investment in Other Real Estate-Related Securities

We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. We may purchase real estate-related securities denominated in foreign currencies or securities of issuers that make investments in real estate located outside the United States. We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities.

Development and Construction of Properties

We may invest substantial proceeds from the offering in properties on which improvements are to be constructed or completed, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion bond or performance bond. Our advisor will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with an affiliate of our advisor for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors — General Risks Related to Investments in Real Estate" elsewhere in this prospectus.

In the future, our advisor, or sponsor may create or acquire a company that will act as a developer for all or some of the properties that we acquire for development or redevelopment. In those cases, we will pay development fees to that affiliate that are usual and customary for similar projects in the particular market if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

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We may directly employ one or more project managers, including an officer of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor.

Acquisition of Properties from Affiliates

We may acquire properties, directly or through joint ventures, tenant-in-common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities.

Generally, the purchase price that we will pay for the property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In addition, in the case of properties we acquire from any of our affiliates that have already been developed, the affiliate seller will be required to obtain an appraisal for the property from an independent expert selected by our corporate governance committee. The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from an affiliate that have not been constructed at the time of contracting, the affiliate seller will be required to obtain an independent "as built" appraisal for the property from an independent expert selected by our corporate governance committee prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. We will not acquire any property from an affiliate unless a majority of our directors, including a majority of our corporate governance committee, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to the affiliates or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

We may enter into a contract to acquire property from an affiliate even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from an affiliate and would complete the construction either directly or through a joint venture with an affiliate of our advisor. Any contract between us, directly or indirectly through a joint venture with an affiliate of our advisor, and one of our affiliates for the purchase of property to be developed by the affiliate will provide that we will be obligated to purchase the property only if:

•	The affiliate completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

•	one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

•	we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from an affiliate if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from an affiliate and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from the affiliate. The obligation of the affiliate to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances. See "Risk Factors — General Risks Related to Investments in Real Estate" elsewhere in this prospectus.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. We will execute new tenant leases and existing tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. In addition, we may enter into leases with a TRS of ours with respect to certain hospitality properties. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s gross revenue.

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We intend to use industry credit rating services, such as Standard & Poor’s, Dunn & Bradstreet and/or Hoovers, Inc., to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available with respect to each office or industrial lease and to obtain credit reports and criminal background checks from Resident Data, a third party service, for potential tenants with respect to multi-family leases. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants, although we do not expect to require any tenant to have a particular credit rating.

We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We expect to fund such tenant improvements either through capital reserves established for our properties or from available cash. See "Risk Factors — General Risks Related to Investments in Real Estate" elsewhere in this prospectus.

Multifamily Properties

We may acquire and develop multifamily properties for rental operations as apartment buildings and/or for conversion into condominiums (which we would expect to hold in one or more of our TRSs). In each case, these multifamily communities will meet our investment objectives and may include conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Initially, we expect to acquire multifamily assets that are existing properties producing consistent current income; additionally, we may acquire properties that may benefit from enhancement or repositioning and development assets. We may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance stockholder returns. Location, condition, design and amenities are key characteristics for apartment communities and condominiums. We will focus on markets throughout the United States that have stable population and employment demographics or that are deemed likely to benefit from ongoing population shifts and/or that are poised for growth. We will create individual business plans to bring investment capital, operational expertise, industry "best practices" and technological initiatives to each property that, when implemented and executed effectively will add value to each community.

The terms and conditions of any apartment lease that we enter into with our residents may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year or less. All prospective residents for our apartment communities will be required to submit a credit application.

Hospitality

We may also acquire hospitality properties that meet our opportunistic investment strategy. Such investments may include limited-service, extended-stay and full-service lodging facilities as well as all-inclusive resorts. We may acquire existing hospitality properties or properties under construction and development. We initially expect to acquire existing, income-producing hospitality properties; additionally, we may acquire properties with growth potential achievable through various strategies, such as brand repositioning, market-based recovery or improved management practices. If we acquire lodging properties, we may lease the property to a TRS in which we will own a 100% ownership interest or may lease the property to an independent property manager.

In the hospitality, senior living and other real estate assets requiring renovation and/or retenanting or loan modification or refinancing our advisor’s sub-advisor, Oxford, will concentrate on all of the requisite areas for successful investing including: originating acquisitions (often through proprietary channels), capital raising, investment and financial structuring, underwriting, due diligence, redevelopment, development and construction management, asset management, investment management, investor reporting, property operations, accounting, purchasing and procurement, interior design and project management and dispositions. On the construction side, principals of Oxford have been involved in over $1 billion worth of construction projects, including ground up construction, adaptive re-use/conversions and comprehensive renovations.

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Joint Venture Investments

We have entered into, and are likely to continue entering into, joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with third parties as well as entities affiliated with our advisor, including the sub-advisors to our advisor, for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) "leverage" invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. We may only invest in joint ventures if a majority of our directors, including a majority of our independent directors, approve the transaction as fair, competitive and commercially reasonable. In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

We intend to enter into joint ventures with affiliates of our sponsor or our advisor or with other future Plymouth-sponsored programs. However, we may only do so if a majority of our directors, including a majority of the members of the corporate governance committee, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise any right of first refusal that we may have. In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other future Plymouth-sponsored programs will result in certain conflicts of interest. See "Risk Factors — Risks Related to Conflicts of Interest" and "Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor" elsewhere in this prospectus.

Borrowing Policies

Although we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed "net assets" (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to our stockholders in a quarterly report on Form 10-Q along with the justification for such excess borrowing. In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 65% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors — General Risks Related to Investments in Real Estate" elsewhere in this prospectus. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

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Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from our advisor and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

We intend to hold each asset we acquire for an extended period of time, generally five to seven years. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders and other factors. The requirements for qualification as a REIT for U.S. federal income tax purposes also will put some limits on our ability to sell assets after short holding periods. See the section entitled "Federal Income Tax Considerations" elsewhere in this prospectus. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a "dealer" and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least two years or through the use of a TRS. See "Federal Income Tax Considerations — Taxation of Plymouth Opportunity REIT" elsewhere in this prospectus.

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. With respect to apartment communities, the selling price will be determined in large part by the amount of rent payable by the residents. When determining the selling price of hospitality properties, we will consider such factors as expected future cash flow from the properties as well as industry-specific information. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

Depending upon then prevailing market conditions, it is our intention to consider beginning the process of listing our shares on a national securities exchange within seven years after the termination of this primary offering. If we do not begin the process of listing our shares within seven years of the termination of this primary offering, our charter requires that we:

•	seek stockholder approval of the liquidation of the Company; or

•	if a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the Company

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If a majority of our board of directors (including a majority of the members of the corporate governance committee) determines that liquidation is not then in the best interests of our stockholders, our charter requires that the corporate governance committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of our board of directors (including a majority of the members of the corporate governance committee) again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and would not require the corporate governance committee to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take into account the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the debt markets generally as well as the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders. Market conditions and other factors could cause us to delay the commencement of any liquidation or to delay the listing of our shares on a national securities exchange beyond seven years from the termination of this offering. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

Charter-imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow in excess of 75% of the aggregate cost of our tangible assets (before deducting depreciation or other non-cash reserves), unless approved by a majority of the corporate governance committee;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as an equity interest in real property that was not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced, provided that in the case of a property or loan, the investment may be made if a majority of the board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction approves the fees and expenses and determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of our board of directors (including a majority of the members of the corporate governance committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in publicly traded entities that are otherwise approved by a majority of our board of directors (including a majority of the members of our corporate governance committee) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (when we refer to a publicly traded entity, we are referring to any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system), and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity; (ii) the investment in wholly owned subsidiaries of ours; or (iii) investments in asset-backed securities;

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•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under "Conflicts of Interest" elsewhere in this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under "Description of Shares" elsewhere in this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

General

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an "investment company" is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, which criteria we refer to as the primarily engaged test; and

•	is engaged in or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which criteria we refer to as the 40% test. "Investment securities" excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We intend to structure and investments so that we, our operating partnership and our other subsidiaries will not meet either of the tests above and, accordingly, will not be deemed to be an investment company. Each of our subsidiaries will primarily own real estate assets and will limit its investments in real estate related assets so that it will not meet the definition of an "investment company" under the Investment Company Act. With respect to the 40% test, we expect that the entities through which we and our operating partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our operating partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our operating partnership, we and our operating partnership are primarily engaged in the ownership of real estate assets through the non-investment company businesses of these subsidiaries. Although the SEC staff has issued little guidance with respect to the primarily engaged test, we are not aware of any court decisions or SEC staff interpretations finding a holding company that satisfies the 40% test to nevertheless be an investment company under the primarily engaged test

Real Property

We treat an investment in real property as a qualifying asset.

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Mortgage Loans

We treat a first mortgage loan as a qualifying asset provided that the loan is fully secured, i.e., the value of the real estate securing the loan is greater than the value of the note evidencing the loan. If the loan is not fully secured, the entire value of the loan is classified as a real estate-related asset if 55% of the fair market value of the loan is secured by real estate. We treat mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, as qualifying assets if the real property fully secures the second mortgage.

Participations

A participation interest in a loan is treated as a qualifying asset only if the interest is a participation in a mortgage loan, such as an A-Note or a B-Note, that meets the criteria recently set forth in an SEC no-action letter, that is:

•	the note is a participation interest in a mortgage loan that is fully secured by real property;

•	our subsidiary as note holder has the right to receive its proportionate share of the interest and the principal payments made on the mortgage loan by the borrower, and our subsidiary’s returns on the note are based on such payments;

•	our subsidiary invests in the note only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan;

•	our subsidiary as note holder has approval rights in connection with any material decisions pertaining to the administration and servicing of the mortgage loan and with respect to any material modification to the mortgage loan agreements; and

•	in the event that the mortgage loan becomes non-performing, our subsidiary as note holder has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) with respect to a junior note, purchase the senior note at par plus accrued interest, thereby acquiring the entire mortgage loan.

If these conditions are not met, we treat the note as a real estate-related asset.

Mezzanine Loans

We intend for a portion of our investments to consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or tier one mezzanine loans. We treat our tier one mezzanine loans as qualifying assets when our subsidiary’s investment in the loan meets the criteria set forth in an SEC no-action letter, that is:

•	the loan is made specifically and exclusively for the financing of real estate;

•	the loan is underwritten based on the same considerations as a second mortgage and after our subsidiary performs a hands-on analysis of the property being financed;

•	our subsidiary as lender exercises ongoing control rights over the management of the underlying property;

•	our subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan;

•	the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and

•	our subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

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Other Real Estate-Related Loans

We treat the other real estate-related loans described in this prospectus, i.e., bridge loans, wraparound mortgage loans, construction loans and loans on leasehold interests, as qualifying assets if such loans are fully secured by real estate. With respect to construction loans, we treat only the amount outstanding at any given time as a qualifying asset if the value of the property securing the loan at that time exceeds the outstanding loan amount plus any amounts owed on loans senior or equal in priority to our construction loan.

Joint Venture Interests

When measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we calculate asset values on an unconsolidated basis, which means that when assets are held through another entity, we treat the value of our interest in the entity as follows:

•	If we own less than a majority of the voting securities of the entity, then we treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

•	If we own a majority of the voting securities of the entity, then we allocate the value of our interest in the entity among qualifying assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying assets, real estate-related assets and miscellaneous assets.

•	If we are the general partner or managing member of an entity, then (i) we treat the value of our interest in the entity as in item 2 above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (ii) we treat the value of our interest in the entity as in item 1 above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of qualifying assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC’s Division of Investment Management provides more specific or different guidance regarding the treatment of assets as qualifying assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC’s Division of Investment Management could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

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DESCRIPTION OF REAL ESTATE INVESTMENTS

On August 17, 2012, through our operating partnership, we acquired a 51.5% equity interest in Colony Hills Capital Residential II, LLC, ("CHCR II") which is a joint venture with Colony Hills Capital. The purchase price we paid for our equity interest was $1,250,000. We funded the purchase price with proceeds from our offering. CHRC II is the sole member of Wynthrope Holdings, LLC, which owns Wynthrope Forest Apartments, a 23 building, 270 unit multifamily complex located in Riverdale, a suburb of Atlanta, Georgia. The property was 93.3% occupied at the time of acquisition, with a majority of the leases ranging from one year or longer. The total purchase price the joint venture paid for the property was $13.9 million which includes $10.6 million of secured debt.

On September 10, 2012, through our operating partnership, we acquired a 12% limited partnership interest in TCG Cincinnati DRE LP (the "Partnership"). The purchase price for the equity interest was $500,000. We funded the purchase price with proceeds from our offering. The Partnership owns three Class B industrial buildings comprising 576,751 square feet located in the Greater Cincinnati area. All three buildings were 100% occupied at the time of the investment, consisting of four tenants with leases ranging from two to ten years.

Entity	Membership Percentage	Property Types	Locations	Acquisition Date	Remaining Lease Term(1)	Number of Units/Sq. Ft.	Annualized NOI	Annualized Rental Income per Square Foot
Wynthrope Holdings, LLC	51.5%	Multifamily	Riverdale (Atlanta) GA	8/17/12	6 mos	270 Units	$456,696	$9.28
TCG Cincinnati DRE LP	12%	Industrial	Cincinnati, OH	9/10/12	4 yrs 8 mos	576,751 sq. ft.	$1,731,878	$5.67

(1)Remaining lease term in years as of December 31, 2012, calculated on a weighted average basis, where applicable.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a Maryland corporation and intend to qualify as a REIT beginning with the taxable year ending December 31, 2012. On March 24, 2011, we filed a registration statement on Form S-11 with the SEC to offer a minimum of 250,000 shares of our common stock and a maximum 65,000,000 shares for sale to the public, of which 50,000,000 were registered in our primary offering and 15,000,000 were registered under our dividend reinvestment plan. The SEC declared our registration statement effective on November 1, 2011, and we retained Plymouth Real Estate Capital, an affiliate of our advisor, to act as the dealer manager of the offering. The dealer manager is responsible for marketing our shares in our ongoing initial public offering.

We intend to use substantially all of the proceeds from our ongoing initial public offering to acquire and operate a diverse portfolio of commercial real estate assets that are expected to provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise less than the anticipated market value or to expend capital to reposition or redevelop a property so as to increase its value over the amount of cash we paid to acquire and rehabilitate the property. In particular, we plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of acquiring a portfolio of income producing real estate properties and real estate related assets that provide attractive returns for our stockholders. We intend to primarily acquire, or participate in joint ventures owning, a wide variety of commercial properties, including office, industrial, retail, hospitality, medical office, single-tenant, multifamily, student housing and other real properties, including raw land. These properties are initially expected to be existing, income-producing properties; additionally, we may invest in newly constructed properties or properties under development or construction. In addition, given the then existing economic conditions and subject to applicable REIT requirements, our investment strategy may also include investments in real estate-related assets such as mortgage, mezzanine, bridge and other loans and debt and equity securities issued by other real estate companies; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an "investment company" under the Investment Company Act. We expect to make our investments in real estate assets located in the United States. Our investment strategy is designed to provide our stockholders with a diversified portfolio of real estate assets.

As of December 31, 2012, we have made two equity investments through our operating partnership, Plymouth Opportunity OP LP ("OP"). The first was in Wynthrope Forest, a 270-unit, 23-building multifamily community in a suburb of Atlanta, Georgia. The second was in TCG Cincinnati DRE LP a three-building industrial portfolio totaling approximately 576,751 square feet in the Greater Cincinnati area.

Plymouth Real Estate Investors is our advisor. As our advisor, Plymouth Real Estate Investors will manage our day-to-day operations and our portfolio of real estate properties and real estate-related assets. Plymouth Real Estate Investors makes recommendations on all investments to our board of directors. All proposed investments must be approved by at least a majority of our board of directors, including a majority of the members of the corporate governance committee, not otherwise interested in the transaction. Plymouth Real Estate Investors will also provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2012. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2012, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

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Market Outlook — Real Estate and Real Estate Finance Markets

The following discussion is based on management’s beliefs, observations and expectations with respect to the real estate and real estate finance markets.

During the past four years, the global financial markets experienced increased volatility due to the widespread concerns about credit risk and the functioning of the capital markets. Economies throughout the world have experienced substantially increased unemployment and sagging consumer confidence due to a downturn in economic activity. Despite certain recent positive economic indicators such as an improved stock market performance, an improved unemployment rate and improved access to capital for some companies, the aforementioned economic conditions have sustained the ongoing global recession. Global government interventions in the banking system and the persistence of a highly expansionary monetary policy by the U.S. Treasury have introduced additional complexity and uncertainty to the markets. Additionally, despite some positive economic indicators, a lack of job creation, low consumer confidence and a growing federal budget deficit continue to stifle strong economic growth. During 2011, Standard and Poor’s downgraded the credit rating of the United States from AAA to AA+, and recently, Moody’s downgraded several key European countries and put the United Kingdom and France on negative watch. These events have led to increased volatility in the capital markets. These conditions are expected to continue, and, combined with a challenging macro-economic environment, may interfere with the implementation of our business strategy and/or force us to modify it.

Liquidity and Capital Resources

The Company incurred a net loss of $2,166,678 for the year ended December 31, 2012. At December 31, 2012, the Company had cash and cash equivalents of $174,442 to fund accrued expenses, and had no other debt outstanding and no obligations to fund capital under its existing joint venture agreements.

If the Company is unable to generate sufficient liquidity to meet its needs and in a timely manner, the Company may be required to further reduce expenses and suspend or discontinue operations. To mitigate this risk, during April 2013, the Company entered into agreements with certain of its vendors to limit future expenses related to certain professional services and entered into agreement with its independent directors for all compensation through December 31, 2013 and amounts accrued as of December 31, 2012 to be paid in the form of stock. In addition, on April 12, 2013, the Company received a $200,000 loan from the Sponsor, a related party. The loan agreement requires that the principal balance, which carries a zero percent interest rate, be repaid on December 31, 2014.

If the Company is unable to raise additional equity, it would result in the inability to acquire real estate assets or participate in joint ventures. Management is committed to continue its current efforts to raise capital and pursue real estate transactions to continue to make the Company a viable business. The Company is also committed to making the appropriate filings under applicable securities laws to extend the offering period from November 1, 2013 to November 2014.

The financial statements as of and for the year ended December 31, 2012 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

We derive the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of our offering from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

Through December 31, 2012, the Sponsor has incurred approximately $2,338,996 of costs on behalf of the Company, of which $766,793 of organizational costs and $1,165,899 of general and administrative costs have been paid by the Sponsor. Through December 31, 2012 the Company has repaid $1,065,000 to the Sponsor and will continue to reimburse as cash flow permits. Simultaneous with selling shares of common stock, offering costs will be charged to stockholders’ equity as a reduction of additional paid-in capital upon completion of the offering or to expenses if the offerings are not completed. Organizational costs will be expensed as they are reimbursed to the Sponsor.

We are offering and selling to the public up to 50 million shares of our common stock at $10.00 per share (subject to certain volume discounts). We are also offering up to 15 million shares of our common stock to be issued pursuant to our distribution reinvestment plan pursuant to which our stockholders may elect to have distributions reinvested in additional shares of our common stock at $9.50 per share.

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As of the date this annual report on Form 10-K for the year ended December 31, 2012, filed on April 15, 2013, we have made two equity investments through our operating partnership, Plymouth Opportunity OP LP ("OP"). The first was in Wynthrope Forest, a 270-unit, 23-building multifamily community in a suburb of Atlanta, Georgia. The second was in TCG Cincinnati DRE LP a three-building industrial portfolio totaling approximately 576,751 square feet in the Greater Cincinnati area.

Our cash needs for these acquisitions were met with the proceeds of the Offering. Operating cash needs during the same period were also met with proceeds from the Offering.

Proceeds from the Offering will continue to be applied to investments in properties and the payment or reimbursement of selling commissions and other fees and expenses related to our offering. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of distributions.

The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or use for distributions, we will keep the net proceeds of our offering in short-term, low-risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

Our principal demands for cash will be for acquisition costs, including the purchase price of the assets we acquire, improvement costs, the payment of our operating and administrative expenses, and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of our offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units issued by our operating partnership.

As of April 15, 2013, we had gross offering proceeds of approximately $4.063 million, which satisfied our minimum offering amounts in all states except, Ohio, Pennsylvania and Tennessee. If we are unable to raise substantially more funds in the Offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in our offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor and Dealer Manager. During our organization and offering stage, these payments will include payments to the Dealer Manager for selling commissions and the Dealer Manager fee and payments to the Dealer Manager and our Advisor for reimbursement of certain organization and offering expenses. However, our Advisor has agreed to reimburse us to the extent that selling commissions, the Dealer Manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our Advisor in connection with the selection and origination or purchase of real estate investments, the management of our assets and costs incurred by our Advisor in providing services to us. The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of Plymouth Real Estate Investors and our corporate governance committee.

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The Company intends plans to operate in a manner that will allow it to be a real estate investment trust, or "REIT", for federal income tax purposes. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly basis. We have not established a minimum distribution level.

Results of Operations

Our results of operations as of December 31, 2012 are not indicative of those expected in future periods because we broke escrow in the Offering on July 26, 2012 and commenced operations on August 17, 2012 with our first investment. During the period from inception (March 7, 2011) to June 30, 2012 we had been formed but had not yet commenced any significant operations because we had not broken escrow. As a result, we had no material results of operations for that period.

As of December 31, 2012, we had made our initial investments in Colony Hills Capital Residential 2 and TCG Cincinnati DRE LP. We funded these acquisitions with proceeds from the Offering. Cash flow from real estate and interests in real estate will increase in future periods as we continue to receive distributions on these two investments and as a result of anticipated future acquisition of real estate and real estate related assets.

For the year ended December 31, 2012 the Company has recognized $(106,159) and $13,117 of income from the investments in Colony Hills Capital Residential 2 and TCG Cincinnati DRE LP, respectively.

Total operating expenses for the year ended December 31, 2012 totaled $2,073,841. These expenses consisted primarily of general and administrative expenses, legal and professional fees. We expect that these costs will increase in the future as a result of real estate and real estate related assets that we expect to acquire in the future.

For the years ended December 31, 2012 and 2011, we have net (loss) income of $(2,166,678) and $1,070, respectively, due primarily to legal, professional, filing and printing costs incurred in connection with the commencement of our operations.

Organization and Offering Costs

Our organization and offering costs (other than selling commissions and dealer manager fees) may be paid by our advisor, the dealer manager or their affiliates on our behalf. Other offering costs include all costs to be incurred by us in connection with our ongoing initial public offering. Organization costs include all expenses incurred by us in connection with our formation, including, but not limited to, legal fees and other costs to incorporate. Organization costs are expensed as incurred and offering costs, which include selling commissions and dealer manager fees, are charged as incurred as a reduction to stockholders' equity.

Pursuant to our advisory agreement and our dealer manager agreement, we are obligated to reimburse our advisor, the dealer manager or their affiliates, as applicable, for organization and other offering costs paid by them on our behalf. However, at the termination of our primary offering and at the termination of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that selling commissions, dealer manager fees and other organization and offering expenses incurred by us exceed 15% of the gross offering proceeds of the respective offering. In addition, at the end of the primary offering and again at the end of the offering under our dividend reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses, excluding underwriting compensation (which includes selling commissions, dealer manager fees and any other items viewed as underwriting compensation by the Financial Industry Regulatory Authority), exceed 2% of the gross proceeds we raised in the respective offering. We reimburse the dealer manager for underwriting compensation as discussed in the prospectus for our ongoing initial public offering. We also pay directly or reimburse the dealer manager for bona fide invoiced due diligence expenses of broker dealers. However, no reimbursements made by us to our advisor or the dealer manager may cause total organization and offering expenses incurred by us (including selling commissions, dealer manager fees and all other items of organization and offering expenses) to exceed 15% of the aggregate gross proceeds from our primary offering and the offering under our distribution reinvestment plan at the date of reimbursement. Through December 31, 2012, we had sold 351,500 shares in the offering for gross offerings proceeds of $3.461 million and incurred selling commissions and dealer manager fees of $108,900 and other offering costs of $379,100.

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Critical Accounting Policies

We believe our most critical accounting policies are the accounting for lease revenues, the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for joint ventures. Each of these items involves estimates that require management to make judgments that are subjective in nature. We rely on our experience, we collect historical data and current market data, and we analyze these assumptions in order to arrive at what we believe to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes significant estimates regarding impairments. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. Management adjusts such estimates when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less such as money market mutual funds or certificates of deposits. As of December 31, 2012, we have not realized any losses in such cash accounts and believe that we are not exposed to any significant credit risk.

Investments in REIT Securities

Management determines the classification of securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold the securities until maturity, they are classified as held-to-maturity. Investment securities held-to-maturity are stated at amortized cost. Securities to be held for indefinite periods of time, but not necessarily to be held-to-maturity or on a long-term basis, are classified as available-for-sale and carried at fair value with unrealized gains or losses reported as a separate component of stockholders’ equity in other comprehensive income, net of applicable income taxes. The carrying values of all securities are adjusted for amortization of premiums and accretion of discounts over the shorter of the period to call or maturity of the related security using a method that approximates the interest method. Management may also carry securities as trading securities, with changes in fair value being reflected in the income statement during the period the change occurs. See footnote 5 for further discussion.

Realized gains or losses on the sale of securities, if any, are determined using the amortized cost of the specific securities sold. If a decline in the fair value of a security below its amortized cost is judged by management to be other than temporary, the cost basis of the security is written down to fair value and the amount of the write-down is included in operations.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intend to operate as such beginning with its taxable year ending December 31, 2012. We expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax on income that we distribute as dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless we are able to obtain relief under certain statutory provisions. Such an event could materially and adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

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Recently Issued Accounting Standards

In April 2011 the FASB issued ASU 2011-03, Transfers and Servicing’s (Topic 860): Reconsideration of Effective Control for Repurchase Agreements. ASU 2011-03 changes the assessment of effective control by focusing on the transferor’s contractual rights and obligations and removing the criterion to assess the ability to exercise those rights or honor those obligations. ASU 2011-03 is effective for the interim or annual period beginning on or after December 15, 2011. The Company is currently evaluating the impact that the adoption of ASU 2011-03 will have on its results from operations or financial position.

In May 2011 the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 establishes common fair value measurement and disclosure requirements in GAAP and IFRS. ASU 2011-04 amends topic 820 by clarifying the intent of the application of existing fair value measurement and disclosure requirements. The amendments in this update also change the fair value measurement of financial instruments that are managed within a portfolio subject to market risks and the credit risk of counterparties, the application of premiums and discounts in a fair value measurement, and require additional fair value measurement disclosures. ASU 2011-04 will be applied prospectively and is effective during interim and annual periods beginning after December 15, 2011. The adoption of ASU 2011-04 did not have a material effect on the Company’s results from operations or financial position.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 gives two options for presenting other comprehensive income ("OCI"). An OCI statement can be included with the net income statement, which together will make a statement of total comprehensive income. Alternatively an OCI statement may be presented separately from a net income statement, but the two statements must appear consecutively within a financial report. Currently, ASU 2011-05 will be applied retrospectively and is effective for fiscal years and interim periods within those years, beginning after December 15, 2011. In October 2011, the FASB announced that it is considering deferring certain provisions in ASU 2011-05 related to the presentation and reclassification adjustments from other comprehensive income to net income. The adoption of ASU 2011-05 did not have an impact on the Company’s results of operations or financial position as it only impacts required disclosures. The Company did not have other comprehensive income or losses during the period January 1, 2012 to December 31, 2012 or March 7, 2011 (inception) to December 31, 2011.

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FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of Locke Lord LLP has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading "Federal Income Tax Considerations," references to "Plymouth Opportunity REIT," "we," "our" and "us" mean only Plymouth Opportunity REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Plymouth Opportunity REIT and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "constructive ownership transaction," "synthetic security" or other integrated investment;

•	"S" corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to "excess inclusion income." See "— Taxation of Plymouth Opportunity REIT — Taxable Mortgage Pools and Excess Inclusion Income." A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

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Taxation of Plymouth Opportunity REIT

We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2012. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Locke Lord LLP, acting as our tax counsel in connection with this offering, has rendered an opinion that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2012. It must be emphasized that the opinion of Locke Lord LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Locke Lord LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Locke Lord LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "— Requirements for Qualification — General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "— Failure to Qualify."

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividend distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For tax years beginning after December 31, 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%. See "— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "— Taxation of Stockholders."

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "— Prohibited Transactions" and "— Foreclosure Property" below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or REMIC), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business income tax. See "— Taxable Mortgage Pools and Excess Inclusion Income" below.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, or be deemed to distribute; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed or were deemed to distribute; and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in "— Requirements for Qualification — General."

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms’-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of our TRSs are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

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Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT

4. that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code).

7. which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. In our case, we intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2012. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in "Description of Shares — Restriction on Ownership of Shares" elsewhere in this prospectus.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under "— Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "— Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

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Effect of Subsidiary Entities

Ownership of Partnership Interests.  If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our operating partnership, all of the operating partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries.  If we own a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "— Asset Tests" and "— Income Tests."

Taxable Corporate Subsidiaries.  In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as dividend income to the extent of the taxable subsidiary’s earnings and profits. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

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Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our TRSs in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property, "rents from real property," distributions received from other REITs and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, to the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of these loans.

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Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person from the leased property. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only or which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least equal to 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "— Taxation of REITs in General," even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

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Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, other than those qualifying under the 75% test above, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% value test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% value test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure; (2) the failure is due to reasonable cause and not willful neglect; (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute "straight debt." A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (1) any loan made to an individual or an estate; (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (3) any obligation to pay rents from real property; (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (5) any security (including debt securities) issued by another REIT; and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under "— Income Tests." In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

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Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See "— Taxable Mortgage Pools and Excess Inclusion Income."

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote and value tests. See "— Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a) the sum of

(1) 90% of our "REIT taxable income," computed without regard to our net capital gains and the dividends-paid deduction, and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year within respect to certain dividends declared in October, November or December of a year and paid before the end of January of the following year and with regard to certain dividends declared before we timely file our tax return for the year and paid with or before the first regular distribution payment after such declaration. In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

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To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements (subject to the alternative minimum tax provisions of the Code). Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions."

If we should fail to distribute or be deemed to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year; (b) 95% of our REIT capital gain net income for such year; and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually or deemed distributed plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	"residual interests" in REMICs or taxable mortgage pools;

•	loans held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in "— Income Tests" and "— Asset Tests."

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

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Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we may receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS, the income from which will be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. Assuming the REIT is the holder of all of the equity is such TMP, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be non-cash accrued income, could be treated as excess inclusion income. Under recently issued Internal Revenue Service guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of "excess inclusion income" allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See "— Taxation of Stockholders." To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See "— Annual Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by Internal Revenue Service guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

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Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions.  So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "— Taxation of Plymouth Opportunity REIT — Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "— Taxation of Plymouth Opportunity REIT — Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See "— Taxation of Plymouth Opportunity REIT — Taxable Mortgage Pools and Excess Inclusion Income." As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

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Dispositions of Our Stock.  In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations.  Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare Tax on Unearned Income. For taxable years beginning after December 31, 2012, certain domestic stockholders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Tax Rates. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or the 2012 Relief Act, which, among other things, permanently extends most of the reduced rates for U.S. individuals with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The 2012 Relief Act, however, does not extend all of the reduced rates for high-income taxpayers. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rate on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rate on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013). Prospective investors are urged to consult their tax advisors regarding the effect of the new tax rates and other tax provisions in the 2012 Relief Act on an investment in our stock.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A non-U.S. holder is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

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If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends.  The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits; (2) which is not attributable to our capital gains; and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See "— Taxation of Plymouth Opportunity REIT — Taxable Mortgage Pools and Excess Inclusion Income." As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions.  Unless our stock constitutes a U.S. real property interest, or USRPI, distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions.  Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. withholding at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under "— Taxation of Foreign Stockholders — Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

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A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "— Taxation of Foreign Stockholders — Ordinary Dividends"), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock.  Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, we can give you no assurance that we are or will continue to be "domestically-controlled qualified investment entity." If our stock constitutes a USRPI and we do not constitute a domestically-controlled qualified investment entity, but our stock becomes "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our common stock will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax.  If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Accounts. After December 31, 2013, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2016, withholding at a rate of 30% will be required on gross proceeds from the sale of, the capital stock held by or through certain foreign financial institutions (including investment funds), unless any such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which the capital stock is held will affect the determination of whether such withholding is required. Similarly, after December 31, 2013, dividends in respect of, and after December 31, 2016, gross proceeds from the sale of, the capital stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our stock.

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Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that, subject to the "pension-held REIT" rules discussed below, dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See "— Taxation of Plymouth Opportunity REIT — Taxable Mortgage Pools and Excess Inclusion Income." As required by Internal Revenue Service guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

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Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in Plymouth Opportunity OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will include in our income a distributive share of Plymouth Opportunity OP’s income and to deduct our distributive share of Plymouth Opportunity OP’s losses only if Plymouth Opportunity OP is classified for federal income tax purposes as a partnership (or other flow-through entity), rather than as an association taxable as a corporation. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may typically elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Plymouth Opportunity OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though Plymouth Opportunity OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See "— Taxation of Plymouth Opportunity REIT — Income Tests" above.

Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Plymouth Opportunity OP qualifies for the Private Placement Exclusion. Moreover, even if Plymouth Opportunity OP were considered a publicly traded partnership because it failed to qualify under any of the safe harbors, we believe Plymouth Opportunity OP should not be taxed as a corporation because it is expected to be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Plymouth Opportunity OP will be classified as a partnership for federal income tax purposes. Locke Lord LLP is of the opinion, however, that based on certain factual assumptions and representations, Plymouth Opportunity OP will be taxable for federal income tax purposes as a partnership and not as an association taxable as a corporation. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Plymouth Opportunity OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Plymouth Opportunity OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Locke Lord LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

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If for any reason Plymouth Opportunity OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT. See "— Taxation of Plymouth Opportunity REIT — Income Tests" and "— Asset Tests" above. In addition, any change in Plymouth Opportunity OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Plymouth Opportunity OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Plymouth Opportunity OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Plymouth Opportunity OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. We will be required to take into account our allocable share of Plymouth Opportunity OP’s income, gains, losses, deductions and credits for any taxable year of Plymouth Opportunity OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Plymouth Opportunity OP.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Plymouth Opportunity OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties.  Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for Plymouth Opportunity OP, depreciation or amortization deductions of Plymouth Opportunity OP generally will be allocated among the partners in accordance with their respective interests in Plymouth Opportunity OP, except to the extent that Plymouth Opportunity OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Plymouth Opportunity OP than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.  The adjusted tax basis of our partnership interest in Plymouth Opportunity OP, generally is equal to: (1) the amount of cash and the basis of any other property contributed to Plymouth Opportunity OP, by us, (2) increased by (a) our allocable share of Plymouth Opportunity OP’s income and (b) our allocable share of indebtedness of Plymouth Opportunity OP, and (3) reduced, but not below zero, by (a) our allocable share of Plymouth Opportunity OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Plymouth Opportunity OP.

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If the allocation of our distributive share of Plymouth Opportunity OP’s loss would reduce the adjusted tax basis of our partnership interest in Plymouth Opportunity OP, below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Plymouth Opportunity OP, or a reduction in our share of Plymouth Opportunity OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Plymouth Opportunity OP, has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership.  Plymouth Opportunity OP, will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Plymouth Opportunity OP, acquires properties for cash, Plymouth Opportunity OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Plymouth Opportunity OP. Plymouth Opportunity OP, plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Plymouth Opportunity OP, generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Plymouth Opportunity OP, acquires properties in exchange for units of Plymouth Opportunity OP, Plymouth Opportunity OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Plymouth Opportunity OP. Although the law is not entirely clear, Plymouth Opportunity OP, generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property.  Generally, any gain realized by Plymouth Opportunity OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Plymouth Opportunity OP, upon the disposition of a property acquired by Plymouth Opportunity OP, for cash will be allocated among the partners in accordance with their respective percentage interests in Plymouth Opportunity OP.

Our share of any gain realized by Plymouth Opportunity OP, on the sale of any property held by Plymouth Opportunity OP, as inventory or other property held primarily for sale in the ordinary course of Plymouth Opportunity OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See "— Taxation of Plymouth Opportunity REIT — Income Tests" above. We, however, do not currently intend to acquire or hold or allow Plymouth Opportunity OP, to acquire or hold any property that represents inventory or other property held primarily for sale in the ordinary course of our or Plymouth Opportunity OP’s trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

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ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account, or IRA. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a benefit plan, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of "unrelated business taxable income," or UBTI, to the benefit plan (see "Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders"); and

•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

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Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the benefit plan, as well as employer sponsors of the benefit plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to an investment in a benefit plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (1) that such advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing in benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code defines the term "plan assets"; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the Plan Assets Regulation. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Plymouth Real Estate Investors, our advisor, and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by Plymouth Real Estate Investors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be "plan assets," an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Plymouth Real Estate Investors or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected" in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Plymouth Real Estate Investors and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

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Exception for "Publicly-Offered Securities."  If a benefit plan acquires "publicly-offered securities," the assets of the issuer of the securities will not be deemed to be "plan assets" under the Plan Assets Regulation. A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	"freely transferable."

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that will be registered under the Exchange Act within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is "freely transferable" depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are "freely transferable":

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the "freely transferable" requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not "freely transferable."

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute "publicly-offered securities" and, accordingly, we believe that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors.  The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by employee benefit plans, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.

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Exception for Operating Companies.  The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a "real estate operating company" or a "venture capital operating company." Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in "venture capital investments" during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a "real estate operating company," as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment, or the initial investment date, or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Assets Regulation.

Other Prohibited Transactions

Regardless of whether the shares qualify for the "publicly-offered securities" exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Plymouth Real Estate Investors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a benefit plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the benefit plan or "plan assets" or provides investment advice for a fee with respect to "plan assets." Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in the offering, we expect to provide an estimated value of our shares annually. We expect that we will engage our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in the primary offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares. Although this approach to valuing our shares will represent the most recent price at which most investors will purchase shares in an offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares because (1) there will be no public trading market for the shares at that time; (2) the estimated value will not reflect, and will not be derived from, the fair market value of our properties and other assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets, because the amount of proceeds available for investment from an offering will be net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (3) the estimated value will not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (4) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for 18 months. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. We currently expect to update the estimated value per share every 12 to 18 months thereafter.

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Following our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates may or may not be an accurate reflection of the fair market value of our investments and may or may not represent the amount of net proceeds that would result from an immediate sale of our assets. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares because there is not expected to be an active trading market for the shares; and

•	the estimated values, or the method used to establish values, may not be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or IRA requirements described above. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

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DESCRIPTION OF SHARES

Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of the date of this prospectus, 20,000 shares of our common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to:

•	Regular mail:	Plymouth Real Estate Investors Two Liberty Square, 10th Floor Boston, Massachusetts 02109

•	Overnight mail:	Plymouth Real Estate Investors Two Liberty Square, 10th Floor Boston, Massachusetts 02109

•	Telephone:	(617) 340-3814

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. A majority of our independent directors who do not have an interest in the transaction and who have access, at the company’s expense, to the company’s or independent counsel must approve any issuance of preferred stock.

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Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days after receipt of such request. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer "for" votes than "withhold" votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with Plymouth Real Estate Investors will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of Plymouth Real Estate Investors and us. Our independent directors will annually review our advisory agreement with Plymouth Real Estate Investors. While the stockholders do not have the ability to vote to replace Plymouth Real Estate Investors or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of any taxable year. In addition, at least 100 persons who are independent of us must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

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To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (1) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (a) the shares shall be deemed to have been sold on behalf of the trust and (b) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

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Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (1) net worth or income and (2) minimum purchase amounts. These standards are described above at "Suitability Standards" and "Plan of Distribution — Minimum Purchase Requirements" elsewhere in this prospectus. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

We expect to authorize and declare distributions based on daily record dates, meaning dividends will begin to accrue from the date the shares are purchased, and we expect to pay distributions on a quarterly basis. The rate will be determined by the board of directors based on our financial condition and such other factors as our board of directors deems relevant. The board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

We will only pay distributions from net operating cash flow under GAAP. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay distributions. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we may declare distributions at a rate lower than when we have made a greater number of investments. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. In addition, any fees paid to our advisor or its sub-advisors will reduce the amount of cash available for distribution to our stockholders until we generate operating cash flow sufficient to pay distributions; however, our advisor may defer the reimbursement of certain expenses and the payment of fees during such period. Our distribution policy is to only pay dividends from net operating cash flow under GAAP and not from the proceeds of this offering or from borrowings.

We are not permitted to make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the company and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those stockholders who accept such offer.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See "Federal Income Tax Considerations — Taxation of Plymouth Opportunity REIT — Annual Distribution Requirements" elsewhere in this prospectus. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

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To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately except to the extent they exceed your basis in your stock; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We will update this stockholder list at least quarterly and it will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term "business combination" includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An "interested stockholder" is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s shares or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

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Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. "Control shares" are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an "acquiring person statement" for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

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•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any "mini-tender" offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act, and provide Plymouth Opportunity REIT notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. See the "Suitability Standards" section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

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Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the distribution reinvestment plan.

The purchase price for shares purchased under the distribution reinvestment plan will initially be $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering, shares issued pursuant to our distribution reinvestment plan will be priced at the estimated value per share of our common stock, as updated from time to time and as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for 18 months. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. We currently expect to update the estimated value per share every 12 to 18 months thereafter.

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the distribution reinvestment plan. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	funding obligations under any real estate loans receivable we acquire;

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•	the acquisition or origination of assets, which would include payment of acquisition fees or origination fees to our advisor (see "Management Compensation" elsewhere in this prospectus); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares, that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See "Federal Income Tax Considerations — Taxation of Stockholders" elsewhere in this prospectus. We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Share Redemption Program

Our board of directors has adopted a share redemption program that may enable you to sell your shares of common stock to us in limited circumstances. In its sole discretion, our board of directors could choose to terminate the program or to amend its provisions without stockholder approval. Unless the shares are being redeemed in connection with a stockholder’s death, "qualifying disability" (as defined below) or "determination of incompetence" (as defined below), the prices at which we will redeem shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

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•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock that is not based on the price to acquire a share in our primary offering, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for 18 months. Following the end of the offering period, we will file with the SEC a prospectus supplement disclosing the determination of the estimated value per share. We currently expect to update the estimated value per share every 12 to 18 months thereafter and will report such estimated values to you in our annual report, our quarterly reports, or in a current report on Form 8-K, as appropriate. We will also provide information about our estimated value per share on our web site (such information may be provided by means of a link to our public filings on the SEC’s web site, http://www.sec.gov). For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

There are several limitations on our ability to redeem shares under the program:

•	Unless the shares are being redeemed in connection with a stockholder’s death, "qualifying disability" or "determination of incompetence," we may not redeem shares unless a stockholder has held the shares for one year.

•	During any calendar year, our share redemption program limits the number of shares we may redeem to those that we could purchase with the amount of the net proceeds from the sale of shares under our distribution reinvestment plan during the prior calendar year.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•	We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We will redeem shares on the last business day of each month, except that the first redemption date following our establishment of an estimated value per share (that is not based on the price to acquire a share in our primary offering) shall be no less than 10 business days after our announcement of an estimated value per share in a filing with the SEC and the redemption date shall be set forth in such filing. The program administrator must receive your written request for redemption at least five business days before the redemption date in order for us to repurchase your shares on the redemption date. If we could not repurchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (1) if a pro rata redemption would result in you owning less than half of the minimum purchase amount described under "Plan of Distribution — Minimum Purchase Requirements" elsewhere in this prospectus, then we will redeem all of your shares and (2) if a pro rata redemption would result in you owning more than half but less than all of the minimum purchase amount, then we will not redeem any shares that would reduce your holdings below the minimum purchase amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our distribution reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request on a redemption date because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption at the next redemption date funds are available for redemption unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice were received by us at least five business days before the date for redemptions.

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In several respects we would treat redemptions sought upon a stockholder’s death, "qualifying disability" or "determination of incompetence" differently from other redemptions:

•	there is no one-year holding requirement;

•	until we establish an estimated value per share, which we currently expect to be after the completion of our offering stage (as described above), the redemption price is the amount paid to acquire the shares from us; and

•	once we have established an estimated value per share, the redemption price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the redemption terms described above, (i.e. to be a "qualifying disability"), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the applicable governmental agencies. The applicable governmental agencies would be limited to the following: (a) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, those disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

In order for a determination of incompetence or incapacitation, which we refer to as a "determination of incompetence," to entitle a stockholder to the special redemption terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (1) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (2) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be redeemed. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special redemption terms. Redemption requests following a determination of incompetence must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

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In its sole discretion, our board of directors may amend, suspend or terminate the program upon 30 days’ notice, without stockholder approval. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share redemption program provides stockholders only a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to redeem their shares would have to give written notice to us by completing a redemption request form and returning it as follows:

•	Regular mail:	Plymouth Opportunity REIT, Inc. c/o Plymouth Real Estate Investors Two Liberty Square, 10th Floor Boston, Massachusetts 02109

•	Overnight mail:	Plymouth Opportunity REIT, Inc. c/o Plymouth Real Estate Investors Two Liberty Square, 10th Floor Boston, Massachusetts 02109

Redemption request forms are available by contacting your financial advisor or by calling Plymouth Real Estate Investors at (617) 340-3814.

Registrar and Transfer Agent

We have engaged ACS Securities Services to serve as the registrar and transfer agent for our common stock.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or distribution reinvestment plan election, as well as stockholder redemption requests under our share redemption program.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

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In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote "no" on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled "Description of Shares — Meetings and Special Voting Requirements;" or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

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THE OPERATING PARTNERSHIP AGREEMENT

General

Plymouth Opportunity OP was formed on March 22, 2011 to acquire, own and operate properties on our behalf. It is the operating partnership of an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Plymouth Opportunity OP, will be deemed to be assets and income of the REIT.

A property owner may generally contribute property to an UPREIT in exchange for limited partnership units on a tax-deferred basis. In addition, Plymouth Opportunity OP will be structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in may later redeem his limited partnership units in Plymouth Opportunity OP for cash or, at our option, shares of our common stock in a taxable transaction.

The partnership agreement for Plymouth Opportunity OP contains provisions that would allow, under certain circumstances, other entities, which could include other Plymouth sponsored programs, to merge into Plymouth Opportunity OP. In the event of such a merger, Plymouth Opportunity OP would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests of Plymouth Opportunity OP. As a result, any such merger ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through Plymouth Opportunity OP. We may, however, own investments directly (i.e., we may hold such investments rather than Plymouth Opportunity OP) if limited partners of Plymouth Opportunity OP that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity (provided that, until we have any limited partners that are not affiliated with us, we may provide such approval). Plymouth Opportunity REIT, is the sole general partner of Plymouth Opportunity OP and, as of March 23, 2011, owned an approximately 0.1% partnership interest in Plymouth Opportunity OP. Our subsidiary, Plymouth OP Limited, LLC, is the only limited partner and the owner of the other approximately 99.9% partnership interest in Plymouth Opportunity OP. As the general partner to our operating partnership, we have the exclusive power to manage and conduct the business of Plymouth Opportunity OP.

The following is a summary of certain provisions of the partnership agreement of Plymouth Opportunity OP. This summary is not complete and is qualified by the specific language in the partnership agreement.

Capital Contributions

As we accept subscriptions for shares, we transfer (directly or through our wholly-owned subsidiary) substantially all of the net proceeds of the offering to Plymouth Opportunity OP as a capital contribution; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Plymouth Opportunity OP is deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Plymouth Opportunity OP requires additional funds at any time in excess of capital contributions made by us, it may borrow funds from us or other lenders. In addition, we are authorized to cause Plymouth Opportunity OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Plymouth Opportunity OP.

Operations

The partnership agreement requires that Plymouth Opportunity OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that Plymouth Opportunity OP will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Plymouth Opportunity OP being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership" elsewhere in this prospectus.

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Distributions

The partnership agreement provides that Plymouth Opportunity OP will distribute cash flow as follows:

•	First, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT (and avoid the imposition of federal income and excise taxes) under the Internal Revenue Code with respect to such fiscal year;

•	Next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had each limited partner held a number of our common shares equal to the number of Plymouth Opportunity OP units that it holds;

•	Next, after the establishment of reasonable cash reserves for our expenses and obligations of Plymouth Opportunity OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had each limited partner held a number of common shares equal to the number of Plymouth Opportunity OP units that it holds; and

•	Finally, to us and the limited partners in accordance with the partners’ percentage interests in Plymouth Opportunity OP.

Similarly, the partnership agreement of Plymouth Opportunity OP provides that taxable income is generally allocated to the partners of Plymouth Opportunity OP in accordance with their relative percentage interests such that a holder of one unit of partnership interest in Plymouth Opportunity OP will be allocated taxable income for each taxable year in an amount generally equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Plymouth Opportunity OP. We are authorized to amend the partnership agreement to allocate income or loss of Plymouth Opportunity OP in a manner so as to avoid the characterization of operating income allocable to certain tax-exempt partners as "unrelated business taxable income," as defined in the Internal Revenue Code.

Upon the liquidation of Plymouth Opportunity OP, after payment of debts and obligations, any remaining assets of Plymouth Opportunity OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we might be obligated to contribute cash to Plymouth Opportunity OP up to an amount not exceeding such negative balance.

In addition to the administrative and operating costs and expenses incurred by Plymouth Opportunity OP in acquiring and operating real properties, to the extent not paid by us, Plymouth Opportunity OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Plymouth Opportunity OP. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock;

•	all costs and expenses relating to any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for our employees; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Plymouth Opportunity OP.

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Exchange Rights

The limited partners of Plymouth Opportunity OP, including Plymouth OP Limited, LLC, have the right to cause their limited partnership units to be redeemed by Plymouth Opportunity OP or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. If we list our shares of common stock on a national securities exchange, the cash value of a share of our common stock would equal the average of the daily closing price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined. If our shares of common stock are not listed, then the cash value of a share of our common stock will equal the then applicable redemption price per share in our share redemption program. In the event that there is no such applicable redemption price per share then the cash value of a share of our common stock will be determined by our management in good faith.

These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of Plymouth Opportunity OP may exercise their exchange rights at any time after one year following the date of issuance of their partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Plymouth Opportunity OP in exchange for their limited partnership units. Rather, in the event a limited partner of Plymouth Opportunity OP exercises its exchange rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of Plymouth Opportunity OP, (2) engage in any merger, consolidation or other business combination or (3) transfer the general partnership interest in Plymouth Opportunity OP (except to another of our wholly owned subsidiaries), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Plymouth Opportunity OP in return for an interest in Plymouth Opportunity OP and agrees to assume all obligations of the general partner of Plymouth Opportunity OP. We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Plymouth Opportunity OP. With certain exceptions, a limited partner may not transfer its interests in Plymouth Opportunity OP, in whole or in part, without our written consent, acting as general partner.

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PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of 250,000 shares and a maximum of 65,000,000 shares of our common stock on a "best efforts" basis through Plymouth Real Estate Capital, our dealer manager, a registered broker-dealer affiliated with our advisor. Because this is a "best efforts" offering, Plymouth Real Estate Capital must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 50,000,000 shares of common stock in our primary offering at $10.00 per share with discounts available for certain categories of purchasers as described below.

We are also offering up to 15,000,000 shares pursuant to our distribution reinvestment plan at a purchase price initially equal to $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering, shares issued pursuant to our distribution reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering upon the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities and have not done so for 18 months. For purposes of determining when our offering stage is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership. We currently expect to update the estimated value per share every 12 to 18 months thereafter. We reserve the right to reallocate the shares of our common stock we are offering between our primary offering and our distribution reinvestment plan.

We expect to sell the 50,000,000 shares offered in our primary offering over a two-year period, or by November 1, 2013. If we have not sold all of the primary offering shares within two years, we may continue the primary offering for an additional year until November 1, 2014. If we decide to continue our primary offering beyond November 1, 2013, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold 15,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond the one year registration period permitted under many states securities laws. We may terminate this offering at any time.

Plymouth Real Estate Capital

Plymouth Real Estate Capital LLC, our dealer manager, was organized in September, 2009 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Plymouth Group Real Estate LLC and its affiliates. For additional information about Plymouth Real Estate Capital, including information relating to Plymouth Real Estate Capital’s affiliation with us, please see "Management — Other Affiliates — Dealer Manager" elsewhere in this prospectus.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Plymouth Real Estate Capital will receive selling commissions of 4% of the gross offering proceeds for shares sold in our primary offering. The dealer manager will receive 1% of the gross offering proceeds as compensation for acting as the dealer manager. We will not pay any selling commissions or dealer manager fees for shares sold under our distribution reinvestment plan. We will also reimburse the dealer manager for specified out-of-pocket offering-related costs as described below.

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We expect our dealer manager to use two distribution channels to sell our shares: through its registered representatives and through third-party FINRA-registered broker-dealers, which we refer to as participating broker-dealers. Our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer. Part of our distribution strategy includes selling to investors whose contracts for investment advisory services and related brokerage services are with investment advisors that are either dually registered as broker-dealers or agree to pay for the related brokerage services on the investor’s behalf (this is commonly called a "wrap program" or "wrap fee"). In those instances where the investor has a wrap fee arrangement with its advisor, we will pay no commission to Plymouth Real Estate Capital with respect to that sale. In such case, depending upon the terms of such advisor’s contract with the investor, we may pay all or a portion of the 4% commission associated with the sale to a third-party broker-dealer (including the advisor, if dually registered as a broker-dealer). If the investor’s advisor acts only in the capacity of an investment advisor with respect to such sale and Plymouth Real Estate Capital or some other broker-dealer acts as the broker-dealer of record, then we will pay Plymouth Real Estate Capital or such other broker-dealer the 4% selling commission associated with the sale. In those cases where the investor’s contract with its advisor calls for a wrap fee, any such wrap fee payable with respect to the purchase of our common stock would be payable by the investor separately from any commission paid by us with respect to such purchase. Under no circumstances will we pay a selling commission to an investor’s advisor acting in the capacity of a registered investment advisor with respect to a sale. We will not pay more than one selling commission with respect to a sale. In those circumstances where an investor agrees with its advisor or an affiliated participating broker-dealer to reduce the amount of fees payable with respect to their purchase of shares, the net proceeds to us will not be affected by such reduction in fees. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in our shares.

In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses supported by a detailed and itemized invoice. We anticipate that any independent brokers-dealers that our dealer manager engages to assist in the selling of our shares will perform their own due diligence on the offering. In that event, those brokers-dealers would be reimbursed for bona fide, separately invoiced due diligence expenses. These expenses will be issuer costs payable by us. The expenses described below will be considered to be additional underwriting compensation.

In addition to the compensation described above, we will also reimburse the dealer manager for some of their costs in connection with the offering as described in the table below. This table sets forth the selling commissions and the dealer manager fee and the nature and estimated amount of all items viewed as additional "underwriting compensation" by FINRA, assuming we sell all of the shares offered hereby. The aggregate amount of this additional underwriting compensation will not exceed $2 million or 0.4% of gross offering proceeds. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and
Participating Broker-Dealer Compensation

Selling commissions (maximum)	$20,000,000
Dealer manager fee (maximum)	5,000,000	(1)
Expense reimbursements for retail conferences and industry conferences(2)(3)	500,000	(4)
Expense reimbursements for bona fide training and education meetings held by us(3)(5)	1,000,000	(4)
Non-itemized, non-invoiced due diligence expenses	300,000
Legal fees allocable to the dealer manager(3)	100,000	(4)
Promotional items(3)	100,000	(4)
Total	$27,000,000

___________________

(1)	A portion of the dealer manager fee will be used by the dealer manager to pay non-transaction based compensation to its employees.
(2)	These fees consist of reimbursements for attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar and travel, meals and lodging costs incurred by registered persons associated with Plymouth Real Estate Capital to attend retail conferences sponsored by participating broker-dealers, other meetings with participating broker-dealers and industry conferences.
(3)	Subject to the cap on organization and offering expenses described below, we will reimburse Plymouth Real Estate Capital for these expenses. In some cases, these payments will serve to reimburse Plymouth Real Estate Capital for amounts it has paid to participating broker-dealers for the items noted.

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(4)	Amounts shown are estimates.
(5)	These fees consist of expense reimbursements for actual costs incurred in connection with attending bona fide training and education meetings hosted by us. The expenses consist of the travel, meals and lodging of (a) representatives of participating broker-dealers and (b) registered persons associated with Plymouth Real Estate Capital.

Subject to the cap on organization and offering expenses described below, we will also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide invoiced due diligence expenses or, in certain circumstances, pay bona fide invoiced due diligence expenses directly. We estimate these expenses, which FINRA identifies as "issuer costs," will be approximately $300,000.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the dealer manager expense reimbursement (excluding reimbursement for bona fide invoiced due diligence expenses), may not exceed 10% of the gross offering proceeds of our primary offering; however total underwriting compensation in this offering will not exceed 5.4% of gross offering proceeds. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering, Plymouth Real Estate Investors has agreed to reimburse us to the extent that organization and offering expenses incurred by us exceed 15% of our gross proceeds from the primary offering (exclusive of any sales under the dividend reinvestment plan). However, we expect the total organization and offering expenses (including selling commissions and the dealer manager fee) to be approximately 6.5% of the gross offering proceeds from the primary offering, assuming we raise the maximum offering amount.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See "Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" elsewhere in this prospectus.

Volume Discounts

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares.

			Sales	Dealer
			Commissions	Manager Fee	Price per
			(Based on $10.00	(Based on $10.00	Share to
Dollar Volume Shares Purchased			Price per Share)	Price per Share)	Investor

$0	to	$99,999	4%	1%	$10.00
$100,000	to	$249,999	3%	1%	$9.90
$250,000	to	$999,999	2%	1%	$9.80
$1,000,000	to	$4,999,999	1%	1%	$9.70
$5,000,000	and above		0%	1%	$9.60

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 25,000 shares in a single transaction would result in a purchase price of $245,000 ($9.80 per share), selling commissions of $5,000 and dealer manager fees of $2,500.

To qualify for a volume discount as a result of multiple purchases of our shares you must be a "single purchaser" (as defined below), use the same participating broker-dealer and mark the "Additional Investment" space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

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To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a "single purchaser" for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a "single purchaser," that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Regardless of any reduction in any commissions, for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to our advisor and the dealer manager fee payable to Plymouth Real Estate Capital, will be calculated as though the purchaser paid $10.00 per share.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

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Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. You should make your check payable to "Plymouth Opportunity REIT, Inc." except that Ohio, Pennsylvania and Tennessee investors should follow the instructions below under "— Special Notice to Ohio, Pennsylvania and Tennessee Investors." Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. In order for Alabama investors to participate in the automatic investment program, (1) a soliciting broker-dealer must obtain updated suitability information on a quarterly basis; (2) this updated information must be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in this program until information is updated; and (4) updated information must consist of the information that an investor is required to provide under the suitability section of the subscription agreement. The automatic investment program is not available to South Carolina or Tennessee investors. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in the primary offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the distribution reinvestment plan. For a discussion of the distribution reinvestment plan, see "Description of Shares — Distribution Reinvestment Plan" elsewhere in this prospectus.

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see "— Compensation of Dealer Manager and Participating Broker-Dealers."

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the "Suitability Standards" section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

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Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under "Suitability Standards" immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Special Notice to Ohio, Pennsylvania and Tennessee Investors

Because the minimum offering of our common stock is less than $50,000,000, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. We will not sell any shares to Pennsylvania investors unless we raise a minimum of $25 million in gross offering proceeds (including sales made to residents of other jurisdictions) prior to November 1, 2013. In the event we do not raise gross offering proceeds of $25 million by November 1, 2013, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a segregated account held by the escrow agent, People’s United Bank, in trust for Pennsylvania investors’ benefit, pending release to us. Purchases by persons affiliated with us, our sponsors or our advisor will not count toward satisfaction of the Pennsylvania minimum.

157

If we have not reached this $25 million threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within ten days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within ten days of receiving that notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest. Amounts held in the segregated escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $25 million or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $25 million, Pennsylvania investors should make their checks payable to "People’s United Bank, as Escrow Agent for Plymouth Opportunity REIT, Inc." Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to "Plymouth Opportunity REIT, Inc."

In addition, we will not sell any shares to Tennessee investors unless we raise a minimum of $10 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Tennessee investors will be placed in a segregated account held by the escrow agent, People’s United Bank, in trust for Tennessee subscribers’ benefit, pending release to us. In the event we do not raise gross offering proceeds of $10 million by November 1, 2013, we will promptly return all funds held in escrow for the benefit of Tennessee investors. Purchases by persons affiliated with us, our sponsors or our advisor will not count toward the Tennessee minimum. Until we have raised $10 million, Tennessee investors should make their checks payable to "People’s United Bank, as Escrow Agent for Plymouth Opportunity REIT, Inc." Once we have reached the Tennessee minimum, Tennessee investors should make their checks payable to "Plymouth Opportunity REIT, Inc."

We will also not sell any shares to Ohio investors unless we raise a minimum of $20 million in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by Ohio investors will be placed in a segregated account held by the escrow agent, People’s United Bank, in trust for Ohio subscribers’ benefit, pending release to us. Purchases by persons affiliated with us, our sponsors or our advisor will not count toward the Ohio minimum. Until we have raised $20 million, Ohio investors should make their checks payable to "People’s United Bank, as Escrow Agent for Plymouth Opportunity REIT, Inc." Once we have reached the Ohio minimum, Ohio investors should make their checks payable to "Plymouth Opportunity REIT, Inc."

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts

If you would like to purchase shares through an IRA account, Community National Bank has agreed to act as IRA custodian for purchasers of our common stock as described below; however, we do not require that you use this IRA custodian.

If you would like to establish a new IRA account with Community National Bank for an investment in our shares, we will pay the fees related to the establishment of the investor account with Community National Bank and the first calendar year base fee. Investors will be responsible for the annual IRA maintenance fees charged by Community National Bank.

Further information about custodial services is available through your broker or through our dealer manager at www.plymouthrealestatecapital.com.

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SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	meet the minimum income and net worth standards set forth under "Suitability Standards" immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares; and

•	the tax consequences of your investment.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

159

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Locke Lord LLP, Dallas, Texas has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption "Federal Income Tax Considerations" and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements Plymouth Opportunity REIT, Inc. appearing in Plymouth Opportunity REIT’s Form 10-K for the year ended December 31, 2012, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference in this prospectus on our website at www.plymouthreit.com. There is additional information about us and our affiliates on our website, but unless specifically incorporated by reference herein as described in the paragraphs below the consent of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-173048), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on April 15, 2013;

Current Report on Form 8-K filed with the SEC on April 25, 2013; and

Form 10-K/A for the fiscal year ended December 31, 2012 filed with the SEC on April 29, 2013.

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We hereby undertake to provide without charge to each person, including any beneficial owner, to whole a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (or incorporated into the documents that this prospectus incorporates by reference). To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Plymouth Real Estate Capital LLC

Two Liberty Square, 10th Floor

Boston, Massachusetts 02109

Telephone: (617)340-3814

Fax: (617) 379-2404

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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 PLYMOUTH OPPORTUNITY REIT, INC.

SUBSCRIPTION AGREEMENT

1.  YOUR INITIAL INVESTMENT All subscription payments (other than those from Ohio, Pennsylvania and Tennessee residents) will be made payable to us. We will not sell any shares to Ohio, Pennsylvania or Tennessee residents unless we sell a minimum of $20 million, $25 million and $10 million of shares of our common stock, respectively, to all investors pursuant to this offering by November 1, 2013. Pending a satisfaction of this condition, all subscription payments from Ohio, Pennsylvania or Tennessee residents will be placed in an account held by the escrow agent, People’s United Bank, in trust for subscribers’ benefit, pending release to us. Funds in escrow will be invested in short-term investments that mature on or before November 1, 2013, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Make all checks payable as described in the foregoing instructions.

Investment Amount $ .	Brokerage Account Number.
(If applicable)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐	CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

2.	FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership

             Individual

           Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)

           Tenants in Common

           TOD — Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.plymouthrealestatecapital.com/)

         Uniform Gift/Transfer to Minors (UGMA/UTMA)

Under the UGMA/UTMA of the State of

           Pension or other Retirement Plan (Include Plan Documents)

           Trust (Include title and signature pages of Trust Documents)

           Corporation or Partnership (Include Corporate Resolution or Partnership Agreement, as applicable)

           Other           (Include title and signature pages)

Third Party Administered Custodial Plan

(new IRA accounts will require an
additional application)
☐ IRA ☐ ROTH/IRA
☐ SEP/IRA ☐ SIMPLE
☐ OTHER

Name of Custodian

Mailing Address

City, State Zip

Custodian Information (To be
completed by Custodian above)

Custodian Tax ID #

Custodian Account #

Custodian Phone
A-1

3.  INVESTOR INFORMATION (Please print name(s) in which Shares are to be registered.)

A. Individual/Trust/Beneficial Owner

First Name:	Middle Name:

Last Name:	Tax ID or SS#:

Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy)  /  /      If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:	U.S. Driver’s License Number (if available):	State of Issue:

Email Address:

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

B. Joint Owner/Co-Trustee/Minor

First Name:	Middle Name:

Last Name:	Tax ID or SS#:

Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy)   /  /      If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:

C. Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address:

City:          State:          Zip:

D. Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B) Date of Trust:  /  /

Entity Name/Title of Trust:     Tax ID Number:

E. Government ID Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth:

City ________________  State/Providence ____________________ Country __________________

A-2

Immigration Status: Permanent resident ☐  Non-permanent resident ☐  Non-resident ☐

Check which type of document you are providing:

☐  US Driver’s License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐  Employment Authorization Document

☐  Passport without U.S. Visa Bank Name (required):          Account No. (required):

☐  Foreign national identity documents Bank address (required):          Phone No. required:

Number for the document checked above and country of issuance:

F. Employer: Retired:  ☐

4.	DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions.

By electing to participate in the Distribution Reinvestment Plan you agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make other investor representations or warranties set forth in the current prospectus or this Subscription Agreement, you will promptly notify the reinvestment agent, which is currently us, in writing of that fact, at the below address.

Plymouth Opportunity REIT, Inc.
Two Liberty Square, 10th Floor
Boston, Massachusetts 02109

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for Shares of Plymouth Opportunity REIT, Inc. and elect the distribution option indicated below:

A.            Reinvest/Distribution Reinvestment Plan (see the final prospectus for details)

B.            Mail Check to the address of record

C.            Credit Distribution to my IRA or Other Custodian Account

D.            Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Plymouth Opportunity REIT, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Plymouth Opportunity REIT, Inc. in writing to cancel it. If Plymouth Opportunity REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

Name/Entity Name/Financial Institution:

Mailing Address:           City:           State:           Zip:

Account Number:           Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number:           Checking Acct:           Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*	The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature ___________________________________        Signature _____________________________________

A-3

5.	ELECTRONIC DELIVERY

☐	Check the box if you consent to the electronic delivery of documents including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address in Section 3 is required. Please carefully read the following representations before consenting to receive documents electronically. By checking this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Plymouth Opportunity REIT, Inc. a paper copy of any documents delivered electronically by calling Plymouth Real Estate Capital, LLC at (617) 340-3814 from 9:00 am to 5:00 pm EST Monday-Friday.

(d) I understand that if the e-mail notification is returned to Plymouth Opportunity REIT, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Plymouth Opportunity REIT, Inc. is unable to obtain a valid e-mail address for me, Plymouth Opportunity REIT, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Plymouth Real Estate Capital, LLC at (617) 340-3814 from 9:00 am to 5:00 pm EST Monday-Friday.

6.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

BROKER DEALER	Financial Advisor Name/RIA
Advisor Mailing Address
City	Zip
Advisor No.	Telephone No.
Email Address	Fax No.
Broker Dealer CRD Number	Financial Advisor CRD Number, if applicable

☐	AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer. Check this box to indicate whether submission is made through the RIA in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services.

I acknowledge that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

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The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and /or RIA Signature:     Date:

7.	SUBSCRIBER SIGNATURES

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to Plymouth Opportunity REIT, Inc.) I/we have a gross income due in the current year of at least $70,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Owner	Co-Owner	b) KANSAS INVESTORS: I/We understand and acknowledge that the Office of the Securities Commissioner of the State of Kansas recommends that I/we should not invest, in the aggregate, more than 10% of my/our liquid net worth in shares of Plymouth Opportunity REIT, Inc. stock and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	c) I/We have received the final prospectus of Plymouth Opportunity REIT, Inc.

Owner	Co-Owner	d) I/We am/are purchasing shares for my/our own account.

Owner	Co-Owner	e) I/We acknowledge that shares are not liquid.

Owner	Co-Owner	f) If an affiliate of Plymouth Opportunity REIT, Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

Owner	Co-Owner	g) If an Alabama investor, I/we have met the suitability requirements in a) above and I/we have a liquid net worth of at least ten times the amount of my/our investment in Plymouth Opportunity REIT, Inc. and other similar programs.

Owner Signature:             Date:

Co-Owner Signature:          Date:

Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee):          Date:

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR

SUBSCRIBERS WHO PURCHASE SHARES

Several states have established suitability requirements that are more stringent than the general standards for all investors described below. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

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General Standards for all Investors

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

•	Kentucky — Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

•	Massachusetts, Pennsylvania and Oregon — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Pennsylvania or Oregon resident’s net worth.

•	Iowa and Nebraska — Investors must have either (a) a minimum net worth of at least $350,000 (exclusive of home, auto and home furnishings) or (b) a minimum annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and home furnishings). The maximum investment in the issuer and its affiliates cannot exceed 10% of the resident’s net worth.

•	Michigan — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The maximum investment in the issuer and its affiliates cannot exceed 10% of the Michigan resident’s net worth.

•	Tennessee — In addition to the suitability requirements described above, investors’ maximum investment in our shares and our affiliates shall not exceed 10% of the resident’s net worth.

•	Kansas, Idaho and Maine — In addition to the suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	Missouri — In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

•	Ohio — In addition to the suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in our shares and securities of other non-traded real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of homes, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	California and Oklahoma — In addition to the suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

•	Alabama and Mississippi — In addition to the suitability standards above, shares will only be sold to Alabama and Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.

•	North Dakota — Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and our affiliates and that they meet one of the established suitability standards.

•	Ohio — The minimum aggregate closing amount for Ohio investors is $20,000,000.

•	Pennsylvania — Because the minimum offering of our common stock is less than $50,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $25,000,000.

•	Tennessee — The minimum aggregate closing amount for Tennessee investors is $10,000,000.

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WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester. — Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this Type of Account:	Give the SSN of:

An individual’s account	The individual
Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee(1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
Sole proprietorship or single-owner LLC	The owner(3)

For this Type of Account:	Give the EIN of:

Sole proprietorship or single-owner LLC	The owner(3)
A valid trust, estate, or pension trust	The legal entity(4)
Corporate or LLC electing corporate status on Form 8832	The corporation
Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
Partnership or multi-member LLC	The partnership or LLC
Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
A broker or registered nominee	The broker or nominee

__________

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

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Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

•	An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding.

Check the "Exempt TIN" box in Part 4 of the attached Substitute Form W-9, furnish your TIN, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7.	SUBSTITUTE W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the guidelines below for instructions on how to fill out the Substitute W-9.

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SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number ("TIN")	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social security number OR Employer Identification Number

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)  I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)  I am a U.S. person (including a U.S. resident alien)

Part 3 — Awaiting TIN ☐ Part 4 — Exempt TIN ☐

CERTIFICATION INSTRUCTIONS — YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4.
SIGNATURE:		DATE:

Name (Please Print):

Address (Please Print):

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.

SIGNATURE: ______________________________

Date: ____________________________________

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APPENDIX B

DISTRIBUTION REINVESTMENT PLAN
PLYMOUTH OPPORTUNITY REIT, INC.
EFFECTIVE AS OF NOVEMBER 1, 2011

Plymouth Opportunity REIT, Inc., a Maryland corporation (the "Company"), has adopted this Distribution Reinvestment Plan (the "Plan"), to be administered by the Company, Plymouth Real Estate Capital, LLC (the "Dealer Manager") or an unaffiliated third party (the "Administrator") as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an "Affiliated Program"), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than "Excluded Distributions" as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively "Securities") owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the "Distributions"). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term "Excluded Distributions" shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a "Distribution Period") the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

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(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s charter. For purposes of this Plan, "Ownership Limit" shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate outstanding shares of stock of the Company and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the shares of stock of the Company.

4. Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Affiliated Programs.  After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated November 1, 2011 (the "Initial Offering"), the Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a "Participant." If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Affiliated Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(b) a registration statement covering the interests in the Affiliated Program has been declared effective under the Securities Act;

(c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(d) the Participant executes the subscription agreement included with the prospectus for the Affiliated Program; and

(e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Affiliated Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

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10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to; Suspension or Termination of the Plan.

(a) Except for Section 9(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Plymouth Opportunity OP, LP.  For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Plymouth Opportunity OP, LP (the "Partnership"), "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and "Distribution," when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Plymouth Real Estate Capital, LLC, Two Liberty Square, 10th Floor, Boston, Massachusetts 02109, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

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65,000,000 Shares

PLYMOUTH OPPORTUNITY REIT, INC.

Common Stock

________________

PROSPECTUS

________________

May 1, 2013

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the registration of the common stock offered hereby.

SEC registration fee	$74,595
FINRA fee	64,750
Printing and engraving expenses	1,500,000
Legal fees and expenses	2,300,000
Accounting fees and expenses	250,000
Transfer agent and escrow fees	$225,000
Advertising and sales literature	$275,000
Blue Sky filing fees and expenses	125,000
Miscellaneous	685,655

Total	$5,500,000

All expenses in connection with the issuance and distribution of the securities being offered shall be borne by the registrant, other than dealer-manager discounts and selling commissions, if any.

Item 32.	Sales to Special Parties

Not applicable.

Item 33.	Recent Sales of Unregistered Securities

On March 11, 2011, we sold 20,000 of our shares of common stock for $10 per share to Plymouth Group Real Estate LLC, as part of the formation and initial capitalization of the Company. This formation transaction was exempt from the registration requirements of the United States securities laws pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 34.	Indemnification of Directors and Officers

Our articles of incorporation and bylaws provide for the indemnification of our directors and officers. Our agents may be indemnified to such extent as is authorized by our articles of incorporation, board of directors or our bylaws. Our articles of incorporation provide that indemnification of directors, officers, employees and agents against certain judgments, penalties, fines, settlements and reasonable expenses that any such person actually incurs in connection with any proceeding to which such person may be made a party by reason of serving in such positions, shall not be provided, unless all of the following conditions are met:

•	the indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of Plymouth Opportunity REIT; and

•	the Indemnitee was acting on behalf of or performing services for Plymouth Opportunity REIT.

•	Such liability or loss was not the result of:

•	negligence or misconduct, in the case that the indemnitee is a director (other than an independent director), officer, advisor or an affiliate of the advisor; or

•	gross negligence or willful misconduct, in the case that the indemnitee is an independent director.

•	Such indemnification or agreement to hold harmless is recoverable only out of Plymouth Opportunity REIT’s net assets and not from the stockholder of Plymouth Opportunity REIT.

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Our advisory agreement with our advisor also provides that indemnification of our advisor and its officers, managers, employees and some of its affiliates shall not be provided unless the foregoing conditions are met.

In addition, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Plymouth Opportunity REIT’s securities were offered or sold as to indemnification for violations of securities laws.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded our directors and officers by our articles of incorporation, it provides greater assurance to our directors and officers and such other persons that indemnification will be available because, as a contract, it may not be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing summaries are necessarily subject to the complete text of the MGCL, our articles of incorporation and bylaws, and the indemnification agreements entered into between us and each of our directors and officers and are qualified in their entirety by reference thereto.

Item 35.	Treatment of Proceeds from Stock Being Registered

None of the proceeds of the offering will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statement Schedules

The following financial statement is included in this registration statement:

•	The consolidated balance sheet of the Company as of June 30, 2011 and March 16, 2011, included in the prospectus dated November 1, 2011.

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The following financial statements are incorporated into the registration statement by reference:

•	The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 28, 2012.

(b)	Exhibits
1.1	Dealer-Manager Agreement, incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2012.
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (333-173048), filed on October 27, 2011.
3.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (333-173048), filed on October 27, 2011.
4.1	Agreement of Limited Partnership, incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2012.
4.2	Share Redemption Program, incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-11 (333-173048), filed on March 24, 2011.
4.3	Escrow Agreement, incorporated by reference to Exhibit 4.3 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (333-173048), filed on August 8, 2011.
5.1	Opinion of Locke Lord LLP regarding the validity of the securities being registered, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (333-173048), filed on October 31, 2011.
8.1	Opinion of Locke Lord LLP regarding tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (333-173048), filed on October 31, 2011.
10.1	Advisory Agreement, incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2011.
10.2	Sub-Advisory Agreement with Haley Real Estate Group, LLC, incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (333-173048), filed on August 8, 2011.
10.3	Sub-Advisory Agreement with Oxford Capital Group, LLC, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (333-173048), filed on August 8, 2011.
21.1	List of Subsidiaries, incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2011.
23.1	Consent of Locke Lord LLP (included in Exhibit 5.1 and Exhibit 8.1)
23.2	Consent of KPMG LLP*
24.1	Power of Attorney (included in the Signature Page)

________________

*	Filed herewith.

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Item 37.     Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant undertakes: (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

The registrant undertakes to provide to the stockholders the financial statement required by Form 10-K for the first full year of operations of the registrant.

(7) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Registrant and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

(8) The undersigned registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued, to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 6 to Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on November 15, 2013.

PLYMOUTH OPPORTUNITY REIT, INC.

By: /s/Jeffrey Witherell

Name: Jeffrey Witherell

Title: Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Jeffrey Witherell and Pendleton White, Jr. and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all pre- or post-effective amendments to this registration statement, and to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the foregoing, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other authorities as he deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or such substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Witherell	Chairman of the Board,	November 15 , 20133
Jeffrey Witherell	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Donna Brownell	Chief Operating Officer	November 15 , 2013
Donna Brownell	(Principal Financial and Accounting Officer)

/s/ Pendleton White, Jr.	President, Chief Investment Officer	November 15 , 2013
Pendleton White, Jr.	and Director

/s/ Philip S. Cottone	Independent Director	November 15 , 2013
Philip S. Cottone

/s/ Richard J. DeAgazio	Independent Director	November 15 , 2013
Richard J. DeAgazio

/s/ David G. Gaw	Independent Director	November 15 , 2013
David G. Gaw

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EXHIBIT INDEX

Exhibit No.

1.1	Dealer-Manager Agreement, incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2012.
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (333-173048), filed on October 27, 2011.
3.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (333-173048), filed on October 27, 2011.
4.1	Agreement of Limited Partnership, incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2012.
4.2	Share Redemption Program, incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-11 (333-173048), filed on March 24, 2011.
4.3	Escrow Agreement, incorporated by reference to Exhibit 4.3 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (333-173048), filed on August 8, 2011.
5.1	Opinion of Locke Lord LLP regarding the validity of the securities being registered, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (333-173048), filed on October 31, 2011.
8.1	Opinion of Locke Lord LLP regarding tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11 (333-173048), filed on October 31, 2011.
10.1	Advisory Agreement, incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2011.
10.2	Sub-Advisory Agreement with Haley Real Estate Group, LLC, incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (333-173048), filed on August 8, 2011.
10.3	Sub-Advisory Agreement with Oxford Capital Group, LLC, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (333-173048), filed on August 8, 2011.
21.1	List of Subsidiaries, incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 28, 2011.
23.1	Consent of Locke Lord LLP (included in Exhibit 5.1 and Exhibit 8.1)
23.2	Consent of KPMG LLP*
24.1	Power of Attorney (included in the Signature Page)

_________________

*	Filed herewith.

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